Exhibit 99.1

Exhibit 99.1

Sands China Ltd.

2011 Annual Report

CONTENTS

1. Overview 2

1.1 Financial Highlights 2

1.2 Highlights of 2011 3

1.3 Chairman’s Statement 8

1.4 Directors and Senior Management 10

1.5 Business Overview 15

1.6 Our Properties 19

2. Management Discussion and Analysis 25

3. Stakeholder Information 35

3.1 Our Shareholders 35

3.2 Our Lenders 36

3.3 Our Customers 37

3.4 Our Employees 38

3.5 Our Commitment to the Community 42

3.6 Preserving Our Environment 46

Sands China Ltd. I Annual Report 2011

4. Corporate Governance Report 49

4.1 Chairman’s Introduction 49

4.2 The Code and Good Governance 50

4.3 The Board 51

4.4 Key Roles 54

4.5 Activity 55

4.6 The Committees 56

4.7 Risk and Internal Control 60

4.8 Shareholders 61

Compliance Disclosures and Other

4.9 61

Matters

4.10 Directors’ Report 63

5. Financial Statements 81

5.1 Independent Auditor’s Report 81

5.2 Financial Statements 83

Notes to the Consolidated Financial

5.3 90

Statements

5.4 Financial Summary 175

6. Corporate Information 176

7. Contact Us 177

8. Glossary 178

2 Sands China Ltd.

1. OVERVIEW

INTRODUCTION

Sands China operates the largest collection of integrated resorts in Macao. On December 31, 2011 we had 3,554 hotel rooms and suites, 74 restaurants, 1.2 million square feet of retail, 1.2 million square feet of meeting space, two permanent theaters, a 15,000-seat arena and the world’s largest casino. On April 11, 2012 we opened the first phase of Sands Cotai Central, adding 1,860 hotel rooms, 14 restaurants, 51,000 square feet of retail and 126,000 square feet of ballroom and meeting space and a 171,000 square foot casino to our portfolio. With the opening of the additional phases of Sands Cotai Central, along with our planned integrated resort projects on Cotai, Sands China is uniquely positioned to be a major driver of Macao’s economic diversification for years to come.

1.1 FINANCIAL HIGHLIGHTS

• Net revenues were US$4,880.8 million (HK$37,914.1 million) for the year ended December 31, 2011, an increase of

US$738.5 million (HK$5,677.1 million), or 17.8%, compared to US$4,142.3 million (HK$32,237.0 million) for the year ended December 31, 2010.

• Operating expenses were US$3,678.5 million (HK$28,574.6 million) for the year ended December 31, 2011, an increase of US$321.9 million (HK$2,452.2 million), or 9.6%, compared to US$3,356.6 million (HK$26,122.4 million) for the year ended December 31, 2010.

• Adjusted EBITDA for the year ended December 31, 2011 was US$1,576.0 million (HK$12,242.4 million), an increase of

US$359.8 million (HK$2,777.4 million), or 29.6%, compared to US$1,216.2 million (HK$9,465.0 million) for the year ended December 31, 2010.

• Profit for the year ended December 31, 2011 was US$1,133.1 million (HK$8,801.9 million), an increase of US$466.6 million (HK$3,614.9 million), or 70.0% compared to US$666.5 million (HK$5,187.0 million) for the year ended December

31, 2010.

Note: The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7680 (2010: US$1.00 to HK$7.7824) for the

purposes of illustration only.

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1. OVERVIEW

1.2 HIGHLIGHTS OF 2011

Business

- Sands Rewards Club increased its membership to 1.3 million members and is now recognized as one of the leading rewards clubs in Asia.
- Our CotaiJet services carried 6.3 million passengers in 2011 — an average of 17,200 per day. We provided an average of approximately 44 daily round trip sailings in 2011.
- We launched international roadshows and trade shows that visited 11 cities in Asia including Mumbai, Ahmedabad and Delhi in India, Guangzhou and Shanghai in Mainland China, Tokyo and Osaka in Japan, Seoul in Korea, Jakarta in Indonesia, Taipei in Taiwan and Hong Kong to bring our product offerings of the Sands Macao, The Venetian Macao and The Plaza Macao to life around the world. Guests were from both leisure and MICE segments and each of the events featured live entertainment from The Venetian Macao's Streetmosphere, our troupe of street performers and entertainers.
- Ice World was held in the CotaiExpo from May to October 2011. This was one of the largest indoor ice exhibits ever created. With over 40 Harbin ice artists chainsawing, shovelling and cutting their way through mammoth chunks of ice, this event attracted over 229,000 guests from different regions.
- Sands China launched its Duty Free Shopping campaign and printed guide book in Mainland China, with distribution in excess of 600,000 copies and readership estimated at over 3 million prospective customers in Southern China.
- The Venetian Macao hosted 470 MICE events during 2011 in CotaiExpo, drawing 993,000 participants and exhibitors.
- The Company hosted 29 live international entertainment events during 2011 and the CotaiArena™ recorded the highest ticket sales and receipts since its opening in 2007.


Net Revenues
(US$Million)
17.8% increase
$4,142
$4,881
2010
2011
Net Revenues


Adjusted EBITDA
(US$Million)
29.4%
32.3%
29.6% increase
$1,216
$1,576
2010
2011
Adjusted EBITDA
Adjusted EBITDA as a % of Net Revenues


Profit
(US$Million)
16.1%
23.2%
70.0% increase
$666
$1,133
2010
2011
Profit
Profit as a % of Net Revenues

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4 Sands China Ltd.

1. OVERVIEW

Attendance

Sands China’s properties are among the most visited destinations in Macao, attracting families, business visitors and entertainment seekers from around the world. More than 30% of our hotel guests are families with children and business travelers attending corporate meetings, conventions, and exhibitions.

In 2011, all three of our properties, The Venetian Macao, Sands Macao and The Plaza Macao, attracted a combined total of 37.9 million visitors (2010: 36.4 million) or approximately 104,000 visitors per day.

Entertainment

Entertainment is at the heart of our business. Since opening in 2007, our 15,000-seat CotaiArena has established itself as one of the top live-entertainment venues in Southern China. It is the only venue in Asia ranked in Pollstar’s Top 100 Arena Venues worldwide, based on ticket sales. The live entertainment program at our properties, from concerts to sporting events to awards ceremonies, is a key traffic and revenue driver, and has established the Company as the leader in the field of tourism and leisure activities.

The diversity of entertainment offered by the Company sets it apart from other gaming destinations. Our entertainment offering includes lounge acts, dancers, singers, gondoliers and street performers, all of whom contribute to the overall customer experience at our properties.

The CotaiArena, Venetian Ballrooms, Sands Theater and Poolside venues hosted a total of 29 different live entertainment events over 33 event days in 2011. Taken together, these events attracted a total of 183,019 visitors. The CotaiArena hosted major entertainment events during the year including concerts by top Asian stars such as Jacky Cheung, Sammi Cheng and Rain, and an NBA Legends pro basketball exhibition.

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1. OVERVIEW

Meetings, Incentives, Conventions & Exhibitions

As at December 31, 2011, Sands China’s properties boasted over 1.2 million square feet of MICE space specifically designed to meet the needs of meeting planners, corporate event and trade show organizers from around the world. The CotaiExpo is one of the largest exhibition centers in Asia and has hosted some of the region’s biggest trade shows. Our experience and expertise in this industry continues to drive business and leisure tourism to Macao.

With the opening of phase I of Sands Cotai Central on April 11, 2012, our meeting and convention capabilities have begun to expand dramatically and we are proud to provide the same guaranteed expertise and service in our new facilities that has made CotaiExpo the region’s MICE leader. With hotel brands Conrad and Holiday Inn, MICE organizers now have an expanded selection of accommodation choices to meet a wider demographic of event attendees.

The Venetian Macao attracted 993,000 participants and exhibitors to Macao for MICE events throughout the year. This compares to a 2010 figure of 573,000 participants and visitors, a 73% increase year over year. This represents 890,000 visitors attending our 46 exhibitions and trade shows and 103,000 conference and corporate visitors attending 470 meeting and incentive events.

CotaiExpo continues to host some of the region’s biggest trade shows and events. It remains one of the largest exhibition centers in Asia and our experience and expertise continues to drive business and leisure tourism to Macao.

Particular highlights during the year were:

• The Venetian Macao sponsored Top Marques Macau and its debut was a resounding success, with over 12,500 visitors. This was the first time the ultra-exclusive exotic supercar and luxury show was held outside its home base of Monaco.

• More than 229,000 people over a four-month period visited Ice World, a popular attraction that brought the winter wonderland of ice sculptures of the world-famous Harbin Ice Festival to The Venetian Macao. 18,000 square feet of space at CotaiExpo was kept at -15 degrees Celsius for the duration of the event.

• The 2011 China International Auto Expo was the largest single show hosted at The Venetian Macao since its opening, welcoming 145,000 guests over just three days.

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6 Sands China Ltd.

1. OVERVIEW

Groups that came back to CotaiExpo in 2011 include:

• The Macao International Environmental Co-operation Forum & Exhibition (MIECF), organized annually by the Macao SAR Government, the Macao Trade and Investment Promotion Institute (IPIM) and the Environment Council, once again attracted over 8,000 delegates from around the world to The Venetian Macao.

• 6th Asian Hairdresser Festival

• Global Gaming Expo Asia (G2E Asia) 2011

• Herbalife China

• 16th Macao International Trade & Investment Fair (MIF): 95,000 visitors, an increase in attendance of more than 18% over 2010.

Other notable events held throughout 2011 include:

• 4th Computer & Digital Product Expo: over 71,000 attendees

• 4th International Ani Com

• 4th Macau International Tourism & World heritage Travel Expo

• 2011 Macau Winter Real Estate Fair

• Youth Career Expo 2011

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1. OVERVIEW

Awards

Sands China’s properties, and in particular The Venetian Macao, continue to set the standard in customer service, MICE, business, and leisure travel. Since the opening of The Venetian Macao in 2007, we have received prestigious awards for being Asia’s leading integrated resort for business and leisure tourism as well as for our commitment to environmental practices. Awards given to our properties in 2011 include:

The Venetian Macao

• Hurun Presidential Awards

Best Presidential Suite of Macau — Most Elegant

• TravelWeekly China — China Travel & Meetings Industry Awards Five-Star Hotel of the Year award

• Smart Travel Asia, Best In Travel 2011 Top 25 Leisure Hotels & Resorts in Asia

• TTG China Travel Awards 2011

Best Meetings & Conventions Hotel in Macau

• Macao Environmental Protection Bureau Green Hotel Award

Sands Macao

• Macao Environmental Protection Bureau Green Hotel Award

• Asia Tatler

Copa Steakhouse & Golden Court — Hong Kong & Macau’s Best Restaurants

The Plaza Macao

• Michelin Guide Hong Kong Macau 2011 Zi Yat Heen — Two Michelin-starred restaurant

• Travel + Leisure China

China’s Top 100 Hotels in 2011

Annual Report 2011

1.3 CHAIRMAN’S STATEMENT

8 Sands China Ltd.

Sands China’s profit for the year ended December 31, 2011 was US$1,133.1 million, up from US$666.5 million in 2010, a dramatic increase of 70.0%.

Dear Shareholders

On behalf of the Board of Directors of Sands China Ltd. (“Sands China” or the “Company”), I am pleased to report to you at the conclusion of another very successful year. In the year 2011, our second year as a company listed on the Main Board of The Stock Exchange of Hong Kong Limited, we achieved many important financial and operating objectives. Our business once again realized strong revenue, cash flow and earnings growth during the year and delivered significantly enhanced equity market value for you, our shareholders. The strong balance sheet, cash flows and financial performance of the Company allowed the Board of Directors to declare on January 31, 2012 an interim dividend of HK$0.58 per share and to recommend on April 20, 2012 a final dividend of HK$0.58 per share, which is subject to approval by Shareholders in the forthcoming Annual General Meeting.

Importantly, the benefits of our Integrated Resort business model extend far beyond our own financial success. The Company’s properties and service offerings continue to enhance Macao’s appeal as a business and leisure tourism destination, help diversify Macao’s economy, and provide meaningful employment opportunities for the residents of Macao. While we are pleased to have again delivered record financial and operating results for the year, we are equally pleased to have been able to contribute to Macao’s success in achieving its objectives of growing its business and leisure tourism industry, diversifying its economy and providing employment opportunities for the residents of Macao.

Our Macao properties — Sands Macao, The Venetian Macao and the Four Seasons Hotel Macao and the Plaza Casino — all generated strong growth in revenue, operating income and profit attributable to Sands China shareholders. This was achieved through higher gaming volumes across our property portfolio, coupled with growth in non-gaming revenue from our hotel, retail, mall and convention businesses, each of which are critical components of our Integrated Resort business model. As a result, our adjusted property EBITDA reached a record US$434.2 million with adjusted property EBITDA margin reaching a market leading 33.5% in the fourth quarter of 2011.

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1.3 CHAIRMAN’S STATEMENT

In April this year, we opened the first phase of Sands Cotai Central, our latest development on the Cotai Strip and the largest Integrated Resort development in the Company’s history. Sands Cotai Central will add substantial scale to the Cotai Strip and will include the introduction of 5,800 additional hotel rooms, as well as meaningful entertainment, retail and meeting and convention capacity. Visitation to Macao increased to over 28 million people in 2011 compared to 25 million in 2010, and just 12 million in 2003 — the year before we opened the Sands Macao. We are proud to have contributed to that increasing visitation to Macao, and I am confident that the introduction of the additional non-gaming offerings at Sands Cotai Central on the Cotai Strip will be an important contributor to Macao’s future success in achieving its full potential as an international leisure and business destination.

Our business strategy remains straightforward: complete the successful execution of our Cotai Strip developments and leverage our Integrated Resort business model to become, in terms of business and leisure destinations, a World Leader. We are extremely proud of the contributions that our Sands China management and team members have made during the year.

We look forward to further reporting to our shareholders at the Annual General Meeting on the effective management of the Company’s business and assets and upon the continued delivery of value to you and other stakeholders.

I thank you again for the confidence that you have placed in us.

Sheldon G. Adelson

Chairman of the Board

Hong Kong, April 20, 2012

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10 Sands China Ltd.



1.4 DIRECTORS AND SENIOR MANAGEMENT

DIRECTORS

Our Board of Directors consists of ten Directors (and one Alternate Director), three of whom are Independent Non-Executive Directors. The following table sets forth certain information concerning our Directors:

Name	Age	Title
Sheldon Gary Adelson	78	Chairman and Non-Executive Director
Edward Matthew Tracy	59	Executive Director
Toh Hup Hock	46	Executive Director
Michael Alan Leven	74	Non-Executive Director
Irwin Abe Siegel	71	Non-Executive Director
Jeffrey Howard Schwartz	52	Non-Executive Director
Lau Wong, William	68	Non-Executive Director
Iain Ferguson Bruce	71	Independent Non-Executive Director
David Muir Turnbull	57	Independent Non-Executive Director
Chiang Yun	44	Independent Non-Executive Director
David Alec Andrew Fleming	65	Alternate Director to Mr. Michael Alan Leven

Chairman and Non-Executive Director

Sheldon Gary Adelson, aged 78, is the Chairman of our Board, a Non-Executive Director and the Chairman of the Nomination Committee. Mr. Adelson has been the Chairman of the board of LVS, Chief Executive Officer and a director of LVS since August 2004. Mr. Adelson has been the Chairman of the board, Chief Executive Officer and a director of Las Vegas Sands, LLC (or its predecessor) since April 1988, when Las Vegas Sands, LLC was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has extensive experience in the convention, trade show and tour and travel businesses. Mr. Adelson also has investments in other business enterprises. Mr. Adelson created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world's largest computer show in the 1990s. COMDEX was sold to Softbank Corporation in April 1995. Mr. Adelson also created and developed the Sands Expo Center, which he grew into one of the largest privately owned convention and trade show destinations in the United States, before transferring it to LVS in July 2004. He has been President and Chairman of the board of Interface Group Holding Company, Inc. since the mid-1970s and Chairman of the board of LVS's affiliate Interface-Group Massachusetts, LLC and its predecessors since 1990. Mr. Adelson was appointed Chairman and Non-Executive Director on August 18, 2009.

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1.4 DIRECTORS AND SENIOR MANAGEMENT

Executive Directors

Edward Matthew Tracy, aged 59, is our President and Chief Executive Officer, an Executive Director and a member of the Sands China Capital Expenditure Committee (formerly known as Parcels 5 and 6 Capital Expenditure Committee). Mr. Tracy served as the President and Chief Operating Officer of the Company from July 27, 2010 until July 27, 2011 and served as a Special Advisor on the Sands China Capital Expenditure Committee from March 1, 2011 until July 27, 2011. Mr. Tracy has over twenty years of hands on management and development experience in the gaming and hospitality industry. His extensive experience includes serving as Chairman and Chief Executive Officer of Capital Gaming, a multi-jurisdictional manager and developer of regional casinos. Mr. Tracy also served as Chief Executive Officer of the Trump Organization, which included all casino, hotel and entertainment entities. During his tenure at the Trump Organization, Mr. Tracy was responsible for managing over 12,500 employees, 3,000 luxury rooms and 240,000 square feet of casino space, which produced annual revenues in excess of US$1 billion. Prior to that, Mr. Tracy served as Vice President and General Manager of the Sands Hotel and Casino in San Juan, Puerto Rico. Mr. Tracy has also served as Vice President and director of Hotel Operations for Middex Hospitality, a New York based hotel development company. Mr. Tracy began his career in the hotel industry during his five-year (1978–1982) tenure at the inception of Hotel Investors Trust in which he served in several executive hotel management positions, including director of Operations. Mr. Tracy’s experience with Hotel Investors Trust, and his subsequent experience, has provided him with thorough knowledge of hotel and casino financing, development, acquisition, operations and marketing. Mr. Tracy was appointed Executive Director on July 27, 2011.

Toh Hup Hock, aged 46, is our Chief Financial Officer, Executive Vice President and Executive Director. Mr. Toh is currently also a director of some of our PRC, Cayman, Macao and Hong Kong subsidiaries. Mr. Toh joined our Group in April 2007 and served as Senior Vice President, Finance until November 2009. Mr. Toh had a 15-year career with General Electric Company (“GE”) prior to joining our Group. During his tenure at GE, Mr. Toh held a number of Chief Financial Officer and similar positions in Asia, including GE Lighting Asia, GE Consumer Products Asia, GE Consumer & Industrial Asia and GE Plastics Greater China. Mr. Toh holds a Bachelor of Science in Accounting from Murdoch University and a Masters in Business Administration from the University of Queensland. Mr. Toh is a full member of CPA Australia. Mr. Toh was appointed Executive Director on June 30, 2010.

Non-Executive Directors

Michael Alan Leven, aged 74, is a Non-Executive Director and the Chairman of the Sands China Capital Expenditure Committee. Mr. Leven was our Acting Chief Executive Officer from July 23, 2010 until July 27, 2011, a Special Advisor to the Board from October 14, 2009 until July 27, 2010 and an Executive Director of the Company from July 27, 2010 until July 27, 2011. Mr. Leven is the President and Chief Operating Officer of LVS, a company listed on the Stock Exchange of New York and its wholly-owned subsidiary, Las Vegas Sands, LLC, having been appointed on April 1, 2009. Mr. Leven has been a member of LVS’s board of directors since August 2004. Prior to joining LVS, Mr. Leven served as the Chief Executive Officer of the Georgia Aquarium since September 2008. From January 2006 through September 2008, Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation. Until July 2006, Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the President and Chief Operating Officer of Holiday Inn Worldwide, President of Days Inn of America, and President of Americana Hotels. Mr. Leven was redesignated as a Non-Executive Director on July 27, 2011.

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1.4 DIRECTORS AND SENIOR MANAGEMENT

Irwin Abe Siegel, aged 71, is a Non-Executive Director and a member of the Audit Committee. Mr. Siegel has been a director of LVS since February 2005. He was a director of Las Vegas Sands, Inc. from February 2005 until July 2005. Mr. Siegel is a certified public accountant and was a partner (specializing in the hospitality industry) in the international accounting and consulting firm Deloitte & Touche LLP from 1973 to 2003, when he retired. From 1996 through 1999, Mr. Siegel served as the Chief Executive Officer of Deloitte & Touche LLP’s operations in the former Soviet Union. Mr. Siegel has been working as a business consultant since 2003. Mr. Siegel has served on the boards of directors of many charitable and civic organizations and is the past President of the Weinstein Hospice in Atlanta, Georgia, U.S.A. Mr. Siegel was appointed Non-Executive Director on October 14, 2009.

Jeffrey Howard Schwartz, aged 52, is a Non-Executive Director, a member of the Remuneration Committee and a member of the Sands China Capital Expenditure Committee. Mr. Schwartz has been a director of LVS since March 2009. He is the Chairman of the Executive Committee, co-founder and director (appointed on October 18, 2010) of Global Logistic Properties listed on the main board of the Singapore Exchange Securities Trading Limited on October 18, 2010, which controls the largest platform of logistics facilities in Asia. Mr. Schwartz was the Chief Executive Officer and director of ProLogis, listed on the NYSE, from January 2005 through November 2008, and served as the Chairman of the Board from May 2007 through November 2008. Mr. Schwartz also served as director and Chairman of ProLogis European Properties, a company listed on both the EuroNext and Luxembourg exchanges. Mr. Schwartz was President of International Operations of ProLogis from March 2003 to December 2004, and was Asia President and Chief Operating Officer from March 2002 to December 2004. He had been associated with ProLogis in varying capacities since 1994. Mr. Schwartz was appointed Non-Executive Director on October 14, 2009.

Lau Wong William, aged 68, is a Non-Executive Director. Mr. Lau founded The B.S.C. Group Limited (“BSC”) in Hong Kong in 1970 and is currently its Chairman and Managing Director. BSC is a supplier of building materials and hotel supplies to the global hotel industry and is also a leading supplier of kitchen and bathroom products to the retail industry in Hong Kong. BSC has provided interior fitting out services to many of the hotel groups in Hong Kong and China since 1972, including to the Company. BSC owns four factories in Panyu District in Guangzhou, producing furniture, stainless steel products, art mosaics, and shower doors. BSC owns the 2,000 square meter colourliving kitchen and bathroom products retail shop in Wanchai, Hong Kong. Mr. Lau was the past chairman of Howden Asia Procurement Ltd. (previously known as MFI Procurement Asia Ltd.), a joint venture between BSC and Howden Joinery Group Plc, a company listed on the London Stock Exchange Plc. He was also the past chairman of Hoctiff Asia Procurement Co. Ltd., a joint venture between BSC and Hochtief, a company listed on Xetra in Germany. Mr. Lau is the current Chairman of Manhattan Bathroom Ltd., a joint venture between BSC and Manhattan Shower Limited, one of the United Kingdom’s largest shower enclosure manufacturers. Mr. Lau brings with him a broad range of business experience, having also served as the General Manager of H. W. Turning & Co. Ltd, an appliance distribution company, and Tamaya Department Store prior to founding BSC. Mr. Lau has also served on the board of Hong Kong Realty & Trust Co. Ltd., a Hong Kong property development company, as an alternate director. Mr. Lau graduated from California Southern University with a Master of Business Administration. Mr. Lau was appointed Non-Executive Director on July 27, 2011.

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1.4 DIRECTORS AND SENIOR MANAGEMENT

Independent Non-Executive Directors

Iain Ferguson Bruce, aged 71, is an Independent Non-Executive Director, Chairman of the Audit Committee, a member of the Remuneration Committee, a member of the Nomination Committee and a member of the Sands China Capital Expenditure Committee. Mr. Bruce joined KPMG in Hong Kong in 1964 and was elected to its partnership in 1971. He was the senior partner of KPMG from 1991 until his retirement in 1996 and served as Chairman of KPMG Asia Pacific from 1993 to 1997. He has been a member of the Institute of Chartered Accountants of Scotland since 1964 and is a fellow of the Hong Kong Institute of Certified Public Accountants. He is also a fellow of The Hong Kong Institute of Directors and a member of The Hong Kong Securities Institute. Mr. Bruce is currently an Independent Non-Executive Director of Paul Y. Engineering Group Limited, Tencent Holdings Limited, Vitasoy International Holdings Limited, Wing On Company International Limited and Goodbaby International Holdings Limited, all listed on the Stock Exchange. Mr. Bruce is also a Non-Executive Director of Noble Group Limited, listed on the Singapore Exchange Limited; of China Medical Technologies, Inc., listed on NASDAQ; and of Yingli Green Energy Holding Company Limited, listed on the New York Stock Exchange. Mr. Bruce is an Independent Non-Executive Director of Citibank (Hong Kong) Limited and is the Chairman of KCS Limited. Mr. Bruce was appointed Independent Non-Executive Director on October 14, 2009. Mr. Bruce has over 46 years of experience in the accounting profession and possesses the accounting and related financial management expertise required under rule 3.10(2) of the Listing Rules.

David Muir Turnbull, aged 57, is an Independent Non-Executive Director, Chairman of the Remuneration Committee and a member of the Nomination Committee. Mr. Turnbull graduated from Cambridge University in 1976 with a Bachelor of Arts degree with honors in Economics and subsequently obtained a Master of Arts degree. He joined the Swire Group upon graduation and held a variety of senior management positions during his 30 years with the group. Mr. Turnbull also held a number of positions in companies listed on the Stock Exchange including Chairman of Swire Pacific Ltd. and Cathay Pacific Airways Ltd. from January 2005 until January 2006; Chairman of Hong Kong Aircraft Engineering Company Ltd. from March 1995 until August 2006; Non-Executive Director of the Hongkong and Shanghai Banking Corporation from January 2005 until December 2005; Non-Executive Director of Air China Ltd. from May 2005 until December 2005; and Non-Executive Director of Hysan Development Co. Ltd. from May 2005 until January 2006. In July 2008, Mr. Turnbull was appointed as the Executive Chairman of Pacific Basin Shipping Company, listed on the Stock Exchange and has served an Independent Non-Executive Director since May 2006. In July 2006, he was appointed as an Independent Non-Executive Director of Green Dragon Gas Limited, listed on the Alternative Investment Market, a sub-market of the London Stock Exchange (“London AIM”). In November 2008, he was appointed as the Chairman of Seabury Aviation and Aerospace Asia (Hong Kong) Ltd, a subsidiary of Seabury Group LLC. In March, 2011, he was appointed as a Non-Executive Director of Greka Drilling Limited, listed on London AIM. Mr. Turnbull was appointed Independent Non-Executive Director on October 14, 2009.

Chiang Yun, aged 44, is an Independent Non-Executive Director and a member of the Audit Committee. With over 17 years of private equity investment experience, Ms. Chiang is one of the founding managing partners of Pacific Alliance Equity Partners, the private equity division of Pacific Alliance Group. Ms. Chiang is currently a Non-Executive Director of Goodbaby International Holdings Limited, listed on the Stock Exchange. Ms. Chiang obtained her Executive Master of Business Administration from The Kellogg Graduate School of Management of Northwestern University and Hong Kong University of Science and Technology and her Bachelor of Science degree, cum laude, from Virginia Polytechnic Institute and State University, or Virginia Tech. Ms. Chiang was appointed Independent Non-Executive Director on October 14, 2009.

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1.4 DIRECTORS AND SENIOR MANAGEMENT

Alternate Director (to Michael Alan Leven)

David Alec Andrew Fleming, aged 65, is our Company Secretary, General Counsel and Alternate Director to Mr. Michael Alan Leven (Non-Executive Director of the Company). From 2007 until joining the Company in January 2011, Mr. Fleming was the Deputy Legal Director of MTR Corporation Limited (the “MTRC”). He was responsible for administering all legal functions of the MTRC and, where required, secretariat oversight. From 1997 until 2007, Mr. Fleming served as the General Counsel and Company Secretary of the Kowloon-Canton Railway Corporation (the “KCRC”). He was responsible for all legal matters concerning the KCRC with particular emphasis on major projects, legislative matters and procurement. He also established and headed up the KCRC’s secretariat and was responsible for administrative matters relating to the company’s managing board. As Company Secretary he sat on most board committees of the KCRC including the audit committee. In his capacity as the Company Secretary of the KCRC, he was responsible for the introduction of the company’s corporate governance policies, practice and procedures. Mr. Fleming has served as the representative of the MTRC and the KCRC at Hong Kong Legislative Council meetings. Throughout his legal career, Mr. Fleming has been associated with infrastructure projects ranging from small local government developments to significant world-class projects. Mr. Fleming has advised the Government of the Hong Kong SAR generally on infrastructure projects in Hong Kong. Mr. Fleming qualified as a lawyer in Adelaide, South Australia and is admitted to practice law in South Australia (1979) and England & Wales and Hong Kong (1991). Mr. Fleming was appointed Alternate Director to Mr. Michael Alan Leven on March 1, 2011.

SENIOR MANAGEMENT

Edward Matthew Tracy, aged 59, is our President and Chief Executive Officer, an Executive Director and a member of the Sands China Capital Expenditure Committee. Mr. Tracy served as the President and Chief Operating Officer of the Company from July 27, 2010 until July 27, 2011 and served as a special advisor on the Sands China Capital Expenditure Committee from March 1, 2011 until July 27, 2011.

Toh Hup Hock, aged 46, is our Chief Financial Officer, Executive Vice President and Executive Director.

David Ross Sisk, aged 50, is our Executive Vice President and Chief Operating Officer. Mr. Sisk is a veteran casino financial and operations executive with over 20 years of experience with major casino developers including Wynn Resorts and Caesars Palace. Prior to joining Sands China, Mr. Sisk was the Executive Vice President and Chief Financial Officer of Wynn Las Vegas and Encore. He joined Wynn Resorts 18 months before the opening of Wynn Las Vegas and played an instrumental role in establishing the management and financial structure to operate the US$2.7 billion resort hotel and casino. Subsequently, Mr. Sisk also had a similar role in the development and opening of the US$2.3 billion Encore resort hotel and casino. Prior to joining Wynn Resorts, Mr. Sisk worked for Caesars Palace in Las Vegas for 12 years where he was the Senior Vice President and Chief Financial Officer. Mr. Sisk is a CPA licensed to practice in Nevada and a member of both the Nevada Society of Certified Public Accountants and American Institute of Certified Public Accountants. Mr. Sisk joined the Group on July 27, 2010.

David Alec Andrew Fleming, aged 65, is our Company Secretary, General Counsel and Alternate Director to Mr. Michael Alan Leven (our Non-Executive Director).

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Sands China Ltd. 15

1.5 BUSINESS OVERVIEW

We are the leading developer, owner and operator of integrated resorts and casinos in Macao as measured by adjusted EBITDA for the years ended December 31, 2008, 2009, 2010 and 2011. We are the largest operator of integrated resorts in Macao, which contain not only gaming areas but also meeting space, convention and exhibition halls, retail and dining areas and entertainment venues. We believe that our integrated resorts are unique to Macao and differentiate us from our competitors. VML, our subsidiary, holds one of six concessions or subconcessions permitted by the Macao Government to operate casinos or gaming areas in Macao. Macao is the largest gaming market in the world as measured by casino gaming revenue and is the only location in China offering legalized casino gaming.

We own The Venetian Macao, the Sands Macao, The Plaza Macao and Sands Cotai Central. We also own CotaiExpo, one of the largest convention and exhibition halls in Asia; Macao’s largest entertainment venue, the CotaiArena; and one of two major high speed ferry companies operating between Hong Kong and Macao. Our luxury and mid-market retail malls feature over 400 shops with well-known retail brands such as Calvin Klein, Cartier, Chanel, Esprit, Gucci, Hermès, Louis Vuitton, Nike and Prada. As at December 31, 2011, our properties featured 3,554 suites and hotel rooms, 19 Paiza Mansions, 1,135 table games, 3,216 slot machines, 74 different restaurants and food outlets, as well as other integrated resort amenities. In May 2004 we opened the Sands Macao to target the mass market segment. The Sands Macao was the first Las Vegas-style casino in Macao, and currently contains a mix of gaming areas for mass market, VIP and premium players, and entertainment and dining facilities. In August 2007 we opened Macao’s largest integrated resort, The Venetian Macao, and in August 2008 we opened The Plaza Macao, a boutique luxury integrated resort featuring a Four Seasons Hotel, The Shoppes at Four Seasons and the Plaza Casino. In July 2009, we completed and introduced our ultra-exclusive Paiza Mansions at The Plaza Macao. These Mansions are individually designed and are made available by invitation only. On April 11, 2012, we opened the first phase of Sands Cotai Central, the newest addition to our Cotai Strip development. This first phase features more than 600 rooms and suites under the Conrad hotel brand and more than 1,200 rooms under the Holiday Inn hotel brand. The first phase of Sands Cotai Central also features significant gaming, meeting, convention and retail space as well as several distinctive dining offerings. Our business strategy is to develop Cotai and to leverage our integrated resort business model to create Asia’s premier gaming, leisure and convention destination. Our ultimate plans for Cotai include several interconnected integrated resorts, which leverage a wide range of branded hotel and resort offerings to attract different segments of the market. When fully completed, we expect our Cotai Strip development to contain over 20,000 hotel rooms, over 1.6 million square feet of MICE space, and over 2.0 million square feet of retail malls, theaters and other amenities. We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels and higher margins than more gaming-centric facilities.

KEY STRENGTHS

We believe that we have a number of key strengths that differentiate our business from that of our competitors, including:

• Diversified, high quality integrated resort offerings with substantial non-gaming amenities;

• Substantial cash flow from existing operations and a significant development pipeline;

• Established brands with broad regional and international market awareness and appeal;

• An experienced management team with a proven track record;

• Significant benefits from our on-going relationship with LVS; and

• A focus on high-margin mass market gaming.

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16 Sands China Ltd.

1.5 BUSINESS OVERVIEW

BUSINESS STRATEGIES

Building on our key strengths, we seek to enhance our position as the leading developer and operator of integrated resorts and casinos in Macao by continuing to implement the following business strategies:

• Developing and diversifying our integrated resort offerings in Cotai to include a full complement of products and services to cater to different market segments. Our ultimate plans for Cotai include five integrated resorts, MICE space, additional retail, dining and entertainment facilities and a range of hotel offerings to cater to different segments of the market. We plan to diversify our existing base of five-star hotel rooms on Cotai with four and three-star hotel rooms. After completion of the final phase of Sands Cotai Central, we expect to have Conrad, Holiday Inn, Sheraton and St. Regis branded hotel rooms. We intend to leverage the recognition and the sales, marketing and reservation capabilities of these premier hotel brands to attract a new segment of customers to our properties. We believe our partnerships with renowned hotel management partners, our diverse integrated resort offerings and the convenience and accessibility of our properties will further increase the appeal of our properties to both the business and leisure customer segments.

• Leverage our scale of operations to create and maintain an absolute cost advantage. Management expects to benefit from lower unit costs due to the economies of scale inherent in its operations. Opportunities for lower unit costs include, but are not limited to lower utility costs; more efficient staffing of hotel and gaming operations; and centralized laundry, transportation, marketing and sales, and procurement. In addition, our scale allows us to consolidate certain back office functions and, where appropriate, to relocate these functions to Zhuhai, China. Zhuhai labor rates are approximately one third of those in Macao.

• Focus on the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP and premium players. Our properties cater not only to VIP and premium players, but also to mass market customers, which comprise our most profitable gaming segment. We believe that the mass market segment will continue to be a fast-growing segment as a result of the introduction of more high-quality gaming facilities and non-gaming amenities into the market. Our management estimates that our mass market table revenues typically generate a gross margin that is approximately four times higher than that of our typical VIP player table revenues. Additionally, because mass market players do not receive extensive complimentary services, including provision of hotel rooms, meals or other products or services, they contribute significantly to our non-gaming revenues.

• Monetize our non-core assets to reduce net investment through the sale of retail malls and the sale or co-operativization of luxury apart-hotels. Our integrated resorts include retail facilities and apart-hotels. These assets can be sold to increase our financial flexibility and improve our returns on invested capital. The sale of these assets would not diminish the ability of the retail facilities and apart-hotels to attract traffic to our properties.

OTHER OPERATIONS

As part of our goal of driving visitation to Cotai and improving the customer experience in Macao, we have made targeted investments to help develop Macao’s transportation infrastructure. Our transportation operations consist of our high-speed CotaiJet ferry service between Hong Kong and Macao, airplane service available for VIP and premium players, CotaiShuttle bus service, CotaiLimo™ service and a travel agency.

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Sands China Ltd. 17

1.5 BUSINESS OVERVIEW

COTAIJET FERRY SERVICES

In November 2007, we launched our high-speed CotaiJet ferry service between the Hong Kong Macao Ferry Terminal and the Taipa Temporary Ferry Terminal (“TTFT”) near our Cotai Strip development. With our 14 ferries, we have the ability to run ferries on 15-minute intervals as needed to meet demand. We transferred approximately 9,700 passengers per day for the year ended December 31, 2008, approximately 13,400 passengers per day for the year ended December 31, 2009, approximately 18,400 passengers per day for the year ended December 31, 2010 and approximately 17,200 passengers per day for the year ended December 31, 2011. In 2011, we provided an average of approximately 44 daily round trip sailings between Macao and Hong Kong. This equates to a grand total of 6.3 million passengers a year or approximately 524,000 per month. Our CotaiJet ferry service now offers the following routes:

From Hong Kong To Macao

Hong Kong Macao Ferry Terminal Taipa Temporary Ferry Terminal

Hong Kong China Ferry Terminal Taipa Temporary Ferry Terminal

Sky Pier at Hong Kong International Airport Taipa Temporary Ferry Terminal

Hong Kong Macao Ferry Terminal New Macau Maritime Ferry Terminal

Hong Kong China Ferry Terminal New Macau Maritime Ferry Terminal

Sky Pier at Hong Kong International Airport New Macau Maritime Ferry Terminal

From Macao To Hong Kong

Taipa Temporary Ferry Terminal Hong Kong Macao Ferry Terminal

Taipa Temporary Ferry Terminal Hong Kong China Ferry Terminal

Taipa Temporary Ferry Terminal Sky Pier at Hong Kong International Airport

New Macau Maritime Ferry Terminal Hong Kong Macao Ferry Terminal

New Macau Maritime Ferry Terminal Hong Kong China Ferry Terminal

New Macau Maritime Ferry Terminal Sky Pier at Hong Kong International Airport

The CotaiJet service is fully managed and operated on our behalf by Cotai Chu Kong Shipping Management Services Co., Ltd. of Hong Kong, using catamarans owned by our wholly owned indirect subsidiaries. Each custom-built catamaran has the capacity to carry more than 400 passengers and operates at top speeds of approximately 42 knots.

We operate our passenger ferry service pursuant to a 10-year license granted to us by the Macao Government on January 14, 2010, replacing the Ferry Agreement in place between the Macao Government and Cotai Ferry Company Limited prior to that date.

CotaiLimo

Our CotaiLimo service fleet consists of 90 limousines. It operates 24 hours per day and includes three signature vehicles, a Maybach 62, a Bentley Arnage and a Rolls-Royce Phantom EWB, which are provided on an exclusive basis to our VIP and premium players. Fleet deployment is managed through a centralized dispatch office for all pre-booked services, while additional vehicles are on standby at various locations to provide “on demand” services.

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18 Sands China Ltd.

1.5 BUSINESS OVERVIEW

CotaiShuttle Bus Service

We operate a fleet of 116 (79 owned, 37 rented) complimentary shuttle buses that transport passengers between our properties and from the New Macau Maritime Ferry Terminal, the TTFT and the Macau International Airport to our properties every five to ten minutes during peak periods. These shuttle buses are also supported by an additional 30 coaches to serve increased demand. The CotaiShuttle also runs to and from two border checkpoints with mainland China, the Gongbei Border Gate and the Lotus Bridge, transporting visitors directly to and between our properties every five to eight minutes during peak periods. The services between the TTFT and our properties operate 24 hours per day to provide a connecting service for all CotaiJet ferry arrivals and help us direct visitors to our properties. Based on our operational data, 13 million passengers arrived at The Venetian Macao, the Sands Macao and The Plaza Macao on our complimentary shuttle bus service in 2011, which is a growth of 1% compared to 2010. Management estimates that the Cotai Shuttle will carry over 18 million passengers by December 31, 2012 due to the opening of Sands Cotai Central on April 11, 2012. In addition, a complimentary shuttle bus service operates between our Cotai properties and Galaxy Macau to enhance the overall Cotai experience. All of these routes maintain a regular schedule, although exact operating hours are dependent on the specific route. Most routes operate for a minimum of 16 hours every day.

Airplanes

Through a Shared Services Agreement with LVS, we have access to a fleet of 14 corporate configured airplanes, three of which are currently stationed permanently in Asia. All airplanes are owned by LVS or by various entities controlled by our Controlling Shareholder and are operated by Sands Aviation LLC, an affiliate of our Company. We can deploy these airplanes to bring VIP and premium players from around the globe to our properties in Macao.

CotaiTicketing

Our CotaiTicketing operations were established in 2007 and provide all ticketing requirements for events and services at all our properties. CotaiTicketing currently sells tickets for the CotaiArena™, Venetian Theater events, Sands Theater events, Venetian Ballroom events, Venetian pool-side events, Gondola rides and the CotaiJet ferry. Our CotaiTicketing operations consist of eight box office locations across The Venetian Macao, one box office at the Sands Macao, three box offices at Sands Cotai Central, and a call center based in Macao with three language options and both a Macao and Hong Kong direct phone number. We also sell tickets online 24 hours per day at our website www.CotaiTicketing.com, which is available in numerous language options.

CotaiTravel

We have our own travel agency, CotaiTravel. We have also developed partnerships with a large number of tour and travel companies throughout Asia. These agencies assist with reservations and booking for travel to Macao and for various shows and other activities and entertainment amenities at our properties.

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Sands China Ltd. 19

1.6 OUR PROPERTIES

Our operations consist of the Sands Macao on the Macao Peninsula and The Venetian Macao, The Plaza Macao and Sands Cotai Central on Cotai, along with other services that support these properties, including our high-speed CotaiJet ferries operating between Hong Kong and Macao.

Hong Kong

Immigration Bridge

- Macao

Zhuhai (Proposed) Hong Kong

HK -

CHINA MACAO

(Zhuhai)

PENINSULA

Harbour Macao Peninsula

New Macau A Sands Macao

St. Paul’s

Maritime Ferry Terminal

ruins Outer Harbour

Inner Cotai Strip

A B The Venetian Macao

A-Ma Temple C The Plaza Macao

D Parcel 3

E Sands Cotai Central

Friendship F Parcels 7 & 8

Macau Tower

Macao Proposed Macao Light

- Bridge Rapid Transit

Sai Taipa (to be completed in 2014)

Van

Bridge

Taipa Temporary Ferry Terminal

Bridge (and the future site of the

permanent Taipa Ferry Terminal)

University

of Macau

TAIPA

Macau

Macao International

Jockey Club Airport

B E

C

D SCL Land Park COTAI

F

Lotus

CHINA Bridge Immigration

(Hengqin Island)

COLOANE

Hac Sa Bay

The following table sets forth data on our existing operations as at December 31, 2011:

Property The Venetian Macao Sands Macao The Plaza Macao Total

Opening date August 2007 May 2004 August 2008 —

Hotel rooms 2,841 238 360 3,439

Paiza suites 64 51 — 115

Paiza mansions — — 19 19

MICE (square feet) 1,200,000 — 25,000 1,225,000

Theater/arena 1,800-seat theater 650-seat theater — —

15,000-seat arena — — —

Total retail (square feet) 1,000,000 17,000 211,000 1,228,000

Number of shops 312 14 81 407

Number of restaurants and

food outlets 56 9 9 74

Total gaming facility

(square feet) 534,000 197,000 91,000 822,000

Gaming units:

Tables 550 415 170 1,135

Slots 1,956 1,084 176 3,216

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20 Sands China Ltd.

1.6 OUR PROPERTIES

We opened Sands Cotai Central, our newest Integrated Resort on Cotai, on April 11, 2012. The following table sets forth data on Sands Cotai Central as at that date:

Property Sands Cotai Central

Opening date April 2012

Hotel rooms 1,860

MICE (square feet) 126,000

Total retail (square feet) 51,000

Number of shops 28

Number of restaurants and food outlets 14

Total gaming facility (square feet) 171,000

Gaming units:

Tables 385

Slots 621

Sands Macao

We opened the Sands Macao in May 2004. The Sands Macao was the first Las Vegas-style casino in Macao and currently contains a mix of gaming areas for mass market, VIP and premium players, and entertainment and dining facilities. The Sands Macao is situated on the Macao peninsula near the New Macau Maritime Ferry Terminal, on a waterfront parcel centrally located between the Gongbei border gate and the central business district in Macao. This location provides the Sands Macao access to a large customer base, particularly the approximately 11.0 million visitors who arrived in Macao in 2011 by sea at either the TTFT, the inner harbor or the New Macau Maritime Ferry Terminal according to DSEC statistics, an increase of 8% on 2010’s figures. During the year ended December 31, 2011, the Sands Macao had a total of approximately 6.9 million visits.

As at December 31, 2011, the Sands Macao contained 289 suites, which are furnished with modern and luxurious amenities and decorated with stylish dark wood paneling and high-end furniture. As at December 31, 2011, the Sands Macao also included approximately 197,000 square feet of gaming space and had 415 table games and 1,084 slot machines.

In addition to gaming facilities and hotel accommodations, the Sands Macao also includes restaurants, spa facilities, entertainment areas and other amenities. The dining venues feature popular regional cuisine and include a Cantonese restaurant, a Japanese restaurant and an upscale western-style steakhouse.

The Venetian Macao

In August 2007, we opened The Venetian Macao, the anchor property of our Cotai Strip development, located approximately three kilometers from the TTFT on Macao’s Taipa Island. As of December 31, 2011, The Venetian Macao included approximately 534,000 square feet of casino and gaming areas spread across exclusive VIP rooms and an expansive mass market gaming floor.

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Sands China Ltd. 21

1.6 OUR PROPERTIES

As at December 31, 2011, The Venetian Macao featured 550 table games and 1,956 slot machines. The mass market gaming floor is divided into four uniquely designed areas: Red Dragon, Golden Fish, Phoenix and Imperial House. The Venetian Macao, with a theme similar to that of The Venetian Las Vegas, features replicas of many famous sites in Venice, Italy, including St. Mark’s Square, the Campanile Tower and Doge’s Palace. During the year ended December 31, 2011, The Venetian Macao had approximately 26.4 million visits, up from 24.9 million visits in 2010.

In addition to gaming facilities, The Venetian Macao features a 39-floor five-star hotel tower with 2,841 standard hotel suites and 64 Paiza suites. Standard suites consist of a raised sleeping area and bathroom as well as a sunken living/working area. We believe that these designs are responsive to the needs of regional leisure and business travelers as well as players, and help attract more multi-night leisure or business visitors to Macao, as typically seen in Las Vegas. The 64 Paiza suites range from 2,300 to 8,000 square feet. Each Paiza suite in The Venetian Macao offers a living room, a dining room, at least two bedrooms and private concierge service. Some larger suites include private massage room, gym, pool, and media/karaoke room.

The Venetian Macao also provides a broad selection of entertainment options and amenities that cater to mass market customers, including families, and also targets VIP and premium players with special products and services, such as the Paiza Club. The Venetian Macao has approximately 1.0 million square feet of retail and dining areas at The Grand Canal Shoppes, consisting of more than 300 stores and over 50 world-class restaurants, including a food court. Visitors and guests can access The Grand Canal Shoppes at The Venetian Macao from several different locations, including the main road through Cotai, The Venetian Macao Hotel and The Venetian Macao gaming floor. Offerings include a wide variety of shops, ranging from well-known international brands such as Calvin Klein, Coach, Diesel, and Emporio, to mid-level retail offerings such as Esprit, Mango, Nike, United Colors of Benetton and Zara. The mall has an extensive selection of high-end jewelry and watch retailers such as Charriol, Franck Muller, Mikimoto, Piaget and Tiffany & Co. The mall also features The Manchester United Experience store, Manchester United Football Club’s first licensed merchandising outlet in Asia, selling team footballs, clothing, accessories and other memorabilia. The second floor of the store includes interactive sporting displays with 360-degree, high-definition screens installed, allowing customers to experience football skills training and virtual tours of the Manchester United Football Club, including Old Trafford Stadium.

The restaurants and stores are set along streetscapes reminiscent of historical streetscapes in Venice. The common areas within the retail space include St. Mark’s Square and three indoor canals with gondola rides, similar to The Grand Canal Shoppes at The Venetian Las Vegas.

In addition, The Venetian Macao features a convention center and meeting room complex of approximately 1.2 million square feet. These MICE facilities provide a flexible and expansive space that can be configured to provide small, mid-size or large meeting rooms and/or accommodate large-scale multi-media events or trade shows. MICE events typically take place on weekdays, thereby drawing traffic during the portion of the week when hotels and casinos in Macao normally experience lower demand relative to weekends and holidays, when occupancy and room rates are typically at their peak due to leisure travel. In 2011, we welcomed approximately a million MICE visitors, a 73% year-on-year increase. The Venetian Macao also has a 15,000-seat arena, The CotaiArena™, which has hosted a wide range of entertainment and sporting events, and a 1,800-seat theater.

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22 Sands China Ltd.

1.6 OUR PROPERTIES

The Plaza Macao

In August 2008, we opened The Plaza Macao, which is located adjacent to The Venetian Macao. The Plaza Macao includes the Four Seasons Hotels (360 rooms and suites managed by Four Seasons Hotels Inc.) and the Plaza Casino, which we own and operate and which features approximately 91,000 square feet of gaming space with 170 table games and 176 slot machines or similar electronic gaming devices; 19 Paiza Mansions; several food and beverage offerings; conference and banquet facilities; and The Shoppes at Four Seasons, which comprise retail space of approximately 211,000 square feet and is connected to the mall at The Venetian Macao. The ultra-exclusive Paiza Mansions at The Plaza Macao were completed and introduced to the VIP market in July 2009.

During the year ended December 31, 2011, The Plaza Macao had a total of approximately 4.6 million visits.

The Plaza Macao will also feature an apart-hotel tower consisting of approximately 1.0 million square feet of luxury apart-hotel units and common areas, and is expected to be branded and serviced by Four Seasons. We have completed the structural work of the tower and expect to subsequently monetize units within the apart-hotel tower subject to market conditions and obtaining the necessary government approvals.

Sands Cotai Central

Sands Cotai Central is located opposite The Venetian Macao and The Plaza Macao. It is our latest integrated resort on Cotai. Phase I of the project opened on April 11, 2012 and consists of a hotel tower on parcel 5. The hotel tower includes 636 five-star rooms and suites under the Conrad brand and 1,224 four-star rooms and suites under the Holiday Inn brand. Phase I also included completion of the structural work of an adjacent hotel tower, located on parcel 6, to be managed by Sheraton International Inc. and Sheraton Overseas Management Co. (collectively “Starwood”) under the Sheraton Towers brand, a variety of retail offerings, more than 300,000 square feet of meeting space, several food and beverage establishments, along with the 106,000-square-foot casino and VIP gaming areas. Phase IIA, which is currently scheduled to open in the third quarter of 2012, includes the opening of the first hotel tower on parcel 6, which will feature nearly 2,000 Sheraton-branded rooms, along with a second casino and the remaining retail, entertainment, dining and meeting facilities. Phase IIB, which is projected to open in the first quarter of 2013, consists of the second hotel tower on parcel 6 and will feature an additional 2,000 rooms and suites under the Sheraton Towers brand. As at December 31, 2011, we had capitalized construction costs of US$3.21 billion for this project (including land and US$213.7 million in outstanding construction payables) and we expect to invest a further US$1.24 billion to complete phases I and II.

Phase III of the project is expected to include a fourth luxury St. Regis branded hotel and mixed-use tower. The total cost to complete phase III is expected to be approximately US$450 million. We intend to commence construction of phase III of the project as demand and market conditions warrant it.

As noted on page 56 of our Prospectus, our management agreements with Starwood previously imposed certain construction deadlines and opening obligations on. In November 2011 we successfully amended our management agreement with Starwood to, among other things, provide for new construction and opening obligations and deadlines.

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Sands China Ltd. 23

1.6 OUR PROPERTIES

Our Development Projects

We have submitted plans to the Macao Government for two integrated resort developments on an area of approximately 170,000 square meters (which we refer to as Parcels 3 and 7 and 8). The map on the right indicates the location of our existing and planned Cotai Strip properties. Subject to approval from the Macao Government, the developments are expected to include hotels, MICE facilities, casinos or gaming areas, showrooms, theaters, shopping malls and other amenities. We have commenced construction or pre-construction on these developments, and plan to own and operate the related gaming areas under our Macao gaming subconcession. In addition, we are completing the development of some public areas surrounding our Cotai Strip properties on behalf of the Macao Government.


Lake and Nature Preserve
Macau University of Science & Technology
Ferry Terminal
Macao Int'l Airport
The Venetian Macao (Parcel 1)
The Plaza Macao (Parcel 2)
Sands Cotai Central (Parcels 5&6)
Tropical Garden
Parcel 3
Tropical Garden
Parcels 7&8
Lake and Nature Preserve
Macao Dome
Customs Immigration
China Border
Company's Operating Asset
Company's Development: Under Construction
Company's Future Development
Third Party Development

Parcel 3

Once completed, the integrated resort on Parcel 3 will be connected to The Venetian Macao and The Plaza Macao. The multi-hotel complex is intended to include a gaming area, a shopping mall and serviced luxury apart-hotel units. We had commenced pre-construction activities and have capitalized construction costs of US$119.7 million including land as at December 31, 2011. We intend to commence construction after Sands Cotai Central is completed and necessary government approvals are obtained.

Parcels 7 and 8

If we are successful in winning our appeal and obtaining the land concession (see below), the integrated resort on Parcels 7 and 8 is expected to be similar in size and scope to Sands Cotai Central. We had commenced pre-construction activities and have capitalized construction costs of US$101.1 million as at December 31, 2011. We intend to commence construction after Sands Cotai Central and the integrated resort on Parcel 3 are completed, necessary government approvals are obtained (including the land concession), assuming future demand warrants it and additional financing is obtained.

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24 Sands China Ltd.

1.6 OUR PROPERTIES

Our Land Concessions

We have received land concessions from the Macao Government to build the Sands Macao and Parcels 1, 2, 3 and 5 and 6, including the sites on which The Venetian Macao (Parcel 1), The Plaza Macao (Parcel 2) and Sands Cotai Central (Parcels 5 and 6) are located. We do not own these land sites in Macao; however, the land concessions, which have an initial term of 25 years and are renewable at our option in accordance with Macao law, grant us exclusive use of the land.

As specified in the land concession for Parcels 1, 2 and 3, we are required to pay premiums for each parcel, which are either payable in a single lump sum upon acceptance of the land concession or in seven semi-annual installments, as well as annual rent for the term of the land concession. In October 2008, the Macao Government amended our land concession to allow us to subdivide Parcel 2 into four separate units under Macao’s horizontal property regime, consisting of retail, hotel (including gaming areas), apart-hotel tower and parking areas.

Under our land concession for Parcels 1, 2 and 3, we were initially required to complete the development of Parcel 3 by August 2011. In 2009, the Macao Government agreed to provide us with an extension to complete the development of Parcel 3 by April 2013. We intend to apply for an additional extension from the Macao Government to complete our Parcel 3 development as we will be unable to meet the April 2013 deadline. No assurances can be given that additional extension will be granted. If the deadline is not extended, we could lose our land concessions for Parcel 3, which would prohibit us from operating any facilities developed under the land concession. As a result, we could record a charge for all or some portion of the US$119.7 million in capitalized construction costs, as at December 31, 2011, related to our development on Parcel 3.

The land concession for Sands Cotai Central was published in Macao’s Official Gazette on May 12, 2010. We are required to make premium and annual rent payments in the amounts and at the times specified in the land concession. The land concession requires us to complete the development of Sands Cotai Central within 48 months of the date it is published in Macao’s Official Gazette, that is, on or before May 12, 2014.

In December 2010, we received notice from the Macao Government that our application for a land concession for Parcels 7 and 8 was not approved and we applied to the Chief Executive of Macao for a review of the decision. In January 2011, we filed an appeal with the Court of Second Instance in Macao, which has yet to issue a decision. Should we win our appeal, it is still possible for the Chief Executive of Macao to deny the land concession. If we do not obtain the land concession or do not receive full reimbursement of our capitalized investment in this project, we would record a charge for all or some portion of the US$101.1 million in capitalized construction costs, as at December 31, 2011, related to our development on Parcels 7 and 8.

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Sands China Ltd. 25

2. MANAGEMENT DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

NET REVENUES

Our net revenues consisted of the following:

	Year ended December 31,		
	2011	2010	Percent change
	(US$ in millions, except percentages)		
Casino	**4,231.5**	3,663.5	15.5%
Mall	**187.2**	139.8	33.9%
Rooms	**186.4**	146.0	27.7%
Food and beverage	**81.9**	73.8	11.0%
Convention, ferry, retail and other	**193.8**	119.1	62.7%
Total net revenues	**4,880.8**	4,142.3	17.8%

Net revenues were US$4,880.8 million for the year ended December 31, 2011, an increase of US$738.5 million, or 17.8%, compared to US$4,142.3 million for the year ended December 31, 2010. Net revenues increased in each segment of the business reflecting the strength of our integrated resort business model, the growth of visitation resulting from various marketing programs and a stable macro-economic environment in China.

Our net casino revenues for the year ended December 31, 2011 were US$4,231.5 million, an increase of US$568.0 million, or 15.5%, compared to US$3,663.5 million for year ended December 31, 2010. Net casino revenues of the Sands Macao, The Venetian Macao and The Plaza Macao increased by US$80.3 million, US$339.5 million and US$148.2 million, respectively, primarily driven by the consistent growth of our higher margin mass table and slot businesses, as well as continuing to roll out additional enhanced VIP facilities and providing luxury amenities and high service levels to our VIP premium and junket players.

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26 Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

The following table summarizes the results of our casino activity:

	Year ended December 31,		
	2011	2010	Change
	(US$ in millions, except percentages and points)		
Sands Macao			
Total net casino revenues	**1,241.4**	1,161.1	6.9%
Non-rolling chip drop	**2,812.0**	2,512.1	11.9%
Non-rolling chip win percentage	**20.5%**	20.3%	0.2 pts
Rolling chip volume	**31,537.3**	27,415.5	15.0%
Rolling chip win percentage	**2.79%**	3.06%	(0.27) pts
Slot handle	**2,055.9**	1,599.2	28.6%
Slot hold percentage	**5.5%**	5.9%	(0.4) pts
The Venetian Macao			
Total net casino revenues	**2,410.7**	2,071.2	16.4%
Non-rolling chip drop	**4,178.9**	3,737.7	11.8%
Non-rolling chip win percentage	**27.3%**	26.2%	1.1 pts
Rolling chip volume	**52,016.8**	42,650.1	22.0%
Rolling chip win percentage	**2.95%**	3.07%	(0.12) pts
Slot handle	**3,564.6**	2,926.6	21.8%
Slot hold percentage	**6.4%**	7.1%	(0.7) pts
The Plaza Macao			
Total net casino revenues	**579.4**	431.2	34.4%
Non-rolling chip drop	**388.3**	391.6	(0.8)%
Non-rolling chip win percentage	**40.3%**	29.0%	11.3 pts
Rolling chip volume	**18,983.7**	17,890.8	6.1%
Rolling chip win percentage	**2.88%**	2.56%	0.32 pts
Slot handle	**833.5**	510.4	63.3%
Slot hold percentage	**5.7%**	5.9%	(0.2) pts

Mall revenues for the year ended December 31, 2011 were US$187.2 million, an increase of US$47.4 million, or 33.9%, compared to US$139.8 million for the year ended December 31, 2010. The increase was primarily due to higher turnover rent derived from better sales performance for certain retailers and increased base fees for renewed contracts.

Net room revenues for the year ended December 31, 2011 were US$186.4 million, an increase of US$40.4 million, or 27.7%, compared to US$146.0 million for the year ended December 31, 2010. The increase was primarily driven by the strong growth in average daily rate at The Venetian Macao and The Plaza Macao and solid hotel occupancy overall due to the strong growth of visitations in Macao, as well as a continued focus on promotions such as the Winter, Spring & Summer Packages and incentive schemes given to selected wholesalers. The suites at the Sands Macao are primarily provided to casino patrons on a complimentary basis.

Annual Report 2011

Sands China Ltd. 27

2. MANAGEMENT DISCUSSION AND ANALYSIS

The following table summarizes our room activity:

	Year ended December 31,		
	2011	2010	Change
	(US$, except percentages and points)		
Sands Macao			
Gross room revenues (in millions)	**23.8**	24.5	(2.9)%
Average daily rate	**251**	251	—%
Occupancy rate	**90.5%**	93.2%	(2.7) pts
Revenue per available room	**227**	234	(3.0)%
The Venetian Macao			
Gross room revenues (in millions)	**220.1**	199.3	10.4%
Average daily rate	**232**	213	8.9%
Occupancy rate	**91.4%**	90.9%	0.5 pts
Revenue per available room	**212**	194	9.3%
The Plaza Macao			
Gross room revenues (in millions)	**32.2**	29.7	8.4%
Average daily rate	**334**	309	8.1%
Occupancy rate	**69.9%**	70.8%	(0.9) pts
Revenue per available room	**234**	219	6.8%

Note: Information in this table takes into account rooms provided to customers on a complimentary basis that are recorded at discounted rates.

Net food and beverage revenues for the year ended December 31, 2011 were US$81.9 million, an increase of US$8.1 million, or 11.0%, compared to US$73.8 million for the year ended December 31, 2010. The increase was primarily due to the growth in banquet operations as a result of more group business and wedding banquets. In addition, net revenues also increased due to a newly opened outlet and better performance in other food and beverage outlets.

Net convention, ferry, retail and other revenues for the year ended December 31, 2011 were US$193.8 million, an increase of US$74.7 million, or 62.7%, compared to US$119.1 million for the year ended December 31, 2010. The increase was primarily attributable to an increase in ferry revenue resulting from an increase in cash sales tickets, an increase in convention revenue due to an increase in trade shows and corporate group events, and an increase in retail revenue resulting from the growth of visitations.

Annual Report 2011

28 Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

Operating Expenses

Our operating expenses consisted of the following:

	Year ended December 31,		
	2011	2010	Percent Change
	(US$ in millions, except percentages)		
Casino	**2,686.7**	2,378.2	13.0%
Mall	**31.8**	31.7	0.3%
Rooms	**37.2**	26.5	40.4%
Food and beverage	**66.9**	51.8	29.2%
Convention, ferry, retail and other	**198.6**	150.8	31.7%
Provision for doubtful accounts	**41.1**	41.6	(1.2)%
General and administrative expense	**247.8**	250.9	(1.2)%
Corporate expense	**31.5**	27.4	15.0%
Pre-opening expense	**61.2**	28.0	118.6%
Depreciation and amortization	**272.8**	313.8	(13.1)%
Net foreign exchange (gains)/losses	**(1.2)**	6.9	(117.4)%
Loss on disposal of property and equipment and intangible assets	**2.9**	32.0	(90.9)%
Impairment loss on property and equipment	**—**	16.1	—
Fair value losses on financial assets at fair value through profit or loss	**1.2**	1.2	—
Total operating expenses	**3,678.5**	3,356.6	9.6%

Operating expenses were US$3,678.5 million for the year ended December 31, 2011, an increase of US$321.9 million, or 9.6%, compared to US$3,356.6 million for the year ended December 31, 2010. The increase in operating expenses was primarily attributable to an increase in total gaming tax and premiums as a result of increased gaming revenues, increases in payroll and benefits and other operating expenses corresponding to increased volumes in rooms, food and beverage, convention and ferry and other operations, and increases in pre-opening expense and corporate expense, partially offset by decreases in depreciation and amortization, loss on disposal of property and equipment and intangible assets, impairment loss and foreign exchange loss.

Casino expenses for the year ended December 31, 2011 were US$2,686.7 million, an increase of US$308.5 million, or 13.0%, compared to US$2,378.2 million for the year ended December 31, 2010. The increase was primarily due to the increase in total gaming tax and gaming premiums of US$266.3 million as a result of higher casino revenues.

Room expenses for the year ended December 31, 2011 were US$37.2 million, an increase of US$10.7 million, or 40.4%, compared to US$26.5 million for the year ended December 31, 2010. The increase was primarily due to increases in payroll expenses, travel agent commissions and hotel supplies and supporting expenses as a result of higher room revenues.

Annual Report 2011

Sands China Ltd. 29

2. MANAGEMENT DISCUSSION AND ANALYSIS

Food and beverage expenses for the year ended December 31, 2011 were US$66.9 million, an increase of US$15.1 million, or 29.2%, compared to US$51.8 million for the year ended December 31, 2010. The increase was primarily driven by increases in cost of sales and payroll expenses associated with the increase in food and beverage revenues as well as cost of living adjustments.

Convention, ferry, retail and other expenses for the year ended December 31, 2011 were US$198.6 million, an increase of US$47.8 million, or 31.7%, compared to US$150.8 million for the year ended December 31, 2010. The increase was primarily attributable to an increase in ferry expenses of US$28.1 million associated with the increase in ferry revenues, and increases in cost of sales, payroll and operating expenses in convention, retail and other operations, totaling US$19.7 million associated with the increase in convention, retail and other revenues.

Provision for doubtful accounts was US$41.1 million for the year ended December 31, 2011, a decrease of US$0.5 million, or 1.2%, compared to US$41.6 million for the year ended December 31, 2010, as we continued to improve our credit control with the increased business volume.

General and administrative expenses were US$247.8 million for the year ended December 31, 2011, a decrease of US$3.1 million, or 1.2%, compared to US$250.9 million for the year ended December 31, 2010. Marketing expenses and utility expenses decreased by US$4.2 million and US$2.7 million, respectively, partially offset by increases in payroll and maintenance expenses.

Corporate expenses were US$31.5 million for the year ended December 31, 2011, an increase of US$4.1 million, or 15.0%, compared to US$27.4 million for the year ended December 31, 2010. The increase was primarily due to increases in corporate legal and professional fees.

Pre-opening expenses were US$61.2 million for the year ended December 31, 2011, an increase of US$33.2 million, or 118.6%, compared to US$28.0 million for the year ended December 31, 2010. The increase was primarily related to the increased pre-opening activities and headcount on Sands Cotai Central, as we prepared the property to open in early 2012.

Depreciation and amortization expense was US$272.8 million for the year ended December 31, 2011, a decrease of US$41.0 million, or 13.1%, compared to US$313.8 million for the year ended December 31, 2010. The decrease was primarily due to the full depreciation of some assets during the year ended December 31, 2011.

Impairment loss on property and equipment of US$16.1 million for the year ended December 31, 2010, was related to laundry equipment as management intends to outsource the majority of laundry services.

Net foreign exchange gains for the year ended December 31, 2011 were US$1.2 million, primarily associated with U.S. dollar denominated debt held in Macao. This compared with net foreign exchange losses of US$6.9 million for the year ended December 31, 2010.

Loss on disposal of property and equipment and intangible assets was US$2.9 million for the year ended December 31, 2011, a decrease of US$29.1 million, or 90.9% compared to US$32.0 million for the year ended December 31, 2010, primarily related to the disposition of construction materials from construction sites at Sands Cotai Central.

Annual Report 2011

30 Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

ADJUSTED EBITDA(1)

The following table summarizes information related to our segments:

Year ended December 31,

2011 2010 Percent change

(US$ in millions, except percentages)

The Venetian Macao 1,023.5 810.4 26.3%

Sands Macao 350.7 317.5 10.5%

The Plaza Macao 217.6 113.7 91.4%

Ferry and other operations (15.8) (25.4) (37.8)%

Total adjusted EBITDA 1,576.0 1,216.2 29.6%

Adjusted EBITDA for the year ended December 31, 2011 was US$1,576.0 million, an increase of US$359.8 million, or 29.6%, compared to US$1,216.2 million for the year ended December 31, 2010. This strong performance was driven by a consistent growth in net casino revenues as a result of management’s focus on driving both the high-margin mass table and slot businesses as well as continuing to provide high service levels to our VIP premium and junket players, and a significant growth in the high-margin rooms, mall and other non-gaming businesses attributable to our integrated resort business model. In addition, the management team continued to focus on driving operational efficiencies throughout both gaming and non-gaming areas of the business, driving further improvement in adjusted EBITDA.

(1) Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment and intangible assets, impairment loss on property and equipment, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors.

However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. As a result, adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Annual Report 2011

Sands China Ltd. 31

2. MANAGEMENT DISCUSSION AND ANALYSIS

Interest Expense

The following table summarizes information related to interest expense:

	Year ended December 31,		
	2011	2010	Percent change
	(US$ in millions, except percentages)		
Interest and other finance cost	**189.8**	185.3	2.4%
Less — capitalized interest	**(137.0)**	(66.6)	105.7%
Interest expense, net	**52.9**	118.7	(55.4)%

Interest and other finance cost for the year ended December 31, 2011 was US$189.8 million, an increase of US$4.5 million, or 2.4%, compared to US$185.3 million for the year ended December 31, 2010. The increase was primarily related to the US$1.75 billion VOL Credit Facility entered into in May 2010, with US$750.0 million term loan being fully drawn in July 2010 and fully repaid in November 2011. The increase was partially offset by a reduction in interest expense resulting from loan repayments under our VML Credit Facility and a reduced interest rate as we completed a US$3.7 billion refinancing on November 15, 2011. The US$70.4 million increase in capitalized interest was primarily due to recommencement of construction activities at Sands Cotai Central in May 2010.

Profit for the Year

Profit for the year ended December 31, 2011 was US$1,133.1 million, an increase of US$466.6 million, or 70.0%, compared to US$666.5 million for the year ended December 31, 2010.

LIQUIDITY AND CAPITAL RESOURCES

Throughout the year ended December 31, 2011, we funded our development projects and operations primarily through borrowings from our credit facilities, operating cash flows and proceeds from our equity offerings.

On September 22, 2011, two subsidiaries of the Group, VML US Finance LLC (the "Borrower") and VML, as guarantor, entered into a credit agreement (the "2011 VML Credit Facility"), providing for up to US$3.7 billion (or equivalent in Hong Kong dollars ("HK$") or Macao patacas ("MOP")), which consists of a US$3.2 billion term loan (the "2011 VML Term Facility") that was fully drawn on November 15, 2011, and a US$500.0 million revolving facility (the "2011 VML Revolving Facility"), none of which was drawn as at December 31, 2011, that is available until October 15, 2016. Borrowings under the 2011 VML Term Facility were used to repay outstanding indebtedness under the VML and VOL credit facilities and will be used for working capital requirements and general corporate purposes, including for the development, construction and completion of certain components of Sands Cotai Central.

As at December 31, 2011, we had cash and cash equivalents of US$2.49 billion, which was primarily generated from our operations and the refinancing drawn in November 2011.

Annual Report 2011

32 Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

Cash Flows — Summary

Our cash flows consisted of the following:

	Year ended December 31, 2011	2010
	(US$ in millions)	
Net cash generated from operating activities	**1,376.1**	1,362.9
Net cash generated from/(used in) investing activities	**3.1**	(1,098.5)
Net cash generated from/(used in) financing activities	**67.4**	(128.8)
Net increase in cash and cash equivalents	**1,446.5**	135.5
Cash and cash equivalents at beginning of year	**1,040.8**	908.3
Effect of exchange rate on cash and cash equivalents	**4.0**	(3.1)
Cash and cash equivalents at end of year	**2,491.3**	1,040.8

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, retail mall and hotel room operations. Net cash generated from operating activities for the year ended December 31, 2011 was US$1,376.1 million, an increase of US$13.2 million, or 1.0%, as compared to US$1,362.9 million for the year ended December 31, 2010. The increase in net cash generated from operating activities was primarily due to an increase in profit before tax, partially offset by additional funding for working capital.

Cash Flows — Investing Activities

Net cash generated from investing activities for the year ended December 31, 2011 was US$3.1 million, which primarily consisted of a decrease of US$774.2 million in restricted cash and cash equivalents, offset by capital expenditures of US$784.5 million. Capital expenditures included US$717.4 million for Sands Cotai Central and US$67.0 million for our operations mainly at The Venetian Macao and The Plaza Macao.

Cash Flows — Financing Activities

For the year ended December 31, 2011, net cash flows generated from financing activities were US$67.4 million, primarily attributable to US$3.2 billion in proceeds from borrowings under the 2011 VML Term Facility, US$2.85 billion for repayment of bank borrowings under the VML and VOL credit facilities and ferry financing, US$247.4 million for payment of interest and deferred financing costs and US$43.5 million for payment of finance lease liabilities.

Annual Report 2011

Sands China Ltd. 33

2. MANAGEMENT DISCUSSION AND ANALYSIS

CAPITAL EXPENDITURES

Capital expenditures were used primarily for new projects and to renovate, upgrade and maintain existing properties. Set forth below is historical information on our capital expenditures, excluding capitalized interest and construction payables:

Year ended December 31,

2011 2010

(US$ in millions)

The Venetian Macao 27.4 40.4

Sands Macao 7.7 5.6

The Plaza Macao 31.1 35.2

Ferry and other operations 0.8 3.4

Sands Cotai Central 717.4 255.4

Other developments — 7.3

Total capital expenditures 784.5 347.5

Our capital expenditure plans are significant. We recommenced construction activities on Sands Cotai Central in May 2010 to complete phases I and II. We intend to fund the development and construction costs to complete phases I and II with proceeds from the 2011 VML Credit Facility and to the extent necessary, cash flow from existing and future operations. We expect to commence construction of phase III at a future date as demand and market conditions warrant. As at December 31, 2011, we had capitalized construction costs of US$3.21 billion on the development of Sands Cotai Central including land, and we expect to further invest US$1.24 billion to complete phases I and II.

These investment plans are preliminary and subject to change based upon the execution of our business plan, the progress of our capital projects, market conditions and the outlook on future business conditions.

CAPITAL COMMITMENTS

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

December 31,

2011 2010

(US$ in millions)

Contracted but not provided for 572.4 992.3

Authorized but not contracted for 760.4 795.2

1,332.8 1,787.5

Annual Report 2011

34 Sands China Ltd.

2. MANAGEMENT DISCUSSION AND ANALYSIS

DIVIDENDS

On January 31, 2012, the Board declared an interim dividend of HK$0.58 (equivalent to US$0.075) per share payable to Shareholders whose names appeared on the register of members of the Company on February 20, 2012. This interim dividend, amounting in aggregate to HK$4.67 billion (equivalent to US$599.8 million), was paid on February 28, 2012.

On April 20, 2012, the Board proposed the payment of a final dividend of HK$0.58 (equivalent to US$0.075) per share, amounting in aggregate to HK$4.67 billion (equivalent to US$601.9 million), which is subject to approval by Shareholders in the forthcoming Annual General Meeting.

PLEDGE OF FIXED ASSETS

We have pledged a substantial portion of our fixed assets to secure the loan facilities. We have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress; ferries and vehicles with an aggregate net book value of approximately US$6.78 billion as at December 31, 2011 (2010: US$6.09 billion).

CONTINGENT LIABILITIES AND RISK FACTORS

The Group has contingent liabilities arising in the ordinary course of business. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel and believes that no significant loss will be incurred beyond the amounts provided for as at December 31, 2011. Actual results could differ from these estimates; however, in the opinion of management, it is not anticipated that any material liabilities will arise from the contingent liabilities.

During December 2010, the Group received notice from the Macao government that the application for a land concession for Parcels 7 and 8 was not approved and the Group applied to the Chief Executive of Macao for an executive review of the decision. In January 2011, the Group filed a judicial appeal with the Court of Second Instance in Macao, which has yet to issue a decision. Should the Group win the judicial appeal, it is still possible for the Chief Executive of Macao to again deny the land concession based upon public policy considerations. If the Group does not obtain the land concession or does not receive full reimbursement of the capitalized investment in this project, the Group would record a charge for all or some portion of the US$101.1 million in capitalized construction costs, as at December 31, 2011, related to the development on Parcels 7 and 8.

The Group had commenced pre-construction on Parcel 3, and had capitalized costs of approximately US$119.7 million including land (land: US$85.2 million) as at December 31, 2011. Under the revised terms of the land concession approved by the Macao government on August 20, 2009 that covers Parcel 3, the Group is required to complete the development of Parcel 3 by April 2013. The land concession for Sands Cotai Central contains a similar requirement that the corresponding development be completed by May 2014. The Group intends to apply for an extension from the Macao Government to complete the Parcel 3 development as it will be unable to meet the April 2013 deadline. Should the Group determine that it is unable to complete Sands Cotai Central by May 2014, the Group also intends to apply for an extension from the Macao government. No assurances can be given that additional extensions will be granted. If the Group is not able to meet the applicable deadline for Sands Cotai Central and the deadlines for either development are not extended, the Macao government has the right to unilaterally terminate the land concessions and the Group could lose its investment in, and right to operate, any properties developed under the land concessions for Parcel 3 and Sands Cotai Central without compensation to the Group.

Annual Report 2011

Sands China Ltd. 35

3. STAKEHOLDER INFORMATION

3.1 OUR SHAREHOLDERS

Shareholding Analysis and our Shareholders

Share Capital (as at December 31, 2011)

Authorized Share Capital	16,000,000,000 ordinary shares of US$0.01 each
Issued Share Capital	8,049,283,284 ordinary shares of US$0.01 each

Shareholding Distribution

	As at December 31, 2011			
Size of Shareholding	Number of Shareholders	% of Shareholders	Number of Shares Held	% of the Issued Share Capital
1–1,000	**591**	**72.69%**	**278,000**	**0.0034%**
1,001–5,000	**182**	**22.39%**	**383,600**	**0.0048%**
5,001–10,000	**18**	**2.21%**	**136,800**	**0.0017%**
10,001–100,000	**19**	**2.34%**	**495,200**	**0.0062%**
100,001–1,000,000	**1**	**0.12%**	**2,000,000**	**0.0248%**
Over 1,000,000	**2**	**0.25%**	**8,045,989,684**	**99.9591%**
Total	**813**	**100.00%**	**8,049,283,284**	**100.0000%**

Note: 46.98% of all our issued shares were held through the Central Clearing and Settlement System ("CCASS") as at December 31, 2011

The actual number of investors holding shares in Sands China is likely to be much greater, due to ownership of shares being held through nominees, investment funds and the CCASS.

Shareholding by Category

Venetian Venture Development Intermediate II ("VVDI(II)")	70.3%
Institutional Investors	29.7%
Retail Investors	0.0%
Total	100.0%

From publicly available information and as far as our Directors are aware, Sands China has maintained a sufficient public float of its share capital in the Hong Kong stock market since its listing on November 30, 2009.


Institutional and
Retail Investors
29.7%
Venetian Venture Development
Intermediate II ("VVDI(II)")
70.3%

Annual Report 2011

36 Sands China Ltd.

3. STAKEHOLDER INFORMATION

Creation of Shareholder Value

In 2011, the Company benefited from a number of key strengths that helped to differentiate our business from that of our competitors, including the following:

• Providing the highest quality integrated resort offerings;

• The diversification of amenities which provided us with a substantially higher adjusted EBITDA to sales percentage;

• Generating substantial cash flow and earnings from our existing operations;

• Maintaining an industry-leading development pipeline;

• Utilizing established brands;

• Operating very efficiently;

• Maintaining an experienced management team; and

• Deriving significant benefits from our on-going relationship with LVS.

Sands China’s profit attributable to shareholders for the year ended December 31, 2011 was US$1,133.1 million versus US$666.5 million in 2010, an increase of 70.0%. Basic earnings per share for the year ended December 31, 2011 was US14.08 cents (HK$1.09) versus US8.28 cents (HK$0.64) in 2010, an increase of 70.0%.

Our business strategy continues to be to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia’s premier gaming, leisure and convention destination. Our business strategies and development plans allow us to achieve strong growth and financial performance in the future.

We are grateful to all shareholders who provide us with feedback and views. If any shareholder has comments or questions on what we are doing on his or her behalf, please contact us. Our contact information can be found on page 177. We will provide an answer to your questions. We will take your comments into account and act upon them if we believe this will improve our performance and create shareholder value.

3.2 OUR LENDERS

We have incurred, and will continue to incur, significant capital expenditures associated with the expansion of new integrated resorts in our Cotai Strip development, as part of our strategy of building critical mass at our Cotai Strip development. We intend to fund our capital expenditure plans through a combination of debt and equity financings and internal resources.

Earnings Per Share

70. 0% Increase

US14.08

cents

US8.28

cents

2010 2011

To fund our existing projects and to finance our working capital requirements, we and our subsidiaries entered into loan agreements with various financial institutions. Such loans include a US$3.3 billion VML Credit Facility (2006), a HK$1.77 billion Ferry Financing (2008), and a US$1.75 billion VOL Credit Facility (2010).

Annual Report 2011

Sands China Ltd. 37

3. STAKEHOLDER INFORMATION

In order to reduce the Group’s interest expense, extend the debt maturities and enhance the Group’s financial flexibility and further strengthen its financial position, the Group entered into a new credit facility in Macao in September 2011, providing for up to US$3.7 billion (or equivalent in HK$ or MOP), which consists of a US$3.2 billion term loan that was fully drawn on November 15, 2011, and a US$500.0 million revolving facility, none of which was drawn as at December 31, 2011, which is available until October 15, 2016. Borrowings under the new facility were used to repay outstanding indebtedness under the VML and VOL credit facilities and will be used for working capital requirements and general corporate purposes, including for the development, construction and completion of certain components of Sands Cotai Central. Please refer to note 27 to the consolidated financial statements for a summary of the material terms and conditions of these loans.

3.3 OUR CUSTOMERS

Introduction:

Our business strategy is to develop Cotai and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our ultimate plans for Cotai include five interconnected resorts that leverage a wide range of branded hotel, and resort offerings to attract different segments of the market.

We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels, and higher margins than more gaming-centric facilities.

Our Customers:

Our properties are designed to cater to a broad range of customers who include the following:

• Leisure customers who visit resort destinations for quality accommodation, retail, dining, entertainment, spas and sightseeing, and those who may opt to game as part of that experience;

• Conference and exhibition organizers who seek an environment that attracts more buyers and exhibitors to trade shows and exhibitions because of the size, flexibility, quality and ambiance of the venue, business-friendly accommodation, dining and other resort facilities;

• Corporate meeting and incentive group organizers who value the extensive meeting facilities enabling even the largest of meetings to be held under one roof with a wide array of entertainment, dining and retail facilities;

• Mass market players who represent the highest profit margin gaming segment, and are characterized by non-rolling chip and slot machine play; and

• VIP and premium players, who enjoy our private Paiza Club gaming floors, luxury accommodation and amenities, and are characterized by rolling chip play.

Our customers come predominantly from within Asia, with our major markets being mainland China, Hong Kong, Taiwan, India, Japan, Korea, Thailand, Malaysia, Indonesia and Singapore. Through the implementation of targeted marketing campaigns, we expect to grow many of these markets in the coming year.

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38 Sands China Ltd.

3. STAKEHOLDER INFORMATION

We have strong relationships with travel agents and corporate and exhibition organizers throughout the region for distribution of our leisure products and promotion of our MICE offerings. In addition, we participate in trade shows in source markets to build brand awareness and promote our services and facilities.

3.4 OUR EMPLOYEES

HR Initiatives to ensure we remain Macao’s “Employer of Choice!”

Attracting Talent

Sands China is committed to hiring as many local Macao residents as possible and we are pleased to report that in 2011 over 7,000 Macao residents were offered positions with the Company. The majority of these offers were for positions in our brand new Cotai Strip development — Sands Cotai Central.

We held over 30 recruitment fairs in Macao in 2011. The majority of these job fairs took place at the Venetian Macao, but we also held fairs at various higher level educational institutions across Macao such as the University of Macau, the Macau Polytechnic Institute, the Institute for Tourism Studies and the Macau University of Science and Technology. This year we also held job fairs in South Korea, Malaysia, Vietnam, Taiwan, Hong Kong and cities across mainland China, in an effort to recruit the very best talent from across the region.

As responsible corporate citizens, we believe in giving back to the Macao community. We continue to offer part-time job opportunities to local residents with developmental disabilities in our Human Resources, MICE, Housekeeping, and Food & Beverage departments.

Developing and Retaining Talent

Offering a prosperous career path is important for retaining team members. We are pleased to report that in 2011 we promoted 1,277 team members (82% local Macao residents). Of this number, 215 team members were promoted to management positions (93% local Macao residents).

The Company also provides team members with continuous training and development opportunities. In 2011 our training and development teams trained over 21,000 team members in broad range of programs and disciplines. Training and development not only creates opportunities for our staff, but also ensures that we provide the best possible experience and product for our customers. Because the Company is the biggest employer in Macao, training and development also enriches the local talent pool, in turn helping to drive the sustainable development of Macao’s hospitality and gaming industry.

Our development and retention efforts as well as the opportunities available at Sands China are advertised and promoted across Macao to ensure that they are understood by the community. In 2011 we published a series of “career ladder stories” in local newspapers highlighting the successful careers of selected team members from various departments across the organization.

Annual Report 2011

Sands China Ltd. 39

3. STAKEHOLDER INFORMATION

Communication with Team Members, Employee Engagement Programs, and Retention Initiatives

The Company’s Human Resources team encourages open two-way communication between the Company and its team members. This is achieved by developing, utilizing and encouraging the use of various modes of communication throughout the organization.

Open Two-way Communication

Communication with Team Members

— myNET myNET is the Company’s intranet platform. myNET enables team members to retrieve information such as Company policies, benefit plans, publications, announcements, and other important news from a single online resource. In 2011, over 270 headlines were posted and over 40 Company videos were shared with team members via myNET.

— myNEWS myNEWS is a one-page bilingual e-newsletter distributed on a weekly basis via email and is mounted on notice boards in back-of-house areas. Digital copies of myNEWS are available from myNET. Information includes benefits, policy updates, executive messages, etc. To ensure team members are kept abreast of the latest company developments and news, over 50 issues of myNEWs were published in 2011.

— myMAG myMAG is the Company’s quarterly team member magazine publication featuring the latest Company news as well as key milestones and updates on team member activities in the prior quarter. Printed copies of myMAG are disseminated at key pickup points within our properties. Digital copies are also readily available from myNET.

— myTV myTV is an internal television channel broadcasting to television screens in the back-of-house areas of the Company’s properties. The channel is used to broadcast the latest Company news as well as health and safety tips, team member promotions and discounts, as well as information on local community and cultural activities.

— Back-of-the-house Notice Boards

The Company maintains 90 traditional notice boards in its back-of-house areas.

Open Channels for Team Members

— Team Member Concierge

Located at back-of-house areas of all our properties, the Team Member Concierge is where team members go for answers to queries or concerns.

Annual Report 2011

40 Sands China Ltd.

3. STAKEHOLDER INFORMATION

— Team Member Relations

A designated team from the Human Resources department is responsible for assisting team members in managing any challenges they may face, whether personnel or work related.

— myVOICE

It is an open forum through which team members join and express their work-related viewpoints with the management team and Human Resources. Monthly meetings with various groups of team members across the Company are held at different properties. Different topics related to team members have been covered during these sessions.

— E-enquiries

E-enquiries is our online enquiry and suggestions system. Through this platform, team member submissions are automatically channeled to the relevant team for further processing.

— Other Communication Channels

Team members are encouraged to approach their superiors or to contact the Human Resources department directly should they have any issues or concerns that they would like to discuss or have addressed.

Employee Engagement Programs and Retention Initiatives

myWORKSHOP myWORKSHOP is a series of free sessions dedicated to enriching the life experiences of our team members. Six workshops were held in 2011 including workshops on Creative Photography, a Dragon Boat Photography Competition, and a CEM Energizing Tour.

myDISCOUNT

Team members can enjoy discounts in more than 150 outlets throughout Macao. In 2011, 8 promotional sales were held for team members in the back-of-house areas.

myCLUB

A series of membership-based interest groups designed to help team members unwind after work. Clubs that have been established include the Badminton Club, the Dragon Boat Club, the Soccer Club and the Language Club.

myFESTIVAL

The Company celebrates cultural diversity at its team member dining rooms by offering team members an opportunity to experience cuisines from around the world. In 2011, the Company held 2 cultural celebrations at its team member dining areas

— “Experience Singapore” and “A Discovery Tour of Germany”.

myIDEAS

A platform where team members can share their views on ways to optimize and improve the operations of the Company. In 2011, team members’ ideas on “How to drive visitation for the Company?”, “How to recycle material resourcefully within the Company?”, and “What would you recommend the Company to use as the best slogans to help promote team spirit within the Company?” were collected.

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Sands China Ltd. 41

3. STAKEHOLDER INFORMATION

myRECIPE myRECIPE is a collection of team member recipes. Favorite recipes are featured in team member dining rooms.

Start Your Show

Held for a second time in 2011, Start Your Show is talent competition that provides a platform for team members to demonstrate their talents on the big stage. It attracted more than 60 entries in 2011 and 10 finalists were selected to perform in the final show in front of more than 2,400 people at the CotaiArena.

Key to Excellence Awards

The Key to Excellence Award program is a recognition program aimed at rewarding team members for their outstanding achievements and contributions. Each quarter approximately 100 winners from across the Company are selected through a nomination process to receive the awards. Executives and senior management from the Company are on hand to deliver the awards and express their appreciation.

Employee Assistance Program

In 2011 the Company setup a company-wide program to offer emotional and psychological support to team members and their families. Through this program, team members are able share their difficulties with professional counselors and are offered support and guidance.

HR Training and Development

Five Key Training and Development Outcomes

Orientating New Team Members

A total of 5,111 new team members from various departments participated in the orientation program in 2011 (880 in 2010).

Enhancing Service Skills and Knowledge — The Key To Excellence Series (KTE)

The Key to Excellence Series is a series of service training programs designed to enhance service skills and knowledge. In 2011 a total of 3,441 team members (1,434 in 2010) attended the Key To Excellence Series of programs covering 124 classes.

Developing Leadership Talent

Leadership talent development programs were delivered under 3 sub-headings — the Supervisory Management Series, the Management Development Series and Ad hoc programs. These are tailor-made, solution focused training courses developed to meet individual department needs. Topics in 2011 included: High Limit Gaming Service Leadership, The Plaza One-Minute Manager, and Motivating Negative Employees.

A total of 1,590 team members attended Leadership Development courses organized into 80 classes.

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42 Sands China Ltd.

3. STAKEHOLDER INFORMATION

4. Improving Performance

Language Training:

Language training sessions across all levels to help team members improve their English, Mandarin and Cantonese language skills are regularly organized. In 2011, a total of 1,946 team members attended these language courses and 246 classes were held.

Capacity Building:

690 team members attended programs such as Train-the-Trainer, On the Job Skill Building, and Interview Skills aimed specifically at preparing for the intake of new team members at Sands Cotai Central.

5. Refreshing Awareness of Responsible Gaming:

5,028 team members attended the Responsible Gaming Refresh Program across 57 classes.

2011 Team Member Profile (Full Time Team Members Only)

Number of Full-time Team Members: 18,436

Average Age: 38

Average Years of Service: 4

Gender Ratio: Male 47% Female 53%

Number of Nationalities in the Management Team: 37

Total Number of Nationalities: 51

3.5 OUR COMMITMENT TO THE COMMUNITY Introduction

At Sands China we recognize that we are dependent upon the goodwill, hard work and motivation of our team members, the overwhelming majority of whom have deep roots in the local community. This is an asset that, as employers, we seek to tap for the good of our daily operations, but equally it is an energy that should — and does — flow outward to benefit the general population.

The Company and its subsidiaries have, to date, actively supported more than 180 organizations operating in various sectors of society with cash donations and other contributions in excess of MOP52 million. In addition, the Group has underwritten numerous social, sporting and cultural activities that have directly and positively affected the lives of countless members of the community. While this is a corporate achievement to be proud of, the extra ingredient has been the heartfelt participation of all team members, who in many cases have given large amounts of their own time, as well as money, to serve so many worthy causes.

Sands China will continue to be judged by the responsible attitude of our team members, and we would not have it any other way.

Annual Report 2011

Sands China Ltd. 43

3. STAKEHOLDER INFORMATION

Developing Talent

Sands China has five core principles — 1) commitment to excellence, 2) exceeding expectations, 3) innovation, 4) trust and respect, 5) one team working together. All training programs are designed around these core values and at the same time aim to optimize the potential of local talent in the interests of the sustainable development of the industry. This understanding is diligently cultivated in our professionals and transfers naturally via our team member activities within the community.

Continuous team member training and development explains why Sands China has won a number of international and local awards, including 4-star ratings in the Forbes Travel Guide: Hong Kong and Macao, medal honors in the Hong Kong International Culinary Classic 2011 and Macao Occupational Skills Recognition System Gold Pin Competition. The travel industry has also honored The Venetian Macao with Best Meetings & Conventions Hotel in Macau and Five-Star Hotel of the Year on various occasions. Whilst we are proud of these achievements and recognize that they are good for business, we regard these prestigious programs and competitions as the ideal platform for investing in the people of Macao and a tailor-made device for unlocking their talent.

One significant way in which we have achieved our goal of investing in the people of Macao is through the funding of the Adelson Advanced Education Center, which seeks to promote the advancement of training and education in non-gaming business disciplines for local talent. We have signed an agreement with the University of Macau for their students to utilize this 15,500 square feet offsite campus. Courses in advanced management and non-gaming areas such as tourism, such as MICE, Hospitality, Entertainment and Integrated Resort & Retail management are offered. These are all critical growth areas for Macao.

Another way that the Company endeavors to develop local talent is via its agreement with the Macau Management Association to jointly offer management training courses. In 2011 courses in customer service and human resource management were held. These course are led by academic professors from the Macau Management Association and are supported by members of the Company’s management team, who are on-hand to provide and share their real-life experiences in the hospitality, MICE, entertainment and gaming industries.

Beneficiaries of Sands China’s commitment to the development of local talent include the University of Macau, Macau University of Science and Technology, Macau Polytechnic Institute, Institute for Tourism Studies and The University of Saint Joseph. In 2011, the Company contributed MOP590,000 to these institutions, benefitting more than 90 students. In addition to scholarships and fellowships, we provide internship programs for students from local higher education institutes.

Sands China believes that even the most vulnerable members of society should have the opportunity to develop their talents. Subsequent to a successful recruitment of ten members of the Macao Special Olympics (“MSO”) in 2010, eight members have chosen to remain with our team and continue contributing their efforts in the Human Resources, Conventions and Exhibitions Banquet Operations, Housekeeping, and Finance departments.

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44 Sands China Ltd.

3. STAKEHOLDER INFORMATION

Donations to Charity

The most direct way to help those in need is to donate money and goods, and this represents a substantial part of our community activities. Sands China is involved in a wide range of ‘direct aid’ programs — some of them on a ‘one-off’ basis and others on a continuing basis of ‘local partnership’. In 2011, the Company contributed MOP7 million direct cash donations to organizations supporting the elderly and infirm, the mentally disabled, those in various forms of rehabilitation, the abused, and children’s charities among the list of 180 organizations, with some MOP32 million contributed to such causes by Sands China since 2004.

‘Lucky’ coins regularly dredged from The Venetian Macao canals are also given to the venerable Tung Sin Tong Charitable Society. In 2011, Sands China contributed more than MOP100,000 to this worthy cause.

Non-financial contributions by the Company are both numerous and diverse. Over 70 boxes of second-hand clothes discarded by our hotel guests were gratefully received by the Salvation Army for the benefit of those in need throughout Macao and in China. Over 100 boxes of miscellaneous items were donated over the same period by Sands Macao and The Venetian Macao to Caritas Macau.

There are indeed many ways of contributing to society. An increasingly large part of the Sands China product mix is entertainment, with some of the biggest names in the Western and Chinese entertainment world gracing the CotaiArena stage. While many of these high profile shows, events and concerts are sell-out affairs, we are more than happy to give the underprivileged the chance of a lifetime to see some of the biggest stars. More than 800 local residents — both young and old — enjoyed watching sporting events and great concerts for free in 2011.

Community Outreach — Sands China Care Ambassadors

In 2011, Sands China organized more than 35 community outreach activities, all of which shared a common objective — touching the lives of the less fortunate. Children, the elderly and the vulnerable are regular participants in such activities and are often the ultimate beneficiaries. While Sands China can point to many community outreach events — Chinese New Year parties for the elderly, Christmas parties for differently-abled individuals, and more — we also take pride in our community character-building programs such as a badminton clinic conducted by Badminton superstars for the athletes of the Macao Special Olympics.

There would be no meaningful community outreach, if it was not for the hundreds of Sands China team members who take it upon themselves to get involved, often on their own time. While the Company strongly encourages this community spirit, it is our team members who roll up their sleeves for dozens of projects such as the ‘One Day Volunteer’, in which Sands China Care Ambassadors — formalized as an active community force in 2009 — once again joined the Macau Youth Volunteer Association to play and have fun with mentally handicapped children and their families and helped clean the houses of the live-alone elderly.

As at December 2011, the Sands China Care Ambassadors — comprising over 300 volunteers from The Venetian Macao, Sands Macao and The Plaza Macao — have contributed more than 2,300 hours of community service. In fact, such has been the contribution made by Sands China Care Ambassadors that 12 of our team members were recognized with special awards by the Macau Youth Volunteer Association and the Voluntary Social Services Association of Macao in December 2011.

Annual Report 2011

Sands China Ltd. 45

3. STAKEHOLDER INFORMATION

A Creative Community

As part of our efforts to give back to the local community, the Company once again hosted The Venetian Macao Talent Spotlight in celebration of The Venetian Macao’s 4th Anniversary in 2011. The Venetian Macao’s Talent spotlight is a city-wide contest that gives creative and artistic citizens in Macao a platform to show their undiscovered talents and to help pave their way to stardom. In 2011, 50 contestants participated in a 2-day audition to showcase their talents in front of a panel of judges. Emerging from stiff competition against many others, the dance troupe, LD Group, impressed the judges with their electrifying performance and was crowned the winner. On August 28, 2011, LD Group was awarded with kicking off The Venetian Macao’s 4th Anniversary concert at Cotai Arena, which featured numerous Asian entertainment stars.

An Energetic Community

As a popular tourist destination, Macao is a city of festivals where you will find lively multicultural events regularly taking place somewhere or other in the territory. In addition to the many Chinese and Western events popular with tourists, local residents are recognizing the power of the community and its ability to make a difference. One of the most important community events in the charity calendars is Walk for a Million, a charity fund initiated by the readers of Macao Daily News that has drawn the community together since 1984. All funds collected are primarily used to either help low-income earners in the form of subsidies and scholarships or to provide aid to the general community in times of emergency. Over 2,000 Sands China team members participated in the 28th Walk for a Million in December 2011 and the Company donated MOP500,000.

Where it’s just fun and competition for its own sake, you’ll generally find Sands China personnel in the thick of it. The female and male teams from Sands Macao and The Venetian Macao both participated in the 2011 Macao Dragon Boat Race, with a team taking home the medal for the 500-meter Big Dragon Boat Race. Team members also won bragging rights in the popular annual Tray Race organized by the Macao Government Tourist Office on World Tourism Day.

Responsible Gaming Program

Social consequences can arise from problem gambling, and in order to address this concern, the Company, launched a comprehensive Responsible Gaming Program in April 2007 with a mandate to widely disseminate information on problem gambling, including assisting vulnerable guests to obtain professional help. The program — undertaken in an ongoing partnership with the government, experts, academics, doctors and counseling centers — seeks to effectively reduce the incidence of problem gambling by pre-empting such behavior in a proactive and participatory manner. A ‘Self Exclusion Program’ has also been in place since 2004 to assist problem gamblers by accepting their requests that they be denied access to our casinos.

Beyond distributing informative materials to patrons and team members, over 5,000 new team members attended mandatory Responsible Gaming Awareness training as part of their orientation in 2011. Further to regular training for new team members, Sands China launched a Company-wide refresher training program for current team members, with the aim to give updates on Responsible Gaming and strengthen their awareness of problem gambling.

In addition, Sands China actively participates in Responsible Gaming-related academic research and sends training personnel from various departments to attend seminars and workshops to enhance and supplement their knowledge of this social issue.

In an effort to further tackle the issue of problem gambling in Macao, Sands China actively participated in the 2011 annual “Responsible Gaming Week”, which has been co-organized by the Macao SAR Gaming Inspection and Coordination Bureau, Macao SAR Social Welfare Bureau and Institute for the Study of Commercial Gaming of the University of Macau since 2009.

Annual Report 2011

46 Sands China Ltd.

3. STAKEHOLDER INFORMATION

To leverage the “Responsible Gaming Week” events, Sands China organized the very first Company-wide “Responsible Gaming Education Week 2011”, aiming to further enhance team members’ knowledge on Responsible Gaming and learn how to foster Responsible Gaming behavior. Activities included quiz and Employee Assistance Program Orientation, distribution of informative gifts and notice board displays in all back-of-house areas.

Sands China has also been contributing unclaimed jackpots and lost & found money to organizations that provide assistance to problem gamblers and their families since 2006. In 2011, donations to non-government organizations such as Macau IFE Rehabilitation Centre for Problem Gamblers, Sheng Kung Hui Macau Social Service Coordination Office and the Young Men’s Christian Association of Macau reached MOP450,000. We contributed a further MOP500,000 to academic entities such as the Institute for the Study of Commercial Gaming of the University of Macau, which conducts research into problem gambling and undertakes training programs.

3.6 PRESERVING OUR ENVIRONMENT

The Venetian Macao has the distinction of being the largest single-structure hotel building in Asia and is the seventh largest building in the world in terms of floor area. Its energy demands are proportionately large — but so are the opportunities for saving energy and protecting the environment. On a daily basis, we proactively protect the environment by recycling waste generated by our three properties.

Sands China constantly searches for new ways to use resources more efficiently such as using energy-saving lamps and improving the air conditioning systems. As a result, The Venetian Macao’s electricity bill for the year ended December 31, 2011 was 13% less than its electricity bill during its first full year of operation in 2008, representing US$5.3 million in energy savings.

We rigorously pursue a Green Procurement and Supply Chain Policy, which seeks to minimize the impact of products and services on the environment while achieving environmental sustainability. The Company’s shuttle buses also follow the highest environmental regulations. All comply with Euro IV emission standards, meaning lower levels of pollution. Our vehicle fleet also includes some petrol-electricity powered hybrids.

Sands China is an active participant in community and government environment, health and safety initiatives, one of the foremost of which is the Macao Green Hotel Award program. The award — organized by the MSAR Environment Council — was first launched in 2007 and seeks to leverage the importance of environmental management and honor hotel establishments that are demonstrably committed to the green cause.

Macau Green Hotel assessment criteria covers Green Leadership and Innovation, Green Program Performance and Partner Synergy. Sands Macao was awarded the Green Hotel award 2010 and The Venetian Macao received The Green Hotel – Gold award in 2011.

As part of our effort to promote energy savings, Sands China was delighted to participate in “Earth Hour” once again in 2011. We support WWF’s worldwide initiative, in which millions of individuals and thousands of cities and businesses around the globe switch off their lights for a full hour.

Sands China supported the annual “Macao Solar Challenge” organized by University of Saint Joseph. Students developed solar powered boats and raced them on the outdoor lagoon at The Venetian Macao.

Annual Report 2011

Sands China Ltd. 47

3. STAKEHOLDER INFORMATION

Efforts to become environmentally friendly have also entered the hotel’s rooms. Several devices to save water and energy have been installed across the properties.

Sands China encourages hotel guests to avoid unnecessary towel and linen changes and to turn the lights off when not needed.

The Company also encourages its employees to do their part. Energy conservation and environmental awareness are promoted to team members on a regular basis, either through training and awareness initiatives or posters and videos.

The Venetian Macao Energy Savings Achieved in 2011(1)

US$5.3 Million

The Venetian Macao Sustainability Initiatives in 2011

— Installation of energy saving lights

— Improvements in the air conditioning operation Systems

— Scheduling the operation of equipment to optimize efficiencies

— Installation of water savings devices such as water saving shower heads and water flow controllers

— Automatic irrigation system

— Recyclable materials are separated from general waste such as, paper, plastic, cans and oil

— Development of a green awareness campaign targeted at Sands China team members

250 260 270 280 290 300 310

Aug-08 299 12

Sep-08 The

Million

Oct-08

Nov-08

Dec-08 290 Months

Jan-09 kWh/Year Venetian

Feb-09

Mar-09 Moving

Apr-09

May-09 Macao

Jun-09 Total

Jul-09

Aug-09 Yearly

Sep-09

Oct-09

Nov-09

Dec-09 273

Jan-10 Electricity

Feb-10

Mar-10

Apr-10

May-10 13%

Jun-10

Jul-10 Consumption

Aug-10

Sep-10 Savings

Oct-10 in

Nov-10 (US$5.3

Dec-10 273 the

Jan-11

Feb-11

Mar-11 Yearly

Apr-11 Million/Year)

May-11

Jun-11

Jul-11 Electrical

Aug-11 Bill

Sep-11

Oct-11

Nov-11

Dec-11 259

as against our first full years of operations (2008).

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48 Sands China Ltd.

3. STAKEHOLDER INFORMATION

62 64 66 68 70 72 74 76 78 80

Sep-08 78.9 12

Oct-08 The

Million

Nov-08

Dec-08 78.0 Months

Jan-09 kWh/Year Sands

Feb-09

Mar-09

Apr-09 Moving

May-09 Macao

Jun-09 Total

Jul-09 Yearly

Aug-09

Sep-09

Oct-09

Nov-09 71.5

Dec-09

Electricity

Jan-10

Feb-10

Mar-10

Apr-10

May-10

Jun-10 13%

Jul-10 Consumption

Aug-10

Sep-10 Savings

Oct-10

in

Nov-10 (US$1.5

Dec-10 68.9

the

Jan-11

Feb-11

Mar-11 Yearly

Apr-11

May-11 Million/Year)

Jun-11

Jul-11 Electrical

Aug-11 Bill

Sep-11

Oct-11

Nov-11

Dec-11 68.5

2011 Energy Savings by Segment

Others

14%

Operational Scheduling Savings

9%

Air Conditioning Savings

41%

Lighting Energy Savings

36%

Annual Report 2011

Sands China Ltd. 49

4. CORPORATE GOVERNANCE REPORT

4.1 CHAIRMAN’S INTRODUCTION

Sands China is relatively young as a listed company. Nonetheless, we recognize the importance of good corporate governance for several reasons. The Board has a key role to play in setting strategy and overseeing the Company’s financial and operational performance: an effective governance framework enables the Board to exercise direction and oversight. We also want to give our investors confidence that we are exercising our stewardship responsibilities with due skill and care, and that we have adopted and applied the principles of good governance. I believe communicating how we achieve this openly and transparently is the best way of achieving this.

In late 2011, the Listing Rules related to the Corporate Governance Code contained in Appendix 14 of the Listing Rules (the “Code”) were revised. The Board fully supports the changes that have been introduced. Many of the changes that were introduced as Code amendments reflect practices that the Company already follows. Where they do not, we have made or planned changes. Corporate Governance principles, however, need to be applied in a way that is fit-for-purpose for each organization so we have done this in a way that supports the performance of our business and enables effective oversight, whilst reflecting our specific circumstances.

As Chairman, I see ensuring high standards of governance as a key part of my responsibilities. For this reason, we have taken a different approach to reporting on corporate governance this year. Rather than taking a compliance-oriented approach, we have used this report to explain the Board’s views towards governance, how we apply the key principles and follow best practice, and what the Board has actually done to discharge its responsibilities. In other words, we tell the story of our governance, and I believe we have a good story to tell.

Sheldon G. Adelson

Chairman of the Board

Hong Kong, April 20, 2012

THE 2011 CORPORATE GOVERNANCE REPORT

To tell the story of our governance, we have set out this report in the following way:

Sections What we cover

1. The Code and good governance Why the Code is important to us

2. The Board The Board’s role and its composition, and the supporting governance framework

3. Key roles What the Chairman, Chief Executive Officer, Executives and Non-Executive

Directors and the Company Secretary do to support good governance

4. Activity What we did by way of governance in the last year

5. The Committees How the Committees have supported the work of the Board

6. Risk and internal control The key aspects of our approach to risk management and internal control

7. Shareholders What we have done in relation to shareholder engagement

8. Compliance disclosures and other matters Compliance is important, and this section confirms any remaining requirements not discussed in the earlier sections

Annual Report 2011

50 Sands China Ltd.

4. CORPORATE GOVERNANCE REPORT

4.2 THE CODE AND GOOD GOVERNANCE

The Board welcomes the revisions to the Code, introduced in late 2011. These not only set a standard for our Board to meet, but also promulgate principles and practices that will increase corporate governance standards and increase investor confidence in the stock market as a whole.

The Board views good governance as a priority for the Company: enabling effective monitoring and oversight of strategy and performance whilst, when clearly and transparently communicated, giving our investors a better understanding of how the Company is led and how oversight across the business is provided. And though we have achieved much operationally and by way of financial performance recently, we recognize the Company is still a young listed company. We expect, therefore, that our governance framework and practices will mature and evolve over time, in response to business and oversight needs. We plan to use this report each year to explain to our investors how our governance has developed and improved.

Our governance changes this year have two main aspects. Firstly, we reported certain deviations from the Code in our report last year. These have now been addressed. The two temporary Committees (the CEO Search Committee and the Transitional Advisory Committee) which did not have formally established terms of reference were both dissolved on February 14, 2011 as they are no longer needed. We have also, since March 1, 2011, formally established the respective responsibilities of the Board and of management. These were not previously set out in writing.

The other changes relate to those brought about by the amendments to the Listing Rules and the Code. Many of the new principles and practices introduced are already reflected in our existing governance framework. Where they are not, we have already implemented a number of changes, and other changes are planned to address the remaining amendments. The principal amendments, and the changes we have made (or have planned), can be summarized as follows:

Rules and Code amendments

Establish a Nomination Committee with

a majority of Independent Non-Executive Directors

as members

Formulate a shareholder communication policy

Board to comprise of at least one-third

Independent Non-Executive Directors

Directors training and training for

the Company Secretary

Monthly updates to Directors

Review arrangements for employees to raise

concerns about possible improprieties

What we have done or have planned

Established with formal terms of reference on March 2, 2012

Approved by the Board on March 2, 2012

Required by December 31, 2012 and will be considered by the

Nomination Committee

A training-needs analysis is being undertaken and proposals for training and development will be considered by the Nomination

Committee

Informal updates are already provided to Directors; proposals are being developed to provide all Directors with structured monthly updates on the Company’s performance, position and prospects

The Audit Committee and the Board has reviewed the Company’s

Whistle-blowing and Ethical Conduct Policy on March 2, 2012

Annual Report 2011

Sands China Ltd. 51

4. CORPORATE GOVERNANCE REPORT

4.3 THE BOARD

The Board’s main responsibility and purpose is to deliver the long-term success of the Company and to create long-term value for its shareholders. It does this by providing strategic and entrepreneurial leadership, and by exercising prudent oversight and control over the Company. As the business continues to grow through the development of the Cotai Strip developments, the Board needs to ensure that the Company has the resources — both funding and talent — to deliver success. The Board also recognizes the need for effective engagement by the Company with its key stakeholders, including all its investors.

To achieve these goals and discharge its responsibilities, the Board has defined the business and governance issues for which it needs to be responsible, and these matters reserved for the Board have separately defined. The matters reserved for the Board are periodically reviewed to ensure they are up to date. The principal matters the Board is responsible for include:

approval of strategy

determination of risk appetite

setting of ethical standards

monitoring of operational and financial performance

engaging with shareholders

review and approval of annual operating and capital budgets

review and approval of initial construction budgets for projects, as well as significant modifications review and approval of announcements made via the Stock Exchange website review and approval of issuance and sale of the Company’s securities review and approval of raising of debt by the Company, and any early repayment review and approval of significant acquisitions and disposals

The Board also recognizes that it sets the ethical standards for the Company, and has therefore designed a framework to ensure that the highest standards of integrity and ethical behavior are maintained by all Directors and employees. The Company maintains a Code of Business Conduct and Ethics which was most recently updated on February 20, 2012. This is supported by a bilingual Compliance Policy Handbook that is distributed to all Directors and staff on joining the Company.

There are certain matters for which the Board is responsible that are delegated to its Committees. These are matters where particular time and attention need to be devoted to specific topics (so that regular Board meetings may not be the most effective place to consider them), have the need for specialist input, or require the demonstration of independent oversight. Accordingly, the Board has four Committees to help it discharge its responsibilities: the Audit, Remuneration, Nomination and Sands China Capital Expenditure Committees. Whilst two of the Committees have been in place since the Company’s listing, the Sands China Capital Expenditure Committee was established on March 1, 2011 and the Nomination Committee was established on March 2, 2012. The amendments to the Code now require a separate Nomination Committee to be established; previously, its work was a responsibility of the Board and carried out under clearly-defined guidelines.

The Committees each have formal terms of reference; the Remuneration and Sands China Capital Expenditure Committees have limited decision making authority whilst the Audit and Nomination Committees have none. All Committees have reporting

Annual Report 2011

52 Sands China Ltd.

4. CORPORATE GOVERNANCE REPORT

responsibilities back to the Board and make recommendations to the Board on key decisions relating to their remit. At each Board meeting, the relevant Committee chairman reports back to the whole board highlighting any matter which requires the Board’s attention or decision.

The overall governance structure at the Company can be summarized as:

Board of Directors • approves strategy

• determines risk appetite

• sets ethical standards

• monitors operational and financial performance

• engages with shareholders

Sands China Capital

Audit Committee Remuneration Committee Nomination Committee Expenditure Committee

• reviews the accounting • reviews proposals • reviews structure, size • reviews and approves and financial reporting about the policy and composition of the non-budgeted capital processes and internal and structure of Board in the light of the expenditure projects in control system of remuneration of Company’s strategy excess between US$1 the Company, its Directors, senior • oversees the million and US$10 compliance with management and appointment process million (with non-

legal and regulatory highly compensated for new Board budgeted spend on requirements employees members a project in excess of

• exercises oversight over • ensures these • assesses the this requiring Board the external auditors remuneration independence of approval)

and their audit process, proposals are aligned Independent Non-

and the work of to corporate goals and Executive Directors

internal audit objectives

The work of the Board during 2011 is explained on page 56 and the work of the Committees is set out on pages 56 — 60.

The work of the Board is central to the success of the Company, so we need to ensure it has the right membership. In looking at its composition, the Board looks to ensure it has the right set of skills and experience, relevant knowledge and appropriate members. For us, this means having a deep understanding of the hospitality, gaming and MICE industries, knowledge of the local business and economic environment in Macao and, more broadly in China and other relevant markets. It also means having the right balance of Executive and Non-Executive Directors, including those who are independent and bring a broad and objective perspective with a questioning mindset. Whilst ensuring our Board has the right composition has always been a primary responsibility of the Board (working under formal nomination guidelines), this will get greater and more specific focus going forward with the recent establishment of the Nomination Committee in March this year.

The Board comprises ten members who, together, bring the skills and experience the Company needs to meet our long-term objectives: two Executive Directors and eight Non-Executive Directors, three of whom are considered to be independent. The

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members of the Board and their biographies are set out on pages 10–14 of this Annual Report. The needs of the Company change over time and, therefore, so does the membership of the Board. The Board considers the qualifications and experiences of the candidates and the benefits such candidates bring to the Company, the following changes were made on July 27, 2011:

• Mr. Edward Matthew Tracy was appointed as President and Chief Executive Officer and as an Executive Director

• Mr. Michael Alan Leven, who was Acting Chief Executive Officer from July 23, 2010 and as an Executive Director from July 27, 2010, was re-designated as a Non-Executive Director

• Mr. Lau Wong William was appointed as a Non-Executive Director

In order to make sure the Company takes the best advantage of a director’s skills and experience, new directors undergo an induction program that involves the opportunity to meet senior managers and learn about the parts of the business for which they are responsible, as well as visits to the Company’s operations and construction projects. They are also briefed by the Company’s Company Secretary and external advisers about their responsibilities as Directors.

To contribute as effectively as possible on an ongoing basis, Board members receive periodic updates that are relevant to their duties and to the business. For example, in 2011 the Board was briefed on the changes to the Listing Rules and Code amendments. In 2012, the newly formed Nomination Committee will consider a program for the continuous professional development of directors and also review their individual record of training at the end of the year.

The Board has also established a procedure to enable Directors, upon reasonable request, to seek independent professional advice in appropriate circumstances, at the Company’s expense.

To ensure that we adhere to high standards of corporate governance, we have developed our own corporate governance principles and guidelines which set out how corporate governance operates in practice within the Company. This is based on the policies, principles and practices set out in the Code and draws on other best practice. It sets out the primary corporate governance-related duties of the Board which are to:

develop and review the Company’s policies and practices on corporate governance review and monitor the training and professional development of the Directors and senior management review and monitor the Company’s policies and practices on compliance with legal and regulatory requirements develop, review and monitor the code of conduct and compliance manual applicable to employees and directors review the Company’s compliance with the Code and relevant disclosure in the annual Corporate Governance Report.

The Board is of the view that throughout the year ended December 31, 2011, the Company has complied with the code provisions and certain recommended best practices set out in the Code.

Directors’ Responsibilities for Financial Reporting in respect of Financial Statements

The Directors acknowledge their responsibility for preparing the financial statements of the Company for the year ended December 31, 2011.

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4.4 KEY ROLES

A number of roles are key to a well-run board, particularly those of the Chairman, Chief Executive Officer and the Company Secretary. Additionally, although they are members of a unitary board, the Non-Executive Directors bring different perspectives to the Board’s discussions from the Executive Directors who are involved day-to-day.

There is a separation of the roles of the Chairman and the Chief Executive Officer at the Company.

The primary role of Chairman is to provide leadership. He is responsible for the proper functioning of the Board and for ensuring the application of good corporate governance practices. The Chairman is responsible for setting the Board’s agenda and ensuring that adequate time is available for discussion of all agenda items, in particular strategic issues. He also promotes a culture of openness and debate by facilitating the effective contribution of Non-Executive Directors in particular and ensuring constructive relations between Executive and Non-Executive Directors. The Chairman is responsible for ensuring that the Directors receive accurate, timely and clear information and also ensures effective communication with shareholders.

The primary role of Chief Executive Officer is to focus on developing the business’s strategy and support plans for approval by the Board and implement the objectives and policies agreed by the Board. The executive team and senior management should support the Chief Executive Officer in doing this. The Chief Executive Officer has primary responsibility for setting an example to the Company’s employees, and communicating to them the expectations of the Board in relation to the Company’s culture, values and behavior. He is responsible for supporting the Chairman to make certain that appropriate standards of governance permeate through all levels of the organization and he makes certain that the Board is made aware of the Executive Directors’ and senior management’s views on business issues in order to ensure discussions in the boardroom remain well-informed.

The Non-Executive Directors bring a rich mix of business experience from a broad base of business experience. Some Non-Executive Directors are not independent by virtue of their connection with our parent company, LVS. These Directors bring understanding and experience of the industries within which we operate, and therefore add considerable value to the Board’s decision making. Others bring specific experience of the local market and environment. This experience, when combined with the outside perspective of the Independent Non-Executive Directors provides a powerful combination of skills and experience. All Non-Executive Directors, whether independent or not, bring essential challenge and valuable experience to the Board’s deliberations.

Actual and perceived independence is a key quality we require of a significant portion of our Board. At present, 30% of our Board are independent. The changes to the Listing Rules require one-third of the Board to be comprised of Independent Non-Executive Directors, and the Nomination Committee will consider how this target is best achieved over the next few months. All three Independent Non-Executive Directors have confirmed, in writing, their independence in accordance with the definitions of the Listing Rules. It is important that all Directors, but in particular Non-Executive Directors are able to devote sufficient time to the Company’s business. The Board has considered the time commitment of each Director to ensure that they are spending sufficient time on the Company’s affairs.

In the Company’s case, with the substantial shareholding held by LVS, the Independent Non-Executive Directors have a particular responsibility to safeguard the interests of the minority shareholder notwithstanding that the Board and the majority shareholder both understand that decisions should always be made in the best interests of the Company. So, this year, for example, the Independent Non-Executive Directors comprising the Audit Committee considered the revised Shared Service Agreement between the Company and its parent to ensure that the agreement was on normal commercial terms, in the usual and ordinary course of business and fair and reasonable and in the interest of shareholders as a whole.

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The Company Secretary also plays a vital role. Working with the Chairman, he ensures there is a good and timely flow of information to Directors, both in their role as Board members and as members of individual Board Committees. He also facilitates induction activities for new Directors and will assist with the continuing professional development of Board members. The Company Secretary also plays a particular important role in advising the Chairman on all governance-related matters. He is also available to provide advice to the Board.

4.5 ACTIVITY

The Board meets four times during a year as a minimum and, during 2011, it met eleven times. The attendance of each Director at Board and Committee meetings is detailed in the table below.

	Attendance/No. of Board or Committee Meetings			
Name of Director	Board	Audit Committee	Remuneration Committee	Sands China Capital Expenditure Committee
Sheldon Gary Adelson	11/11	—/—	—/—	—/—
Edward Matthew Tracy[a]	4/11	—/—	—/—	2/3
Toh Hup Hock	11/11	—/—	—/—	—/—
Michael Alan Leven	10/11	—/—	—/—	3/3
Irwin Abe Siegel	11/11	10/10	—/—	—/—
Jeffrey Howard Schwartz	10/11	—/—	4/5	2/3
Lau Wong William[a]	4/11	—/—	—/—	—/—
Iain Ferguson Bruce	11/11	10/10	5/5	3/3
David Muir Turnbull	10/11	—/—	5/5	—/—
Chiang Yun	11/11	9/10	—/—	—/—
David Alec Andrew Fleming[b] *(Alternate director to Mr. Michael Alan Leven)*	1/11	—/—	—/—	—/—

Note:

[a] appointed on July 27, 2011, five board meetings were held on or after July 27, 2011

[b] in his capacity as alternate director to Mr. Michael Alan Leven

Agendas for each meeting are prepared by the Company Secretary in consultation with the Chairman, and based on a forward calendar that helps ensure that all relevant matters for the year ahead are considered by the Board in a timely manner. All Directors are encouraged to contribute to the agenda setting process. Information relevant to each Board meeting is sent out in good time to the Directors. In addition to board papers, information relevant to the Company's financial position and latest developments is made available to Directors to keep them up to date; the Directors also have access to senior management where necessary.

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During the year, the Board covered a wide range of matters in relation to strategy, operations, financial performance, regulatory compliance and governance. The principal items included:

Meeting Date Matters Considered

Regularly Received and considered the reports of the Company’s committees

Regularly Received and considered updates from the Company’s management team including updates from the construction department on the status of its development projects, including any potential delays or labor concerns, and updates from the legal department on the status of any material litigation

Regularly Reviewed and approved the Company’s public announcements

Quarterly Reviewed and approved the Company’s financial results, including the Company’s IFRS results as well as its U.S. GAAP financial results for publication by LVS on the New York Stock Exchange

March 1, 2011 Dissolved the CEO Search Committee and the Transitional Advisory Committee and Established the

Sands China Capital Expenditure Committee

March 1, 2011 Reviewed and approved the Company’s preliminary financial results announcement for the year ended December 31, 2010

March 1, 2011 Considered and recommended the appointment of the Company’s external auditors,

PricewaterhouseCoopers, to shareholders at the June 7, 2011 Annual General Meeting.

April 13, 2011 Noted the resignation of Ms. Ho Siu Pik as Joint Company Secretary

April 13, 2011 Reviewed and approved the Company’s nomination guidelines for the appointment of Directors

April 13, 2011 Reviewed and approved the Company’s 2010 Annual Report for publication and dispatch to

Shareholders

July 27, 2011 Reviewed and approved the re-designation of Mr. Michael Alan Leven as a Non-Executive Director,

the appointment of Mr. Edward Matthew Tracy as President and Chief Executive Officer and

Executive Director of the Company, and the appointment of Mr. Lau Wong William as a Non-

Executive Director of the Company

August 29, 2011 Reviewed and approved the Company’s 2011 Interim Report for publication and dispatch to

Shareholders

September 22, 2011 Reviewed and approved the terms of the 2011 VML Credit Facility

December 13, 2011 Reviewed and approved the Company’s 2012 budget

December 13, 2011 Reviewed and approved the Shared Services Agreement Renewal Agreement with LVS

The Company Secretary is responsible for taking and keeping minutes of all Board and Committee meetings. Draft minutes are circulated to Directors for comment shortly after a meeting and final minutes are available for review and inspection by Directors.

4.6 THE COMMITTEES

The Board has four Committees that undertake work on its behalf, and report back to the Board: the Audit Committee, the Remuneration Committee, the Nomination Committee and the Sands China Capital Expenditure Committee. Additionally, two Committees were dissolved during the year: the CEO Search Committee and the Transitional Advisory Committee.

The roles and functions of the Committees are set out in their respective terms of reference. The terms of reference of the Audit Committee, the Remuneration Committee and the Nomination Committee are available on the websites of the Company and of the Stock Exchange.

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Audit Committee

The Audit Committee supports the Board by exercising oversight in relation to the Company’s accounting and financial reporting processes, internal control system, the financial statements and other financial reports, financial management, the external auditors and internal audit.

The Audit Committee comprises only Non-Executive Directors. The members of the Committee are Mr. Iain Ferguson Bruce, Ms. Chiang Yun (both of whom are Independent Non-Executive Directors) and Mr. Irwin Abe Siegel. Mr. Iain Ferguson Bruce chairs the Committee and, together with Mr. Irwin Abe Siegel, have appropriate professional qualifications and experiences in financial matters.

The Committee meets a minimum of four times a year; in 2011 the Committee met ten times. Individual attendance of each Committee member is set out on page 55. In addition to the members of the Committee, meetings were attended by the Chief Financial Officer, the Head of Internal Audit and the external auditors at the invitation of the Committee.

Its main work during 2011 included reviewing:

• the 2010 annual report, including the Corporate Governance Report, Directors’ Report and the Financial Statements, as well as the related results announcement

• the 2011 interim report and interim results announcement

• the 2011 first and third quarters results announcement

• compliance with the Corporate Governance Code, Securities and Futures Ordinance, Companies Ordinance and Listing Rules

• legal cases brought against the Company or other members of the Group, and the actions taken by management in response

• in relation to the external auditors, their plans, reports and management letter, fees, involvement in non-audit services, and their terms of engagement

• the plans (including those for 2012), resources and work of the Company’s internal auditors, the Audit Services Group

• the resources, qualification and training of the Group’s Finance Department

• the adequacy and effectiveness of the Company’s financial reporting system, the system of internal controls in operation, risk management system and associated procedures within the Group

PricewaterhouseCoopers (PwC) have been the Group’s external auditors since 2002. The Audit Committee annually reviews the relationship the Company has with PwC. The Audit Committee is satisfied that this relationship is working well and, having also reviewed the effectiveness of the external audit process as well as the independence and objectivity of PwC, has recommended their reappointment at the forthcoming Annual General Meeting. A resolution to this effect has been included in the Notice of the Annual General Meeting.

The Committee’s terms of reference were reviewed and updated on March 2, 2012 to ensure they continue to meet the needs of the Company and to ensure compliance with the Code amendments.

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Remuneration Committee

The Remuneration Committee reviews and makes recommendations to the Board concerning on the Company’s structure and policy for remuneration of Directors, senior management and highly compensated employees. It also has the delegated responsibility to determine the remuneration packages for the Executive Directors and senior management.

The Committee, which comprises a majority of Independent Non-Executive Directors. The Committee’s members are Mr. David Muir Turnbull (Chairman), Mr. Iain Ferguson Bruce and Mr. Jeffrey Howard Schwartz (a Non-Executive Director). The Committee meets at least four times a year. In 2011, it met five times. Individual attendance of each Committee member is set out on page 55. In addition to the members of the Committee, the Chief Executive Officer and the Vice President of Human Resources regularly attend by invitation.

The Remuneration Committee’s main work during 2011:

reviewed and recommended to the Board in respect of the remuneration policies and structure of the Company determined the remuneration packages for the Executive Director and senior management hired during the year, including that of the Chief Executive Officer reviewed and recommended to the Board for approval the remuneration of the Non-Executive Director hired during the year reviewed and approved amendments to the remuneration packages for the Executive Directors and members of the senior management team reviewed and recommended to the Board for approval the proposed bonus awards for the Executive Directors and members of the senior management team reviewed and approved options granted to senior employees under the Company’s Equity Award Plan approved the 2010 Remuneration Report (as included in the 2010 annual report)

In conducting its work in relation to the remuneration of Directors and senior management, the Committee ensured that no individual was involved in determining his or her own remuneration. It also ensured that remuneration awards were determined by reference to the performance of the individual and the Company and were aligned to the market practice and conditions, Company’s goals and strategy, designed to attract, retain and motivate high performing individuals, and reflected the specifics of individual roles (for example, complexity and performance).

In respect of Non-Executive Directors, the Committee has reviewed fees payable taking into account the particular nature of their duties, relevant guidance available and the requirements of the Listing Rules.

The Committee’s terms of reference were reviewed and updated on March 2, 2012 to ensure they continue to meet the needs of the Company and to ensure compliance with the Code amendments.

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Retirement Scheme

The Company operates a retirement scheme, the VML Provident Fund Scheme. All team members who are employed on a full time basis by the Group are eligible to participate in the scheme after they have completed three months of service. Benefits payable under the scheme are calculated by reference to the Company’s contributions and each Team Member’s own contributions, together with investment returns on such contributions. Both Team Members’ and the Company’s contributions are determined based on a fixed percentage of Team Members’ base salary. The scheme has been established and is maintained in accordance with the laws of Macao.

Mr. Edward Matthew Tracy, President and Chief Executive Officer and Executive Director, and Mr. Toh Hup Hock, Chief Financial Officer, Executive Vice President and Executive Director, do participate in the VML Provident Fund Scheme.

Specific additional disclosures required in respect of remuneration including share option scheme are included later in the Directors’ Report and in Note 7 to the Consolidated Financial Statements.

Nomination Committee

The Nomination Committee is primarily responsible for reviewing the structure, size and composition of the Board, and makes recommendations to the Board in relation to appointments and reappointments at Board level, including succession planning.

The Committee was established on March 2, 2012 in response to the 2011 changes in the Listing Rules, but its functions were previously carried out directly by the Board under formal nomination guidelines. The Committee comprises a majority of Independent Non-Executive Directors. The Committee’s members are: Mr. Sheldon Gary Adelson (Chairman, a Non-Executive Director), Mr. Iain Ferguson Bruce and Mr. David Muir Turnbull. The Committee will meet at least once a year.

During 2012, the Nomination Committee will review board composition, director succession and the continuous education program for director development. It will also consider the recent Listing Rules amendment that now requires one-third of the Board to be made up of Independent Non-Executive Directors in order to recommend to the Board how the Company best addresses this.

Prior to the establishment of the Nomination Committee, the Board as a whole is responsible for reviewing the Board composition, developing and formulating the relevant procedures for nomination and appointment of Directors, monitoring the appointment and succession planning of Directors and assessing the independence of Independent Non-Executive Directors.

Sands China Capital Expenditure Committee

The Sands China Capital Expenditure Committee monitors and, where appropriate, approves non-budgeted capital expenditure with project values between US$1 million and US$10 million. Expenditure in excess of this limit requires Board approval.

The Committee was previously known as the Parcels 5 and 6 Capital Expenditure Committee and was initially established to monitor and, where appropriate, approve non-budgeted capital expenditure relating to the Company’s Integrated Resort development on Parcels 5 and 6 (now referred to as “Sands Cotai Central”).

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The members of the Committee are Mr. Michael Alan Leven (Chairman), Mr. Iain Ferguson Bruce, Mr. Jeffrey Howard Schwartz and Mr. Edward Matthew Tracy who previously acted as special advisor to the Committee until his appointment as President and Chief Executive Officer and as an Executive Director. The Committee met three times during the year, and its work covered the review of various capital expenditure projects such as improvements to the Plaza Casino gaming area, The Venetian Macao high limit gaming areas, various public areas at The Venetian Macao, and the Paiza Mansions at The Plaza Macao. Individual attendance of each Committee member is set out on page 55.

CEO Search Committee and Transitional Advisory Committee

Both these Committees were dissolved on February 14, 2011 as reported in last year’s Annual Report.

4.7 RISK AND INTERNAL CONTROL

All activities undertaken and decisions made by the Company involve a degree of risk. The Board plays a key role in overseeing the risks undertaken, by actively considering risks as part of the strategy setting process and as it assesses opportunities for development and growth by determining the extent of risk it wishes to take.

Risks faced by the Company fall into a number of principal categories: financial risk, political risk, market risk, compliance risk and operational risk. The Company has an established risk framework under which it identifies risks relevant to the Company’s operations and activities, and assesses these risks in relation to their likelihood and potential impact. Management monitors these risks and develops a response to mitigate them to an acceptable level commensurate with the Board’s risk appetite, and also reports periodically to the Board on how these risks are evolving and the actions taken to mitigate them. By monitoring the mitigation of risks, management is able to refine their approach to ensure that the approach to risk management is effective.

Supporting the risk framework is the Company’s internal control framework. The Board is responsible for maintaining an adequate system of internal controls to mitigate risk and to safeguard the Company’s assets. This internal control framework is reviewed annually by the Audit Committee on behalf of the Board. As part of this review, the Board has satisfied itself that the Company’s accounting and financial reporting function is adequately resourced with staff of appropriate qualifications and experience, and that they receive appropriate and sufficient training and development. The Board has also satisfied itself, through the work of its Audit Committee, that the internal audit function is adequately resourced and is effective at providing assurance to the Board on the relevant risks faced by the Company, and that the external audit process has been effective.

Internal audit forms a key part of the control framework, reporting to the Audit Committee. It provides reasonable assurance that the Company’s internal controls in relation to statutory compliance audits and risk-based operational audits, undertaken as part of an annual plan that is discussed with management and approved by the Audit Committee. Its work in 2011 covered areas including Gaming Operations, Cage & Count, IT audits and Non-Gaming/Operational audits.

Department heads are responsible for daily operations and manage the day-to-day operational and business risks. Operating processes and procedures, including those relating to internal control, are formally documented to provide a consistent approach to managing risks. The Company has a well-established compliance program, which is designed to meet the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, whereby department heads document and maintain all key internal controls. Internal Audit, in conjunction with the external auditors, performs walk-through and detailed tests to validate the operation of internal controls, highlighting the deficiencies that need attention. Management addresses issues arising and the Audit Committee oversees management’s responses to make sure that they are adequate and timely.

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The Company has in place a formal Anti Money Laundering Policy which takes into account regulatory requirements and expectations, as well as industry demands, to ensure that regulatory compliance is maintained at the highest monitoring standards as detailed in our IPO prospectus.

4.8 SHAREHOLDERS

The Company considers that effective communication with shareholders is essential for good investor relations and investor understanding of the Group’s business performance and strategies. The Company also recognizes the importance of transparency and timely disclosure of corporate information.

To facilitate maintaining an on-going dialogue with shareholders and to encourage shareholder engagement and participation, the Company has developed and maintains a Shareholder Communication Policy. Under this policy, the Company commits to give shareholders balanced and understandable information about the Company’s performance, position and prospects. Information is made available to shareholders through a number of means, including formal announcements of information required by the Stock Exchange and through the constructive use of annual general meetings. Updated information (for example, including in relation to the Company’s financial information and its corporate governance practices) as well as standing information about the Company is also made available through the Company’s website (www.sandschinaltd.com).

The general meetings of the Company provide a forum for communication between the Board and Shareholders. The Chairman of the Board, as well as the Chairmen and/or other members of the Board’s four Committees will, in the absence of unforeseen circumstances, attend to answer questions raised at these meetings. The external auditors will be asked to attend the Annual General Meeting to answer questions about relevant matters including the conduct of the audit, the auditors’ report and auditor independence.

The Company maintains procedures for Shareholders to propose a person for election as a director of the Company. The details of these procedures are available on the Company’s website.

To safeguard Shareholder interests and rights, separate resolutions will be proposed for each substantial separate issue at shareholder meetings, including the election of directors. All resolutions put forward at shareholder meetings will be voted on by poll pursuant to the Company’s articles of association and the Listing Rules, and poll results will be posted on the Company’s website and that of the Stock Exchange after each shareholder meeting.

4.9 COMPLIANCE DISCLOSURES AND OTHER MATTERS

The Listing Rules requires certain corporate governance disclosures to be made. This section of the report details certain disclosures that have not been covered above.

Disclosure of Director’s Information pursuant to the Listing Rule 13.51B(1)

Director’s Emoluments

On January 31, 2012, the Remuneration Committee approved an increase to the maximum discretionary bonus entitlement of Mr. Toh Hup Hock, Executive Vice President, Chief Financial Officer and Executive Director of the Company, from 40% to 50% of his annual salary, retrospectively effective from January 1, 2011. Mr. Toh does not receive any director’s fee as an Executive Director of the Company.

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Save as disclosed above, as at December 31, 2011, there are no other changes to the Directors’ information as required to be disclosed pursuant to Rule 13.51B(1) of the Listing Rules.

Insurance cover

The Company has arranged for appropriate insurance cover for Directors’ and officers’ liabilities in respect of legal actions against the Directors and senior management arising out of corporate activities.

Model Code for Securities transactions

The Company has developed its own securities trading code for securities transactions by the Directors and relevant employees who are likely to be in possession of unpublished price-sensitive information relating to the Company. This code is no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers (the “Model Code”) as set out in Appendix 10 to the Listing Rules. The Company has made specific enquiries with the Directors and the Directors have confirmed they have complied with the Company’s own code and, therefore, with the Model Code throughout 2011 and to the date of this Annual Report.

Directors’ interests

Directors are required to declare their direct or indirect interests, if any, in any proposals or transactions to be considered by the Board and withdraw from that part of the board meeting, if appropriate.

Appointment terms

Each Non-Executive Director, whether independent or not, is appointed for a term of three years and is subject to retirement by rotation at least once every three years. A Director appointed to fill a casual vacancy or as an addition to the Board will be subject to re-election by shareholders at the first general meeting after their initial appointment.

Quarterly reporting

The Company publishes quarterly financial results within 45 days of the end of the relevant quarter. LVS, as a United States Securities Exchange Act 1934 reporting company, is required to file quarterly financial reports with the United States Securities and Exchange Commission. When LVS releases its press release relating to quarterly financial information (which will contain information about the Group) in the U.S., the Company will simultaneously make an announcement pursuant to Rule 13.09 of the Listing Rules extracting key highlights of the press release pertaining to the Group. The financial information relating to the Group contained in such press release is presented in accordance with U.S. GAAP and there is no reconciliation of such information with IFRS. When LVS files its quarterly financial report (which contains financial information about the Group) on Form 10-Q, approximately two weeks after the release of its quarterly information, the Company makes an announcement pursuant to Rule 13.09 of the Listing Rules providing a hyper-link to such Form 10-Q, which contains financial information relating to the Group presented in accordance with U.S. GAAP.

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External Auditors and Auditors’ Remuneration

The statement of the external auditors of the Company about their reporting responsibilities for the financial statements is set out in the “Independent Auditor’s Report” on page 81. During the year ended December 31, 2011, the remuneration paid to the Company’s external auditors, PwC, is set out below:

Amount of

Fees Payable/Paid

Type of Services (US$’000)

Audit Services 1,123

Non-audit Services 35

Total 1,158

4.10 DIRECTORS’ REPORT

The Directors are pleased to present their report together with the audited Consolidated Financial Statements of the Group for the year ended December 31, 2011.

Principal Activities

The principal activity of the Company is investment holding and the principal activities of our subsidiaries are the development and operation of integrated resorts in Macao, which contain not only gaming areas, but also meeting space, convention and exhibition halls, retail and dining areas and entertainment venues.

Consolidated Financial Statements

The Consolidated Financial Statements of the Group for the year ended December 31, 2011 are set out on pages 83 to 174 of this Annual Report.

Dividends

On January 31, 2012, the Board declared an interim dividend of HK$0.58 per share, which was paid to Shareholders on February 28, 2012. On April 20, 2012, the Board proposed the payment of a final dividend of HK$0.58 per share, which is subject to approval by Shareholders in the forthcoming Annual General Meeting on June 1, 2012. If a final dividend is approved by Shareholders on June 1, 2012, the total dividend paid to Shareholders for the year ended December 31, 2011 will be HK$1.16 per share.

Share Capital

Details of movements in the share capital of the Company during the year are set out in Note 24 to the Consolidated Financial Statements.

Purchase, Sale or Redemption of the Company’s Listed Shares

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the Shares during the year ended December 31, 2011.

Reserves

As at December 31, 2011, the Group had a total of approximately US$5,435.3 million in reserves. Movements in the reserves of the Group during the year are set out in the Consolidated Statement of Changes in Equity on page 89 of this Annual Report.

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Fixed Assets

Details of movements in the fixed assets of the Group are shown under Notes 13 and 14 to the Consolidated Financial Statements.

Bank Loans and Other Borrowings

The total borrowings of the Group as at December 31, 2011 amounted to US$3,409.2 million (2010: US$3,133.2 million). Particulars of borrowings are set out in Note 27 to the Consolidated Financial Statements.

Finance Costs Capitalized

Finance costs amounting to US$137.0 million (2010: US$66.6 million) were capitalized by the Group during the year as set out in Note 9 to the Consolidated Financial Statements.

Donations

Donations by the Group for charitable and other purposes amounted to US$0.5 million (2010: US$1.0 million).

Financial Summary

A summary of the results for the year and of the assets and liabilities of the Group as at December 31, 2011 and for the previous four financial years are set out on page 175 of this Annual Report.

Directors

The Directors of the Company during the year and as of the date of this Annual Report are:

Executive Directors	Title	Note
Edward Matthew Tracy	President and Chief Executive Officer	Appointed July 27, 2011
Toh Hup Hock	Chief Financial Officer and Executive Vice President	Appointed June 30, 2010
Non-Executive Directors		
Sheldon Gary Adelson	Chairman of the Board	Appointed August 18, 2009
Michael Alan Leven		Redesignated July 27, 2011
Jeffrey Howard Schwartz		Appointed October 14, 2009
Irwin Abe Siegel		Appointed October 14, 2009
Lau Wong William		Appointed July 27, 2011
Independent Non-Executive Directors		
Iain Ferguson Bruce		Appointed October 14, 2009
Chiang Yun		Appointed October 14, 2009
David Muir Turnbull		Appointed October 14, 2009
Alternate Director		
David Alec Andrew Fleming	General Counsel, Company Secretary and alternate director to Michael Alan Leven	Appointed March 1, 2011

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The Board has established four Committees, being the Audit Committee, the Remuneration Committee, the Nomination Committee, and the Sands China Capital Expenditure Committee (the "Capex Committee"). The table below details the membership and composition of each of the four Committees.

Director	Audit Committee	Remuneration Committee	Nomination Committee	Capex Committee
Sheldon Gary Adelson	—	—	Chairman(1)	—
Edward Matthew Tracy	—	—	—	Member(2)
Michael Alan Leven	—	—	—	Chairman(3)
Jeffrey Howard Schwartz	—	Member(4)	—	Member(3)
Irwin Abe Siegel	Member(4)	—	—	—
Iain Ferguson Bruce	Chairman(4)	Member(4)	Member(1)	Member(3)
Chiang Yun	Member(4)	—	—	—
David Muir Turnbull	—	Chairman(4)	Member(1)	—

(1) Appointed by a resolution of the Board on March 2, 2012
(2) Appointed by a resolution of the Board on July 27, 2011
(3) Appointed by a resolution of the Board on March 1, 2011
(4) Appointed by a resolution of the Board on October 14, 2009

Director Independence

The Company has received written annual confirmation from each Independent Non-Executive Director of his/her independence pursuant to the requirements of the Listing Rules. The Company considers all Independent Non-Executive Directors to be independent in accordance with the independence guidelines as set out in the Listing Rules. Directors are required to declare their direct or indirect interests, if any, in any proposals or transactions to be considered by the Board at Board Meetings and withdraw if appropriate.

Directors' Service Contracts

Each of the Non-Executive and Independent Non-Executive Directors of the Company is appointed for a term of 3 years. The appointment may be terminated by either the Company or the Director on not less than one month's written notice. The Directors shall retire by rotation and be eligible for re-election in accordance with the Articles of Association of the Company.

None of the Directors offering themselves for re-election at the forthcoming Annual General Meeting has a service contract with the Company which is not determinable by the Company within one year without payment of compensation (other than statutory compensation).

There are no service contracts with Directors that are exempt under rule 13.69 of the Listing Rules. No emoluments were paid to any Directors as an inducement to join or upon joining the Group or as compensation for loss of office during the year (2010: nil).

With the exception of the continuing connected transactions disclosed herein, no contracts of significance in relation to the Group's business to which the Company or any of its fellow subsidiaries was a party and in which a Director of the Company had a material interest, whether directly or indirectly, subsisted during or at the end of the financial year ended December 31, 2011.

For the year ended December 31, 2011, details of remuneration of the Directors and Senior Management are set out in Note 7 to the Consolidated Financial Statements.

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4. CORPORATE GOVERNANCE REPORT

Management Contracts

No contracts, other than employment contracts, concerning the management and/or administration of the whole or any substantial part of the business of the Company were entered into or existed during the year.

Interests of Directors and Chief Executives

The interests of each of the Directors and Chief Executives in the shares, underlying shares and debentures of the Company and any of the Company's associated corporations (within the meaning of Part XV of the SFO) as at December 31, 2011, as recorded in the register required to be kept under Section 352 of Part XV of the SFO or as otherwise notified to the Company and the Stock Exchange pursuant to the Model Code, are set out in the table and explanatory notes below:

Name of Director	Company	Nature of Interest	Number of Ordinary Shares	Approximate percentage of shareholding interest
Sheldon Gary Adelson	Company	Interest in a controlled corporation	5,657,814,855(L)	70.3%
Toh Hup Hock	Company	Beneficial owner	1,078,000(L)[5]	0.01%
David Alec Andrew Fleming	Company	Beneficial owner	1,040,400(L)[7]	0.01%
Edward Matthew Tracy	Company	Beneficial owner	1,225,000(L)[8]	0.02%

Name of Director	Associated Corporation	Nature of Interest	Number of Securities	Approximate percentage of shareholding interest
Sheldon Gary Adelson	LVS	Beneficial owner	156,965,579(L)[1]	21.41%
		Family Interest	267,295,242(L)[2]	36.45%
Jeffrey Howard Schwartz	LVS	Beneficial owner	116,849(L)[3]	0.02%
Irwin Abe Siegel	LVS	Beneficial owner	47,052(L)[4]	0.01%
Toh Hup Hock	LVS	Beneficial owner	60,000(L)[5]	0.01%
Michael Alan Leven	LVS	Beneficial owner	1,863,612(L)[6]	0.25%
Edward Matthew Tracy	LVS	Beneficial owner	78(L)[8]	0.00%

The letter "L" denotes the person's long position in such securities.

(1) This amount includes (a) 100 shares of LVS's common stock, (b) 45,596 shares of restricted stock of which 3,965 shares are vested, (c) 947,551 options to purchase 947,551 shares in LVS's common stock of which 456,629 options are vested and exercisable, (d) 22,869,067 shares of LVS's common stock owned by the Sheldon G. Adelson February 2009 Three Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (e) 26,188,785 shares of LVS's common stock owned by the Sheldon G. Adelson October 2009 Three Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (f) 28,022,248 shares of LVS's common stock owned by the Sheldon G. Adelson June 30, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (g) 23,518,397 shares of LVS's common stock owned by the Sheldon G. Adelson June 29, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (h) 22,582,656 shares of LVS's common stock owned by the Sheldon G. Adelson September 28, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, (i) 22,581,427 shares of LVS's common stock owned by the Sheldon G. Adelson September 29, 2010 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control, and (j) 10,209,752 shares of LVS's common stock owned by the Sheldon G. Adelson March 2011 Two Year LVS Annuity Trust over which Mr. Adelson, as trustee, retains sole dispositive control. Mr. Adelson and his wife together are entitled to control the exercise of one-third or more of the voting power at stockholders' meetings of LVS. LVS's interests in our Company are set out below.

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4. CORPORATE GOVERNANCE REPORT

(2) This amount includes (a) 917 shares of LVS’s common stock held by Dr. Miriam Adelson, (b) 12,692,516 shares of LVS’s common stock held by the ESBT S Trust over which Dr. Adelson, as trustee, retains sole voting control, (c) 7,342,516 shares of LVS’s common stock held by the ESBT Y Trust over which Dr. Adelson, as trustee, retains sole voting control, (d) 13,692,517 shares of LVS’s common stock held by the QSST A Trust over which Dr. Adelson, as trustee, retains sole voting control, (e) 13,692,517 shares of LVS’s common stock held by the QSST M Trust over which Dr. Adelson, as trustee, retains sole voting control, (f) 5,144,415 shares of LVS’s common stock held by the Sheldon G. Adelson 2004 Remainder Trust over which Dr. Adelson, as trustee, retains sole voting control, (g) 42,130,365 shares of LVS’s common stock held by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust over which Dr. Adelson, as trustee, retains sole voting control, (h) 42,130,364 shares of LVS’s common stock held by the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust over which Dr. Adelson, as trustee, retains sole voting control, (i) 18,139,344 shares of LVS’s common stock owned by the Miriam Adelson June 2011 Two Year LVS Annuity Trust over which Dr. Adelson, as trustee, retains sole dispositive control, (j) 13,707 shares of LVS’s common stock held by the Sivan Ochshorn 2010 Grantor Trust over which Dr. Adelson retains sole voting and dispositive control, (k) 4,000,000 shares of LVS’s common stock owned by the Miriam Adelson October 2011 Two Year LVS Annuity Trust over which Dr. Adelson as trustee, retains sole dispositive control, (l) 8,249,079 shares of LVS’s common stock owned by the Miriam Adelson December 2011 LVS Annuity Trust over which Dr. Adelson, as trustee, retains sole dispositive control, (m) 12,566,710 shares of LVS’s common stock owned by Adfam Investment Company LLC over which Dr. Adelson, as co-manager, shares voting and dispositive control with Mr. Adelson, (n) 100 shares of LVS’s common stock owned by Mr. Adelson and Dr. Adelson’s son over which Dr. Adelson, as custodian, has sole voting and dispositive control and (o) warrants to purchase 87,500,175 shares of LVS’s common stock that are exercisable.

(3) This amount includes (a) 9,205 shares of restricted stock, of which 7,273 shares are vested, and (b) 107,644 options to purchase 107,644 shares in LVS’s common stock, of which 39,307 options are vested and exercisable.

(4) This amount includes (a) 500 shares of LVS’s common stock, (b) 12,702 shares of restricted stock, of which 10,770 shares are vested, and (c) 33,850 options to purchase 33,850 shares of LVS’s common stock, of which 13,100 options are vested and exercisable.

(5) This amount includes (a) 78,000 shares of the Company, (b) 1,000,000 options to purchase 1,000,000 shares of the Company, of which 250,000 options are vested and exercisable, and (c) 60,000 options to purchase 60,000 shares of LVS’s common stock, of which 37,500 options are vested and exercisable.

(6) This amount includes (a) 115 shares of LVS’s common stock, (b) 353,497 shares of restricted stock, of which 3,497 shares are vested, and (c) 1,510,000 options to purchase 1,510,000 shares of LVS’s common stock, of which 1,508,000 options are vested and exercisable.

(7) This amount includes (a) 400 shares of the Company, and (b) 1,040,000 options to purchase 1,040,000 shares of the Company, of which 227,500 options are vested and exercisable.

(8) This amount includes (a) 1,225,000 options to purchase 1,225,000 shares of the Company, of which 150,000 options are vested and exercisable, and (b) 78 shares of LVS’s common stock.

None of the Directors or the Chief Executives had short positions in respect of shares, underlying shares and debentures of the Company and its associated corporations (within the meaning of Part XV of the SFO) as at December 31, 2011.

Save as disclosed above, so far as was known to any Director, as at December 31, 2011, none of the Directors or the Chief Executives of the Company had, pursuant to Divisions 7 and 8 of Part XV of the SFO, nor were they taken or deemed to have under such provisions of the SFO, any interest or short position in any shares or underlying shares or interest in debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) that were required to be notified to the Company and the Stock Exchange, or any interests which were required, pursuant to Section 352 of the SFO, to be entered into the register referred to therein, or any interests which were required, pursuant to the Model Code, to be notified to the Company and the Stock Exchange.

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4. CORPORATE GOVERNANCE REPORT

As at December 31, 2011, save as disclosed above, none of the Directors nor the Chief Executives of the Company (including their spouses and children under 18 years of age) had any interest in, or had been granted, or exercised, any rights to subscribe for Shares (or warrants or debentures, if applicable) of the Company and its associated corporations within the meaning of the SFO.

Interests of Substantial Shareholders

The interests of Substantial Shareholders in the shares and underlying shares of the Company as at December 31, 2011, as recorded in the register required to be kept under Section 336 of Part XV of the SFO or as the Company is aware, are set out in the table below:

The Company had been notified of the following Substantial Shareholders’ interests in the shares as at December 31, 2011:

Number of % of

shares issued share

Name of Substantial Shareholder Capacity/Nature of Interest interested capital

Sheldon Gary Adelson Interested in a 5,657,814,885(L) 70.3%

controlled corporation

Las Vegas Sands Corp. Interested in a 5,657,814,885(L) 70.3%

controlled corporation

Las Vegas Sands, LLC Interested in a 5,657,814,885(L) 70.3%

controlled corporation

Venetian Casino Resort, LLC Interested in a 5,657,814,885(L) 70.3%

controlled corporation

LVS (Nevada) International Holdings, Inc. Interested in a 5,657,814,885(L) 70.3%

controlled corporation

LVS Dutch Finance CV Interested in a 5,657,814,885(L) 70.3%

controlled corporation

LVS Dutch Holding BV Interested in a 5,657,814,885(L) 70.3%

controlled corporation

Sands IP Asset Management BV Interested in a 5,657,814,885(L) 70.3%

controlled corporation

Venetian Venture Development Beneficial owner 5,657,814,885(L) 70.3%

Intermediate II

The letter “L” denotes the person’s long position in such securities.

As at December 31, 2011, the Company had not been notified of any short positions being held by any substantial shareholder in the shares or underlying shares of the Company.

Interests of Any Other Persons

Save as disclosed above, as at December 31, 2011, the Company had not been notified of any persons who had interests or short positions in the shares or underlying shares of the Company, as recorded in the register required to be kept under Section 336 of Part XV of the SFO.

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4. CORPORATE GOVERNANCE REPORT

Senior Management

The biographical details of the Senior Management as of the date of this Report are set out on page 14 of this Annual Report.

Major Customers and Suppliers

We depend on our suppliers to provide primarily construction, engineering and consulting services. For the year ended December 31, 2011, our five largest suppliers accounted for approximately 23.8% (2010: 25.2%) of our total product and services purchases. For the year ended December 31, 2011, our single largest supplier accounted for approximately 5.9% (2010: 8.3%) of our total products and services purchases.

For the year ended December 31, 2011, our top five gaming customers accounted for approximately 18.8% (2010: 21.1%) of our gross revenues and our single largest gaming customer accounted for approximately 6.4% (2010: 7.8%) of our gross revenues.

Save as disclosed herein, no Directors, their associates or shareholders (which to the knowledge of the Directors own more than 5% of our issued share capital) were interested at any time during the year, in our five largest suppliers or customers.

Use of Proceeds

We have and will continue to apply the net proceeds received from our Global Offering in accordance with the plan outlined on page 237 of our Prospectus. Immediately after the listing we repaid US$814.8 million in shareholder loans and intercompany payables outstanding prior to the Global Offering that were owed by us or our subsidiaries to LVS and certain of LVS’s U.S. subsidiaries. We also immediately repaid US$300 million of our VML Credit Facility. US$500 million was used in conjunction with supplemental financing to finance the completion of the construction of Sands Cotai Central and the remaining US$22.0 million was used for general corporate purposes.

Non-Competition Deed with LVS

We entered into a Non-Competition Deed with LVS on November 8, 2009 so as to maintain a clear delineation of the respective businesses of each party with effect from the Listing Date. Please see our Prospectus for additional information on the Non-Competition Deed. Since the Listing Date, there have been no Business Opportunities offered by LVS to us and LVS and its associates have not carried out any business activity nor proposed to carry out any business activity, whether directly or indirectly, which competes or may lead to competition with our Casino Gaming Business. LVS has provided its written declaration in respect of LVS and its subsidiaries’ (other than that which form part of our Group) compliance with the undertakings under the Non-Competition Deed during the year ended December 31, 2011. Our Independent Non-Executive Directors consider that LVS has complied with the terms set out in the Non-Competition Deed during the year ended December 31, 2011.

Continuing Connected Transactions — Shared Services Agreement

The Company and LVS entered into a Shared Services Agreement in respect of the provision of certain products and services by the LVS Group to our Group or by our Group to the LVS Group for a term commencing on the Listing Date and ending on December 31, 2011. Details of the Shared Services Agreement are disclosed in the Prospectus.

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4. CORPORATE GOVERNANCE REPORT

The following are continuing connected transactions that existed between our Group and the LVS Group in 2011:

I. Continuing Connected Transactions Exempt From Reporting, Announcement and Independent Shareholders’ Approval Requirements Under Listing Rule 14A.33

1. Reciprocal global procurement consultancy services;

2. Reciprocal transportation and related logistic services;

3. Reciprocal administrative and logistics services; and

4. The trademark license agreement dated May 25, 2006 entered into between VML and VCL (as licensees) with LVS, Las Vegas Sands, LLC and Venetian Casino Resort, LLC (as licensors) (the “First Trademark License Agreement”).

II. Continuing Connected Transactions Exempt From Independent Shareholders’ Approval Requirements but Subject to Reporting and Announcement Requirements Under Listing Rule 14A.34

The following transactions between our Group and the LVS Group were ongoing and exempt from the independent shareholders’ approval requirements but were subject to the reporting and announcement requirements of Rule 14A.34 of the Listing Rules for the year ended December 31, 2011. At the time of application for listing of our Company’s shares on the Stock Exchange, waivers were granted to our Company from strict compliance with the reporting and announcement requirements of Rule 14A.34 of the Listing Rules.

1. Reciprocal Design, Development and Construction Consultancy Services under the Shared Services Agreement

Our Company and LVS entered into the Shared Services Agreement on November 8, 2009 and the Amendment Agreement on November 9, 2010 to regulate their relationship with respect to the provision of certain shared services, namely: reciprocal global procurement consultancy services; reciprocal transportation and related logistics services; reciprocal administrative and logistics services; reciprocal design, development and construction consultancy services; and joint international marketing and retail leasing, management and marketing services. LVS is a connected person of our Company as it is our controlling shareholder.

Pursuant to the Shared Services Agreement, the price of each of the products and services governed by the Shared Services Agreement and provided by the LVS Group to any member of our Group or vice versa should not exceed (i) the actual costs incurred in providing the relevant products and services as allocated to the recipient of such products and services on a fair and equitable basis; (ii) the actual costs incurred in providing the relevant products and services allocated to the recipient of such products and services on a fair and equitable basis plus a fee equal to the statutory minimum mark-up required to be charged with respect to such costs; or (iii) the price of the relevant products and services in the market, which price shall not be higher than either (a) the demonstrated price charged or quoted by independent third parties for the provision of comparable types of products or services under comparable conditions, in the ordinary course of business, to customers that are unrelated to them; or (b) the price charged by members of the LVS Group or our Group, as applicable, to independent third parties or to other listed subsidiaries of the LVS Group for the provision of comparable types of products or services.

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The fees for the provision of such services were invoiced by the LVS Group or our Group, as applicable, no earlier than the date incurred and paid, in the absence of dispute, within 45 days of receipt of invoice.

The Shared Services Agreement was for a term commencing on the Listing Date and ending on December 31, 2011, being the third financial year end of our Company following the Listing Date, provided that (i) we were permitted to terminate the Shared Services Agreement at any time by giving at least three months’ prior written notice of termination to LVS; or (ii) the Shared Services Agreement terminated, amongst other circumstances, (a) when LVS ceased to be our controlling shareholder; or (b) our Shares ceased to be listed on the Stock Exchange. The Shared Services Agreement was renewable by the parties before its expiration for a term not exceeding the third financial year of our Company following the date of commencement of the renewed term, subject to compliance with the Listing Rules.

The parties agreed to enter into implementation agreements from time to time and the term of any implementation agreement should not exceed the term of the Shared Services Agreement, as such term may be extended from time to time.

Pursuant to the Shared Services Agreement and the Amendment Agreement, the LVS Group also agreed to provide to our Group, and our Group agreed to provide to the LVS Group, certain design, development and construction consultancy services with respect to the design, development and construction of casino, casino hotel and integrated resort projects of the size and scope which we and the LVS Group currently operate and plan to develop in the future. The costs and expenses payable by our Group or the LVS Group, as applicable, under the Shared Services Agreement for such design, development and construction consultancy services were calculated on a cost plus basis. Typically, the allocation was done on the basis of the estimated salary and benefits for the employees of the LVS Group or our Group, as applicable, and the hours worked by such employees providing such services. The aggregate total consideration paid for such design, development and construction consultancy services provided by the LVS Group to our Group for each of the years ending December 31, 2009, 2010 and 2011 on an annual basis did not exceed US$1.5 million, US$5.1 million and US$5.0 million, respectively. The aggregate total consideration paid for such design, development and construction consultancy services provided by our Group to the LVS Group for each of the years ending December 31, 2009, 2010 and 2011 on an annual basis did not exceed US$3.0 million, US$4.0 million (Prior to the Amendment Agreement: US$2.3 million) and US$1.1 million (Prior to the Amendment Agreement: US$0.7 million), respectively.

2. Joint International Marketing and Retail Leasing, Management and Marketing Services under the Shared Services Agreement

Pursuant to the Shared Services Agreement, the LVS Group agreed to provide to our Group joint international marketing services targeting VIP players and premium players who wish to patronize our Group’s properties in addition to those of the LVS Group, and retail leasing, management and marketing services relating to the retail malls owned or operated by our Group. The aggregate total consideration paid for such services provided by the LVS Group to our Group for each of the years ending December 31, 2009, 2010 and 2011 on an annual basis did not exceed US$19.8 million, US$19.9 million and US$21.0 million, respectively.

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4. CORPORATE GOVERNANCE REPORT

Continuing Connected Transactions — Renewal Agreement

On December 21, 2011, the Company and LVS entered into an agreement to renew the terms of the Shared Services

Agreement on amended terms for a period of three years commencing on January 1, 2012 and ending on December 31, 2014

(the “Renewal Agreement”).

The following are continuing connected transactions contemplated by the Renewal Agreement:

I. Continuing Connected Transactions Exempt From Reporting, Announcement and Independent

Shareholders’ Approval Requirements Under Listing Rule 14A.33

1. Reciprocal global procurement consultancy services;

2. Reciprocal transportation and related logistic services;

3. Design, development and construction consultancy services provided by our Group to the LVS Group;

4. Joint International marketing services provided by our Group to the LVS Group; and

5. Reciprocal administrative and logistics services.

II. Continuing Connected Transactions Exempt From Independent Shareholders’ Approval

Requirements but Subject to Reporting and Announcement Requirements Under Listing Rule 14A.34

The following transactions between our Group and the LVS Group are ongoing and are exempt from the independent shareholders’ approval requirements but are subject to the reporting and announcement requirements pursuant to Rule 14A.34 of the Listing Rules. At the time of application for listing of our Company’s shares on the Stock Exchange, waivers were granted to our Company from strict compliance with the reporting and announcement requirements pursuant to Rule 14A.34 of the Listing Rules.

1. Design, Development and Construction Consultancy Services provided by the LVS Group to our Group Under the Shared Services Agreement (as renewed pursuant to the Renewal Agreement), the LVS Group agreed to provide our Group services with respect to the design, development and construction of casino, casino hotel and integrated resort projects of the size and scope that the Group operates and plans to develop. The amounts payable by our Group to the LVS Group under the Shared Services Agreement for the Design, Development and Construction Consultancy Services are calculated on a cost basis.

Pursuant to the Renewal Agreement, the annual caps set for the Design, Development and Construction Consultancy Services to be provided by the LVS Group to our Group for each of the three years ending December 31, 2014 are US$4.3 million, US$4.7 million and US$5.2 million respectively. The annual caps are determined by reference to the historical figures related to such services.

As, based on the annual caps, the relevant percentage ratios in relation to the Design, Development and Construction Consultancy Services are more than 0.1% but less than 5%, the Company is required to comply with the reporting, announcement and annual review requirements of Chapter 14A of the Listing Rules in respect of continuing connected transactions and with Rules 14A.35(1) and 14A.35(2) of the Listing Rules.

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4. CORPORATE GOVERNANCE REPORT

Under the Shared Services Agreement (as renewed pursuant to the Renewal Agreement), our Group also agreed to provide similar services to the LVS Group with respect to the design, development and construction of casino, casino hotel and integrated resort projects of the size and scope that the LVS Group operates and plans to develop. In previous years, these services were reported as transactions subject to reporting and announcement requirements under Listing Rule 14A.34. However, as the relevant percentage ratios in relation to these services have fallen below 0.1%, the Company is now exempt from these requirements.

2. Joint International Marketing and Retail Leasing, Management and Marketing Services provided by the LVS Group to our Group

Under the Shared Services Agreement (as renewed pursuant to the Renewal Agreement), the LVS Group agreed to provide our Group international marketing services targeting VIP players and premium players who wish to patronize our Group’s properties in addition to those of the LVS Group, and retail leasing, management and marketing services relating to the retail malls owned or operated by the Group (including hotel, convention, exhibition, meetings and entertainment sales and marketing services) (the “Joint International Marketing and Retail Leasing, Management and Marketing Services”). The amounts payable by our Group under the Shared Services Agreement for these Joint International Marketing and Retail Leasing, Management and Marketing Services are calculated on a cost basis.

Pursuant to the Renewal Agreement, the annual caps set for the Joint International Marketing and Retail Leasing, Management and Marketing Services to be provided by the LVS Group to the Group for each of the three years ending December 31, 2014 are US$19.5 million, US$21.5 million and US$23.7 million respectively. The annual caps are determined by reference to the historical figures related to such services.

As, based on the annual caps, the relevant percentage ratios in relation to the Joint International Marketing and Retail Leasing, Management and Marketing Services are more than 0.1% but less than 5%, the Company is required to comply with the reporting, announcement and annual review requirements of Chapter 14A of the Listing Rules in respect of continuing connected transactions and with Rules 14A.35(1) and 14A.35(2) of the Listing Rules.

Under the Shared Services Agreement (as renewed pursuant to the Renewal Agreement), our Group also agreed to provide to the LVS Group services with respect to joint international marketing services targeting VIP players and premium players who wish to patronize the LVS Group’s properties in addition to those of our Group, and retail leasing, management and marketing services relating to the retail malls owned or operated by the LVS Group (including hotel, convention, exhibition, meetings and entertainment sales and marketing services). As the relevant percentage ratios in relation to these services are less than 0.1%, the Company is exempt from the reporting, annual review, announcement and independent shareholders’ approval requirements under Chapter 14A of the Listing Rules in respect of such services.

Continuing Connected Transactions Subject to Reporting, Announcement and Independent Shareholders’ Approval Requirements Under Listing Rule 14A.35

1. The Second Trademark Sub-License Agreement

Las Vegas Sands, LLC and SCL IP Holdings, LLC entered into a trademark sub-license agreement on November 8, 2009 (the “Second Trademark Sub-License Agreement”). Las Vegas Sands, LLC is a connected person as it is our controlling shareholder. SCL IP Holdings, LLC is our wholly-owned subsidiary.

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Pursuant to the Second Trademark Sub-License Agreement, Las Vegas Sands, LLC (as licensor) granted to our Group a license to use certain trademarks and the service marks (a) in mainland China, Macao, Hong Kong and Taiwan (and their respective territorial seas) (the “Restricted Zone”) for the development, operation and marketing of casinos, hotels, integrated resorts and associated facilities located in the Restricted Zone and (b) in the rest of the world, for the marketing of our business in the Restricted Zone. Nothing in the Second Trademark Sub-Licence Agreement shall grant to the licensee or any permitted sublicensee the right to use any licensed marks for the purpose of carrying on any Internet gaming business, even when the portal or the primary users targeted are domiciled within the Restricted Zone. The Second Trademark Sub-License Agreement shall remain in effect for an initial term of slightly over 12 1/2 years commencing from the Listing Date and ending on December 31, 2022, so that its term is aligned with the initial term of VML’s Subconcession which expires on June 26, 2022. The Second Trademark Sub-License Agreement may be renewed upon the agreement of both parties on such terms as the parties may mutually agree, subject to compliance with the Listing Rules.

The parties are permitted to terminate the Second Trademark Sub-License Agreement prior to the expiration of its initial term by mutual agreement. The licensor is also entitled, upon the compulsion of any law of any of the jurisdictions within the Restricted Zone, to terminate the grant of a license. The Second Trademark Sub-License Agreement shall terminate automatically, without any notice to the licensee, in the event that LVS is no longer a controlling shareholder, or in the event of any sale of all or substantially all of the assets of the licensee, to any person or legal entity which is not a subsidiary or affiliate of LVS, our Company or the licensor.

Under the Second Trademark Sub-License Agreement: (a) for each of the full fiscal years under the initial term through the full fiscal year ending December 31, 2012, the licensee will pay the licensor an annual royalty at the rate of 1.5% of the total gross revenue of The Venetian Macao, 1.5% of the total gross non-gaming revenue and Paiza-related gaming revenue of the Sands Macao and 1.5% of the total gross gaming revenue of the Plaza Casino at The Plaza Macao (the “Relevant Royalty”), provided that the total royalty payable in respect of those three properties in each such fiscal year will be capped at US$20.0 million per full fiscal year, and (b) for each of the subsequent full fiscal years under the initial term, commencing with the full fiscal year ending December 31, 2013 and ending with the full fiscal year ending December 31, 2022, the licensee will pay the licensor an annual royalty being the lesser of the Relevant Royalty or the annual caps set out below, such annual caps reflecting an increase of 20.0% for each subsequent year (the “Incremental Rate Caps”):

Year 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

Cap (US$ in millions) 24.0 28.8 34.6 41.5 49.8 59.7 71.7 86.0 103.2 123.8

Each subsequent Casino Gaming property that we operate which utilizes any of the licensed marks in connection with generating the relevant revenue, will pay (a) for each of the first three fiscal calendar years after commencement of operations of each subsequent property, a royalty fee of 1.5% of the respective gross revenues of the operations in connection with which such licensed marks are used (each, the “Subsequent Casino Gaming Property Royalty”), subject to a US$20.0 million cap per fiscal year, and (b) for the fiscal calendar years thereafter until expiration of the initial term, the licensee will pay the licensor an annual royalty being the lesser of the Subsequent Casino Gaming Property Royalty or the annual caps set out below, such annual caps reflecting an increase of 20.0% for each subsequent year:

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4. CORPORATE GOVERNANCE REPORT

Year	1	2	3	4	5	6	7	8	9	10	11
Cap (US$ in millions)	20.0	20.0	20.0	24.0	28.8	34.6	41.5	49.8	59.7	71.7	86.0

Note: This assumes, for illustrative purposes, that the Casino Gaming properties open on January 1, 2012 and have the right to use the licensed marks for 11 years under the initial term.

The annual caps set out in (a) and (b) above shall apply separately to each of the future Casino Gaming properties which will be developed and operated on Parcels 5 and 6, Parcels 7 and 8, and Parcel 3 to the extent the operations of such Casino Gaming properties utilize any of the licensed marks. Further details of the Second Trademark Sub-License Agreement and the caps are set out in the Prospectus.

Additional information about these continuing connected transactions can be found in our Prospectus.

Summary of Continuing Connected Transactions

The aggregate amount paid by our Group to the LVS Group and/or by the LVS Group to our Group during the years ended December 31, 2010 and December 31, 2011 along with the annual caps for the financial year ended December 31, 2011 are set out below:

	Aggregate amount paid for the year ended December 31, 2010 (US$ million)	Aggregate amount paid for the year ended December 31, 2011 (US$ million)	Annual Cap for the year ended December 31, 2011 (US$ million)
Reciprocal Global Procurement & Consultancy Services[1]	NA	NA	NA
Reciprocal Transportation and related Logistics Services[1]	NA	NA	NA
Reciprocal Administrative and Logistics Services[1]	NA	NA	NA
The First Trademark License Agreement[2]	Nil	Nil	NA
Reciprocal Design, Development, Consultancy and Construction Services	4.1	2.3[3]	6.1[4]
Joint International Marketing and Retail Leasing Management and Marketing Services	11	9.1	21
The Second Trademark Sub-License Agreement	20	20	20

Annual Report 2011

76 Sands China Ltd.

4. CORPORATE GOVERNANCE REPORT

1. Per the Amendment Agreement and Section 14A.33 of the Listing Rules, these continuing connected transactions are exempt from reporting, announcement and independent shareholder approval.

2. Per page 220 of our Prospectus, the First Trademark License is a fully paid-up, royalty free license.

3. This amount is cumulative of amounts paid to the LVS Group of US$1,744,871 and amounts paid by the LVS Group of US$565,461.

4. This cap is a cumulative cap of a maximum of US$5 million that may be paid to the LVS Group by our Group and a maximum of US$1.1 million that may be paid to our Group by the LVS Group.

The annual caps agreed in the Renewal Agreement for three years commencing on January 1, 2012 and ending on December 31, 2014 are set out below:

Annual Cap for Annual Cap for Annual Cap for

the year ending the year ending the year ending

December 31, 2012 December 31, 2013 December 31, 2014

(US$ million) (US$ million) (US$ million)

Design, Development and

Construction Consultancy Services

provided by the LVS Group to our Group 4.3 4.7 5.2

Joint International Marketing and

Retail Leasing, Management and Marketing

Services provided by the LVS Group to

our Group 19.5 21.5 23.7

Auditor’s Letter

In accordance with rule 14A.38 of the Listing Rules, our Board engaged the auditor of our Company to report on the Group’s Continuing Connected Transactions in accordance with Hong Kong Standard on Assurance Engagements 3000 “Assurance Engagements Other Than Audits or Reviews of Historical Financial Information” and with reference to Practice Note 740 “Auditor’s Letter on Continuing Connected Transactions under Hong Kong Listing Rules” issued by the Hong Kong Institute of Certified Public Accountants. The auditor has issued an unqualified letter containing their findings and conclusions in respect of the Continuing Connected Transactions disclosed by the Group above in accordance with paragraph 14A.38 of the Listing Rules.

Directors’ Review

The Directors, including the Independent Non-Executive Directors have reviewed the continuing connected transactions for the year ended December 31, 2011 and are of the opinion that they were entered into in the ordinary and usual course of business of the Company on normal commercial terms and in accordance with the relevant agreement governing them on terms that are fair and reasonable and in the interests of the Company’s shareholders as a whole.

Related Party Transactions in the Normal Course of Business

Details of the significant related party transactions undertaken in the normal course of business are provided under Note 32 to the Consolidated Financial Statements. None constitutes a disclosable connected transaction as defined under the Listing Rules. The Company has complied with the disclosure requirements set out in Chapter 14A of the Exchange Listing Rules relating to related party transactions.

Annual Report 2011

Sands China Ltd. 77

4. CORPORATE GOVERNANCE REPORT

Share Option Scheme

On November 8, 2009, our Company adopted a share option scheme (the “Share Option Scheme”) for the purpose of attracting able persons to enter and remain in the employment of our Group. The Share Option Scheme also provides a means whereby employees, Directors and consultants of our Group can acquire and maintain Share ownership, thereby strengthening their commitment to the welfare of our Group and promoting an identity of interest between Shareholders and these persons.

No option may be vested more than 10 years after the date of grant. Unless otherwise terminated by our Company in general meeting or by our Board, the Share Option Scheme will be valid and effective for a period of 10 years from November 30, 2009.

Persons who are eligible to participate in the Share Option Scheme (the “Eligible Persons”) are limited to those who have entered into an option agreement with us or who have received written notification from the Committee established by our Board to administer the Share Option Scheme (the “Committee”), or from a person designated by the Committee, that they have been selected to participate in the Share Option Scheme:

(i) any individual regularly employed by us or any of our subsidiaries, provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument related thereto;

(ii) Director of our Company or any of our subsidiaries; or

(iii) consultant or advisor to our Company or any of our subsidiaries, such individual as set out in (i) to (iii) above having an annual salary of at least HK$1,162,500 or its equivalent.

The minimum period for which an option must be held before it can be exercised will be specified in the relevant option agreement between our Company and the relevant Eligible Person.

The maximum number of Shares in respect of which options or other share-based awards may be granted (including Shares in respect of which options, whether exercised or still outstanding, have already been granted) under the Share Option Scheme and under any other plans of our Company must not in aggregate exceed 10% of the then issued share capital of our Company. Notwithstanding the foregoing, the Shares which may be issued upon exercise of all outstanding options and other share-based awards granted and yet to be exercised under the Share Option Scheme and any other plans of our Company at any time shall not exceed 30% of the Shares in issue from time to time. Based on listing approval granted by the Stock Exchange on November 27, 2009, up to 804,786,508 Shares may be issued by our Company to Eligible Persons under the Share Option Scheme, representing 10% of the issued share capital of the Company as at the Listing Date. As at the date of this annual report, the total number of shares available for issue under the Share Option Scheme was 777,584,942 shares, which represented approximately 9.66% of the issued share capital of the Company on that date.

The total number of Shares issued and which may fall to be issued upon exercise of the options granted under the Share Option Scheme and any other share option schemes of our Company (including both exercised, outstanding options and Shares which were the subject of options which have been granted and accepted under the Share Option Scheme or any other scheme of our Company) to each Eligible Person in any 12-month period up to the date of grant shall not exceed 1% of the Shares in issue as of the date of grant.

Annual Report 2011

78 Sands China Ltd.

4. CORPORATE GOVERNANCE REPORT

The exercise price ("Option Price") per Share for each option shall be set by the Committee at the time of grant but shall not be less than the highest of:

(i) the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange on the date of grant which must be a business day;

(ii) the average of the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange for the 5 business days immediately preceding the date of grant; and

(iii) the nominal value of a Share, provided that for the purpose of determining the Option Price where the Shares have been listed on the Stock Exchange for less than 5 business days preceding the date of grant, the issue price of the Shares in connection with such listing shall be deemed to be the closing price of the Shares for each business day falling within the period before the listing of the Shares on the Stock Exchange.

The exercise of any option shall be subject to our Shareholders in general meeting approving any necessary increase in the authorized share capital of our Company.

As at December 31, 2011, 36,175,891 options to purchase shares in the Company had been granted under the Share Option Scheme of which 1,418,200 options had been exercised and 10,941,025 options had lapsed.

Details of the grant of share options and a summary of movements of the outstanding share options during the period under the Share Option Scheme were as follows:

Options to Subscribe for Ordinary Shares Granted under the Company's Share Option Scheme

Directors & eligible employees	Date granted	Options granted	Exercise price per share	Closing price of shares immediately before the date of grant	Exercise period	Options outstanding as at January 1, 2011	Options granted during the period	Options vested during the period	Options lapsed during the period	Options exercised during the period	Options outstanding as at December 31, 2011	Weighted average closing price of shares immediately before the dates on which options were exercised
Edward Matthew Tracy	26/8/2010	800,000	12.28	11.90	26/8/2011–25/8/2020	800,000	—	200,000	—	100,000	700,000	24.95
	21/10/2010	200,000	15.38	14.72	21/10/2011–20/10/2020	200,000	—	50,000	—	—	200,000	—
	1/9/2011	325,000	24.05	24.20	1/9/2012–31/8/2021	—	325,000	—	—	—	325,000	—
Toh Hup Hock	31/3/2010	1,000,000	12.40	12.10	31/3/2011–30/3/2020	1,000,000	—	250,000	—	—	1,000,000	—
David Alec Andrew Fleming	1/11/2010	910,000	17.10	16.84	1/11/2011–31/10/2020	910,000	—	227,500	—	—	910,000	—
	1/9/2011	130,000	24.05	24.20	1/9/2012–31/8/2021	—	130,000	—	—	—	130,000	—
Other eligible employees	31/3/2010	16,876,100	12.40	12.10	31/3/2011–30/3/2020	12,541,600	—	3,020,100	1,574,125	1,265,550	9,701,925	21.44
	11/5/2010	2,500,000	11.83	11.30	1/1/2011–10/5/2020	—	—	—	—	—	—	—
	6/7/2010	330,000	11.47	11.08	6/7/2011–5/7/2020	165,000	—	41,250	—	—	165,000	—
	26/8/2010	750,000	12.28	11.90	26/8/2011–25/8/2020	750,000	—	187,500	—	—	750,000	—
	30/9/2010	2,672,500	14.00	14.32	30/9/2011–29/9/2020	2,422,900	—	305,400	1,201,300	52,650	1,168,950	23.90
	21/10/2010	150,000	15.38	14.72	21/10/2011–20/10/2020	150,000	—	37,500	—	—	150,000	—
	17/1/2011	2,746,300	19.34	19.14	17/1/2012–16/1/2021	—	2,746,300	—	656,500	—	2,089,800	—
	11/5/2011	2,530,591	22.50	21.40	11/5/2012–10/5/2021	—	2,530,591	—	260,000	—	2,270,591	—
	30/8/2011	1,584,400	23.25	22.80	30/8/2012–29/8/2021	—	1,584,400	—	—	—	1,584,400	—
	24/11/2011	2,671,000	21.00	20.95	24/11/2012–23/11/2021	—	2,671,000	—	—	—	2,671,000	—

Annual Report 2011

Sands China Ltd. 79

4. CORPORATE GOVERNANCE REPORT

Notes:

1. The exercise price of the share options is determined upon the offer of grant of the options and which should not be less than the greatest of (a) the average closing price per share of the Company for the five business days immediately preceding the date of offer of such options; (b) the closing price per share of the Company on the date of offer of such options, which must be a business day; and (c) the nominal value per share of the Company.

2. The proportion of underlying shares in respect of which the above share options will vest is as follows:

Proportion of underlying

shares in respect of

which the above

share options will

Date vest is as follows:

Before the first anniversary of the date of grant of the option (the “Offer Anniversary”) None

From the first Offer Anniversary to the date immediately before the second Offer Anniversary One-quarter

From the second Offer Anniversary to the date immediately before the third Offer Anniversary Two-quarters

From the third Offer Anniversary to the date immediately before the forth Offer Anniversary Three-quarters

From the forth Offer Anniversary to the date immediately before the fifth Offer Anniversary All

Save as disclosed herein, no options were granted under the Share Option Scheme or any share option scheme of the Group as at December 31, 2011 and no options were cancelled during the year. The Company estimates the fair value of options granted using the Black-Scholes option-pricing model. The weighted average fair value of options granted during the year ended December 31, 2011, measured as at the date of grant, was approximately US$1.71.

Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield and volatility of the underlying shares and the expected life of the options. These estimates and assumptions could have a material effect on the determination of the fair value of the share options and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share based compensation expense. The following assumptions were used to derive the fair values:

Weighted average volatility 69.2%

Expected term (in years) 6.3

Risk-free rate 1.3%

Expected dividends —

Closure of Register of Members

The Register of Members of the Company will be closed on the following dates:

Book Closure Period Purpose Final Lodging Date

May 22, 2012 to June 1, 2012 To determine the identity of members who are entitled to May 21, 2012 attend and vote at the AGM

June 8, 2012 to June 11, 2012 To determine the identity of members who are entitled to June 7, 2012 the final dividend

Annual Report 2011

80 Sands China Ltd.

4. CORPORATE GOVERNANCE REPORT

During and including the book closure periods described in the table above, no transfer of shares will be effected.

In order to qualify for attending and voting at the 2012 Annual General Meeting or to qualify for the final dividend, all transfer documents accompanied by the relevant share certificates must be lodged with the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited, at Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong for registration not later than 4:30 p.m. on the final lodging dates mentioned in the table above.

Pre-emptive Rights

There are no provisions for pre-emptive rights under the Company’s Articles of Association, or the laws of the Cayman Islands, which would oblige the Company to offer new shares on a pro-rata basis to existing shareholders.

Sufficiency of Public Float

Based on information publicly available to the Company and within the knowledge of the Directors at the date of this Annual Report, the Company has maintained the prescribed public float under the Listing Rules.

Corporate Governance

The Company’s corporate governance principles and practices are set out in the Corporate Governance Report beginning on page 49 of this Annual Report.

Auditors

The Consolidated Financial Statements for the year have been audited by PricewaterhouseCoopers who retire and, being eligible, offer themselves for reappointment at the forthcoming Annual General Meeting of the Company.

By Order of the Board

Sheldon G. Adelson

Chairman

Hong Kong, April 20, 2012

Annual Report 2011

Sands China Ltd. 81

5.1 INDEPENDENT AUDITOR’S REPORT

TO THE SHAREHOLDERS OF SANDS CHINA LTD.

(incorporated in Cayman Islands with limited liability)

We have audited the consolidated financial statements of Sands China Ltd. (the “Company”) and its subsidiaries (together, the “Group”) set out on pages 83 to 174, which comprise the consolidated and company balance sheets as at December 31, 2011, and the consolidated income statement, the consolidated statement of comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

DIRECTORS’ RESPONSIBILITY FOR THE CONSOLIDATED FINANCIAL STATEMENTS

The directors of the Company are responsible for the preparation of consolidated financial statements that give a true and fair view in accordance with International Financial Reporting Standards and the disclosure requirements of the Hong Kong Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance as to whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of consolidated financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Pricewaterhousecoopers, 22/F, Prince’s Building, Central, Hong kong

T: +85222898888, F:, +85228109888, www.pwchk.com

Annual Report 2011

82 Sands China Ltd.

5.1 INDEPENDENT AUDITOR’S REPORT

OPINION

In our opinion, the consolidated financial statements give a true and fair view of the state of affairs of the Company and of the Group as at December 31, 2011, and of the Group’s profit and cash flows for the year then ended in accordance with International Financial Reporting Standards and have been properly prepared in accordance with the disclosure requirements of the Hong Kong Companies Ordinance.

OTHER MATTERS

This report, including the opinion, has been prepared for and only for you, as a body, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

PricewaterhouseCoopers

Certified Public Accountants

Hong Kong, April 20, 2012

Annual Report 2011

Sands China Ltd. 83

5.2 FINANCIAL STATEMENTS

CONSOLIDATED INCOME STATEMENT

Year ended December 31,

2011 2010

Note US$’000, except per share data

Net revenues 5 4,880,787 4,142,304

Gaming tax (2,070,454) (1,804,073)

Inventories consumed (48,647) (43,716)

Employee benefit expenses 7 (523,251) (441,679)

Depreciation and amortization (272,773) (313,789)

Gaming promoter/agency commissions (259,304) (219,043)

Other expenses 8 (504,086) (534,318)

Operating profit 1,202,272 785,686

Interest income 5 7,983 3,341

Interest expense, net of amounts capitalized 9 (52,883) (118,683)

Loss on modification or early retirement of debt 27 (22,051) —

Profit before income tax 1,135,321 670,344

Income tax expense 10 (2,271) (3,894)

Profit for the year attributable to equity

holders of the Company 1,133,050 666,450

Earnings per share for profit attributable to

equity holders of the Company

— Basic 11 US14.08 cents US8.28 cents

— Diluted 11 US14.07 cents US8.28 cents

The notes on pages 90 to 174 are an integral part of these consolidated financial statements.

Year ended December 31,

2011 2010

Note US$’000

Dividends 12 1,201,710 —

Annual Report 2011

84 Sands China Ltd.

5.2 FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Year ended December 31,

2011 2010

US$’000

Profit for the year attributable to equity holders of the Company 1,133,050 666,450

Other comprehensive income/(loss), net of tax:

Currency translation differences 8,342 (14,325)

Total comprehensive income for the year attributable to

equity holders of the Company 1,141,392 652,125

The notes on pages 90 to 174 are an integral part of these consolidated financial statements.

Annual Report 2011

Sands China Ltd. 85

5.2 FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET

December 31,

2011 2010

Note US$’000

ASSETS

Non-current assets

Investment properties, net 13 747,126 759,892

Property and equipment, net 14 6,249,686 5,503,312

Intangible assets, net 16 31,824 34,637

Deferred income tax assets 17 30 13

Financial assets at fair value through profit or loss 18 64 1,301

Other assets, net 19 27,039 35,591

Trade and other receivables and prepayments, net 20 9,297 20,656

Restricted cash and cash equivalents 21 — 640,597

Total non-current assets 7,065,066 6,995,999

Current assets

Deferred income tax assets 17 — 21

Inventories 22 10,489 8,710

Trade and other receivables and prepayments, net 20 557,398 291,602

Restricted cash and cash equivalents 21 3,448 137,456

Cash and cash equivalents 23 2,491,284 1,040,761

Total current assets 3,062,619 1,478,550

Total assets 10,127,685 8,474,549

Annual Report 2011

86 Sands China Ltd.

5.2 FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEET

December 31,

2011 2010

Note US$’000

EQUITY

Capital and reserves attributable to equity

holders of the Company

Share capital 24 80,493 80,479

Reserves 25 5,435,279 4,281,888

Total equity 5,515,772 4,362,367

LIABILITIES

Non-current liabilities

Trade and other payables 26 20,670 15,016

Borrowings 27 3,328,843 2,746,451

Total non-current liabilities 3,349,513 2,761,467

Current liabilities

Trade and other payables 26 1,179,875 960,226

Current income tax liabilities 2,153 3,739

Borrowings 27 80,372 386,750

Total current liabilities 1,262,400 1,350,715

Total liabilities 4,611,913 4,112,182

Total equity and liabilities 10,127,685 8,474,549

Net current assets 1,800,219 127,835

Total assets less current liabilities 8,865,285 7,123,834

Approved by the Board of Directors on April 20, 2012 and signed on behalf of the Board by

Edward Matthew Tracy Toh Hup Hock

Director Director

The notes on pages 90 to 174 are an integral part of these consolidated financial statements.

Annual Report 2011

Sands China Ltd. 87

5.2 FINANCIAL STATEMENTS COMPANY BALANCE SHEET

December 31,

2011 2010

Note US$’000

ASSETS

Non-current assets

Interests in subsidiaries 31 1,537,093 1,742,214

Notes receivables from subsidiaries 32(b) 181,869 179,152

Total non-current assets 1,718,962 1,921,366

Current assets

Other receivables and prepayments 20 353,560 351,163

Cash and cash equivalents 23 256,077 45,513

Total current assets 609,637 396,676

Total assets 2,328,599 2,318,042

EQUITY

Capital and reserves attributable to equity holders

of the Company

Share capital 24 80,493 80,479

Reserves 25 2,222,369 2,226,330

Total equity 2,302,862 2,306,809

LIABILITY

Current liability

Trade and other payables 26 25,737 11,233

Total current liability 25,737 11,233

Total equity and liability 2,328,599 2,318,042

Net current assets 583,900 385,443

Total assets less current liability 2,302,862 2,306,809

Approved by the Board of Directors on April 20, 2012 and signed on behalf of the Board by

Edward Matthew Tracy Toh Hup Hock

Director Director

The notes on pages 90 to 174 are an integral part of these consolidated financial statements.

Annual Report 2011

88 Sands China Ltd.

5.2 FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31,

2011 2010

Note US$’000

Cash flows from operating activities

Cash generated from operations 29 1,379,904 1,363,020

Income tax paid (3,846) (168)

Net cash generated from operating activities 1,376,058 1,362,852

Cash flows from investing activities

Decrease/(increase) in restricted cash and cash equivalents 774,197 (759,541)

Purchases of property and equipment

and investment properties (780,657) (346,462)

Purchases of intangible assets (3,847) (990)

Proceeds from disposal of property and equipment

and intangible assets 5,400 5,143

Purchase of fixed deposits — (173,868)

Release of fixed deposits — 173,868

Interest received 7,983 3,341

Net cash generated from/(used in) investing activities 3,076 (1,098,509)

Cash flows from financing activities

Payments for financial assets at fair value through profit or loss — (984)

Proceeds from borrowings 3,201,535 749,305

Proceeds from exercise of share options 2,267 —

Payments for share issuance costs — (4,120)

Repayments of borrowings (2,845,480) (618,333)

Repayments of finance lease liabilities (43,518) (50,734)

Payments for deferred financing costs (86,210) (56,325)

Interest paid (161,192) (147,625)

Net cash generated from/(used in) financing activities 67,402 (128,816)

Net increase in cash and cash equivalents 1,446,536 135,527

Cash and cash equivalents at beginning of year 1,040,761 908,334

Effect of exchange rate on cash and cash equivalents 3,987 (3,100)

Cash and cash equivalents at end of year 23 2,491,284 1,040,761

Non-cash investing and financing activities

(Adjustment to)/capitalized share-based compensation (261) 1,777

Property and equipment acquired under finance lease — 413

The notes on pages 90 to 174 are an integral part of these consolidated financial statements.

Annual Report 2011

Sands China Ltd. 89

5.2 FINANCIAL STATEMENTS
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share capital	Capital reserve (Note 25(a)(i))	Share premium	Statutory reserve (Note 25(a)(ii))	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
				US$'000				
Balance at January1, 2010	80,479	87,435	2,127,537	6,315	26,051	3,739	1,367,338	3,698,894
Comprehensive income								
Profit for the year	—	—	—	—	—	—	666,450	666,450
Currency translation differences	—	—	—	—	—	(14,325)	—	(14,325)
Total comprehensive income	—	—	—	—	—	(14,325)	666,450	652,125
Share-based compensation of the Company	—	—	—	—	5,865	—	—	5,865
Share-based compensation charged by LVS	—	—	—	—	5,483	—	—	5,483
Balance at December 31, 2010	**80,479**	**87,435**	**2,127,537**	**6,315**	**37,399**	**(10,586)**	**2,033,788**	**4,362,367**
Comprehensive income								
Profit for the year	**—**	**—**	**—**	**—**	**—**	**—**	**1,133,050**	**1,133,050**
Currency translation differences	**—**	**—**	**—**	**—**	**—**	**8,342**	**—**	**8,342**
Total comprehensive income	**—**	**—**	**—**	**—**	**—**	**8,342**	**1,133,050**	**1,141,392**
Exercise of share options	**14**	**—**	**2,253**	**—**	**—**	**—**	**—**	**2,267**
Transfer to share premium upon exercise of share options	**—**	**—**	**1,493**	**—**	**(1,493)**	**—**	**—**	**—**
Share-based compensation of the Company	**—**	**—**	**—**	**—**	**7,726**	**—**	**—**	**7,726**
Share-based compensation charged by LVS	**—**	**—**	**—**	**—**	**2,020**	**—**	**—**	**2,020**
Balance at December 31, 2011	**80,493**	**87,435**	**2,131,283**	**6,315**	**45,652**	**(2,244)**	**3,166,838**	**5,515,772**

The notes on pages 90 to 174 are an integral part of these consolidated financial statements.

Annual Report 2011

90 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION Principal activities

Sands China Ltd. (the “Company”) and its subsidiaries (collectively the “Group”) are principally engaged in the operation of casino games of chance or games of other forms and the development and operation of integrated resorts and other ancillary services in the Macao Special Administrative Region of the People’s Republic of China (“Macao”). The Group’s immediate holding company is Venetian Venture Development Intermediate II (“VVDI (II)”). Las Vegas Sands Corp. (“LVS”) is the Group’s ultimate holding company.

The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered office is Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business in Hong Kong registered under Part XI of the Hong Kong Companies Ordinance is Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong.

The Group owns and operates The Venetian Macao Resort Hotel (“The Venetian Macao”), which anchors the Cotai Strip, the Group’s master-planned development of integrated resort properties in Macao. In August 2008, the Group opened the Four Seasons Hotel, the Plaza Casino and the Shoppes at Four Seasons (together with the Paiza Mansions, which opened in July 2009 and the apart-hotel tower), referred to as “The Plaza Macao”. The Plaza Macao is located adjacent to The Venetian Macao. The Group also owns and operates the Sands Macao, the first Las Vegas-style casino in Macao, situated near the Macao-Hong Kong Ferry Terminal. In April 2012, the Group opened the first phase of Sands Cotai Central (formerly referred to as parcels 5 and 6), which is part of the Cotai Strip development. The Group’s other ancillary services include ferry operations and other related operations.

The Company’s shares were listed on the Main Board of The Stock Exchange of Hong Kong Limited on November 30, 2009.

The consolidated financial statements are presented in United States dollars (“US$”), unless otherwise stated. The consolidated financial statements were approved for issue by the Board of Directors on April 20, 2012.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of the consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

(a) Basis of preparation

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) under the historical cost convention, as modified by the revaluation of financial assets at fair value through profit or loss. The preparation of the consolidated financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 4.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (b) Changes in accounting policies and disclosures

During the year, there have been a number of new or revised standards, amendments to standards and interpretations that have come into effect, for which the Group has adopted such at their respective effective dates. The adoption of these new standards, amendments to standards and interpretations had no material impact on the results of operations and financial position of the Group.

The following new or revised standards, amendments and interpretations have been issued but are not effective for the year ended December 31, 2011:

Effective for annual

periods beginning

on or after

IAS 1 (Amendment) Presentation of Financial Statements July 1, 2012

IAS 12 (Amendment) Deferred Tax: Recovery of Underlying Assets January 1, 2012

IAS 19 (Amendment) Employee Benefits January 1, 2013

IAS 27 (Revised 2011) Separate Financial Statements January 1, 2013

IAS 28 (Revised 2011) Investments in Associates and Joint Ventures January 1, 2013

IAS 32 (Amendment) Amendments to IAS32 Financial Instruments: January 1, 2014

Presentation — Offsetting Financial Assets and

Financial Liabilities

IFRS 1 (Amendment) Severe Hyperinflation and Removal of July 1, 2011

Fixed Dates for First-time Adopters

IFRS 7 (Amendment) Disclosures — Transfers of Financial Assets July 1, 2011

IFRS 7 (Amendment) Financial Instruments: Disclosure — Offsetting January 1, 2013

Financial Assets and Financial Liabilities

IFRS 9 Financial Instruments January 1, 2015

IFRS 7 and IFRS 9 (Amendments) Mandatory Effective Date and January 1, 2015

Transition Disclosures

IFRS 10 Consolidated Financial Statements January 1, 2013

IFRS 11 Joint Arrangements January 1, 2013

IFRS 12 Disclosure of Interests in Other Entities January 1, 2013

IFRS 13 Fair Value Measurements January 1, 2013

IFRIC – Int 20 Stripping Costs in the Production Phase January 1, 2013

of a Surface Mine

The Group has not early adopted any of the above standards, interpretations and amendments to the existing standards. Management is in the process of making an assessment of their impact and is not yet in a position to state what impact they would have, if any, on the Group’s results of operations and financial positions.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(c) Subsidiaries

(i) Consolidation

Subsidiaries are all entities (including special purpose entities) over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group and are deconsolidated from the date that control ceases.

The purchase method of accounting is used to account for the acquisition of subsidiaries of the Group, except for those acquisitions that qualify as business combinations under common control, which are accounted for using merger accounting.

Intra-group transactions, balances and unrealized gains and losses on transactions between group companies are eliminated. Profit and losses resulting from inter-company transactions that are recognized in assets are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

The particulars of the Group’s principal subsidiaries as at December 31, 2011 are set out in Note 31.

(ii) Business combinations under common control

The consolidated financial statements incorporate the financial statement items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

The net assets of the combining entities or businesses are combined using the existing book values from the controlling party’s perspective. No amount is recognized with respect to goodwill or any excess of an acquirer’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities over its cost at the time of common control combination, to the extent of the contribution of the controlling party’s interest. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded have been recognized directly in equity as part of the capital reserve.

The consolidated income statement includes the results of each of the combining entities or businesses from the earliest date presented or since the date when combining entities or businesses first came under common control, where this is a shorter period, regardless of the date of the common control combination.

The comparative amounts in the consolidated financial statements are presented as if the entities or businesses had been combined at the earliest date presented or when they first came under common control; whichever is later.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(c) Subsidiaries (continued)

(ii) Business combinations under common control (continued)

Intra-group transactions, balances and unrealized gains on transactions between the combining entities or businesses are eliminated. Unrealized losses are also eliminated but considered as an impairment indicator of the asset transferred. Accounting policies of combining entities or businesses have been changed where necessary to ensure consistency with the policies adopted by the Group.

(iii) Separate financial statements Investments in subsidiaries are accounted for at cost less impairment losses. Cost is adjusted to reflect changes in consideration arising from contingent consideration amendments. Cost also includes direct attributable costs of investment. The results of subsidiaries are accounted for by the Company on the basis of dividends received and receivable.

(d) Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as a group of senior management that makes strategic decisions. Following a change in reportable segments of “Other developments” to “Sands Cotai Central” and “Other developments” by senior management in the current year, the Group has restated the previously reported segment information for the year ended and as at December 31, 2010, to conform with the disclosure requirements of IFRS

8 “Operating Segments”.

(e) Foreign currency translation

(i) Functional and presentation currency

Items included in the financial statements of each of the Group’s companies are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company’s functional currency is Macao pataca (“MOP”). The consolidated financial statements are presented in US$, which is the Group’s presentation currency.

(ii) Transactions and balances Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at balance sheet date exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated income statement, except when deferred in equity as qualifying cash flow hedges and qualifying net investment hedges.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e) Foreign currency translation (continued)

(iii) Group companies

The results of operations and financial position of all the group companies (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

• Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

• Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rates on the dates of the transactions); and

• All resulting exchange differences are recognized in other comprehensive income (currency translation differences).

On consolidation, exchange differences arising from the translation of the net investment in foreign entities, and of borrowings and other currency instruments designated as hedges of such investments, are recognized in other comprehensive income. When a foreign operation is sold, such exchange differences are recognized in the consolidated income statement as part of the gain or loss on sale.

On the disposal of a foreign operation (that is, a disposal of the Group’s entire interest in a foreign operation, or a disposal involving loss of control over a subsidiary that includes a foreign operation), all of the exchange differences accumulated in equity in respect of that operation attributable to the equity holders of the company are reclassified to profit or loss.

In the case of a partial disposal that does not result in the Group losing control over a subsidiary that includes a foreign operation, the proportionate share of accumulated exchange differences are reattributed to non-controlling interests and are not recognized in profit or loss.

(f) Investment properties

Investment properties, principally comprising buildings and building improvements, are held for long-term rental yields or capital appreciation or both and are not occupied by the Group. Investment properties that are currently being constructed or developed are classified as investment properties and stated at cost less accumulated impairment losses. Investment properties are initially measured at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses. Investment properties are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives of 15 to 40 years. The residual values and useful lives of investment properties are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision are included in the consolidated income statement when the changes arise.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g) Property and equipment

Leasehold interests in land classified as finance lease and all other property and equipment are stated at historical cost less accumulated depreciation and accumulated impairment losses. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Leasehold interests in land classified as finance lease commence amortization from the time when the land interest becomes available for its intended use. Leasehold interests in land classified as finance lease are amortized and other property and equipment are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives.

Property and equipment are depreciated as follows:

Leasehold interests in land classified as finance lease Shorter of lease term or useful life

Leasehold improvements Shorter of lease term or useful life

Land improvements, buildings and building improvements 15–40 years

Ferries 20 years

Furniture, fittings and equipment 3–6 years

Vehicles 5–6 years

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the consolidated income statement during the financial period in which they are incurred.

Construction-in-progress represents property and equipment under construction and is stated at cost, less accumulated impairment losses, if any. This includes the direct costs of purchase, construction and capitalized borrowing costs. Construction-in-progress is not depreciated until such time as the relevant assets are completed and ready for its intended use, at which time they are transferred to the relevant asset category.

The assets’ residual values and useful lives are reviewed, and adjusted if applicable, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within “Other expenses” in the consolidated income statement.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(h) Leased assets

Assets acquired pursuant to finance leases and hire purchase contracts that transfer to the Group substantially all the rewards and risks of ownership are accounted for as if purchased.

(i) Intangible assets

(i) Trademarks

Acquired trademarks have a finite useful life and are carried at cost less accumulated amortization and accumulated impairment losses. Trademarks are amortized over their estimated useful lives of 7 years.

(ii) Computer software Acquired computer software licenses are capitalized on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortized over their estimated useful lives of 4 years.

(iii) Show production costs Show production costs include cost of creation, design and initial production of the show. The costs are amortized over the shorter of the contractual run of the show (including any guaranteed renewals), or the estimated useful life of the show, which is assessed at each reporting period.

(j) Impairment of investments in subsidiaries and non-financial assets

Assets that have an indefinite useful life are not subject to amortization and are tested at least annually for impairment. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (i.e. cash generating units or “CGU”). Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

On separate financial statements, impairment testing of the investments in subsidiaries is required upon receiving dividends from these investments if the dividend exceeds the total comprehensive income of the subsidiary in the period the dividend is declared or if the carrying amount of the investment in the separate financial statements exceeds the carrying amount in the consolidated financial statements of the investee’s net assets including goodwill.

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5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (k) Financial assets

Classification

The Group classifies its financial assets in the following categories: at fair value through profit or loss and loans and receivables. The classification depends on the purpose for which the financial assets were acquired, which management determines at initial recognition.

(i) Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term. Derivatives are classified as held for trading unless they are designated as hedges. Assets in this category are classified as current assets if expected to be settled within twelve months; otherwise, they are classified as non-current.

(ii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and for which management has no intention of trading. They are included in current assets, except for the amounts that are settled or expected to be settled more than twelve months after the end of the reporting period, which are classified as non-current.

Recognition and measurement

Purchases and sales of financial assets are recognized on the trade-date — the date on which the Group commits to purchase or sell the asset. Investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss are initially recognized at fair value and transaction costs are expensed in the consolidated income statement. Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred, and the Group has transferred substantially all risks and rewards of ownership. Financial assets at fair value through profit or loss are subsequently carried at fair value. Loans and receivables are subsequently carried at amortized cost using the effective interest method.

Gains or losses arising from changes in the fair value of the “Financial assets at fair value through profit or loss” category are presented in the consolidated income statement within “Other expenses” in the period in which they arise.

The fair values of quoted investments are based on current bid prices. If the market for a financial asset is not active or for those securities that are unlisted, the Group establishes fair value by using valuation techniques. These include the use of recent arm’s length transactions, reference to other instruments that are substantially the same, discounted cash flow analysis and option pricing models; making maximum use of market inputs and minimum use of entity-specific inputs.

Financial assets and liabilities are offset and the net amount is reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (k) Financial assets (continued)

Impairment of financial assets

The Group assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a “loss event”) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The criteria that the Group uses to determine that there is objective evidence of an impairment loss include:

• Significant financial difficulty of the issuer or obligor;

• A breach of contract, such as a default or delinquency in interest or principal payments;

• The Group, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;

• It becomes probable that the borrower will enter bankruptcy or other financial reorganization;

• The disappearance of an active market for that financial asset because of financial difficulties; or

• Observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:

(i) adverse changes in the payment status of borrowers in the portfolio;

(ii) national or local economic conditions that correlate with defaults on the assets in the portfolio.

The Group first assesses whether objective evidence of an impairment exists.

For the loans and receivables category, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognized in the consolidated income statement. If a loan or held-to-maturity investment has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract. As a practical expedient, the Group may measure impairment on the basis of an instrument’s fair value using an observable market price.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized (such as an improvement in the debtor’s credit rating), the reversal of the previously recognized impairment loss is recognized in the consolidated income statement. Impairment testing of trade and other receivables is described in Note 2(m).

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (l) Inventories

Inventories consist primarily of food, beverage, retail products, ferry parts and general operating supplies and other, and are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

(m) Trade and other receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment. A provision for impairment of trade and other receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. The carrying amount of the assets is reduced through the use of an allowance account and the amount of the loss is recognized in the consolidated income statement within “Other expenses”. When a trade receivable is uncollectible, it is written off against “Provision for doubtful trade receivables”. Subsequent recoveries of amounts previously written off are credited against “Other expenses” in the consolidated income statement.

(n) Cash and cash equivalents

Cash and cash equivalents include cash and short-term deposits with original maturities of three months or less. Restricted cash and cash equivalents are excluded from cash and cash equivalents in the consolidated statement of cash flows.

(o) Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issuance of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

(p) Trade payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (q) Borrowings and financing costs

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the consolidated income statement over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment of liquidity services and amortized over the period of the facility to which it relates.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least twelve months after the balance sheet date.

A qualifying asset is an asset that takes a substantial period of time to get ready for its intended use (Note 2(g)). Financing costs incurred for the construction of any qualifying asset, less any investment income on the temporary investment of related borrowings, are capitalized during the period that is required to complete and prepare the asset for its intended use. Other financing costs, net of interest income, are expensed.

(r) Current and deferred income tax and gaming tax

Income tax

Income tax expense is comprised of current and deferred tax.

(i) Current income tax

Current income tax is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

(ii) Deferred income tax

Inside basis differences

Deferred income tax is recognized, using the liability method, for temporary differences arising between the tax bases of assets and liabilities and their carrying values in the consolidated financial statements. Deferred income tax is not accounted for if it arises from initial recognition of an asset or a liability in a transaction other than a business combination that, at the time of the transaction, affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted at the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (r) Current and deferred income tax and gaming tax (continued)

Income tax (continued)

(ii) Deferred income tax (continued)

Inside basis differences (continued)

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Outside basis differences

Deferred income tax is provided for temporary differences arising from investments in subsidiaries, except when the timing of the reversal of the temporary difference can be controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

(iii) Off setting

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Gaming tax

According to the gaming concession granted by the Macao Government and the relevant legislation, the Group is required to pay 35% gaming tax on gross gaming revenues, which represents net wins from casino operations. The Group is also required to pay an additional 4% of gross gaming win as public development and social related contributions. On a monthly basis, the Group also makes certain variable and fixed payments to the Macao Government based on the number of slot machines and table games in its possession. These expenses are reported as “Gaming tax” in the consolidated income statement.

(s) Employee benefits

(i) Pension obligations

The Group operates a provident fund scheme, which is funded through payments to an insurance company. The provident fund scheme is a defined contribution plan that is available to all permanent employees after a three-month probation period. The Group contributes 5% of each employee’s basic salary to the fund and the employee is eligible to receive 30% of these contributions after working for three consecutive years, gradually increasing to 100% after working for ten years. The Group has no further payment obligations once the contributions have been paid. Given the challenging conditions and their impact on the Group’s operations, the provident fund contributions were suspended during the year ended December 31, 2010, and only employees who accepted a reduced work schedule were eligible for the benefit. The provident fund contributions for all full-time employees were subsequently reinstated on January 1, 2011. The contributions are recognized as employee benefit expenses when they are due and are reduced by contributions forfeited by those employees who leave the scheme prior to vesting fully in the contributions. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (s) Employee benefits (continued)

(ii) Share-based compensation

(1) Share options of the Company

The Company adopted an equity award plan (the “SCL Equity Plan”) for grants of options to purchase ordinary shares of the Company. The cash subscribed for the shares issued when the options are exercised is credited to share capital (nominal value) and share premium, net of any directly attributable transaction costs.

The grant by the Company of options over its equity instruments to the employees of subsidiary undertakings in the Group is treated as a capital contribution. The fair value of employee services received, measured by reference to the grant date fair value, is recognized over the vesting period as an increase to investment in subsidiary undertakings, with a corresponding credit to share-based compensation reserve, a component of equity. At the time when the options are exercised, the amount previously recognized in share-based compensation reserve will be transferred to share premium. When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

(2) Share options of LVS

The Group participates in the equity settled share-based compensation plans of LVS and is a party to its nonqualified share option plan, Las Vegas Sands Corp. 2004 Equity Award Plan (the “2004 Plan”). The plan provides for the granting of share options pursuant to the applicable provisions of the Internal Revenue Code and regulations in the United States of America.

Share-based compensation expense arising from the granting of share options by LVS to the Directors and employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as an expense with the corresponding increase in the share-based compensation reserves under equity.

The fair value of the employee services received in exchange for the grant of the options under the SCL Equity Plan and the 2004 Plan is recognized as an expense. The total amount to be expensed is determined by reference to the fair value of the options granted, excluding the impact of any service and non-market performance vesting conditions (for example, profitability, sales growth targets and remaining an employee of the entity over a specified time period). Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. The total amount expensed is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. At the end of each reporting period, the Group revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions and service conditions.

The Group recognizes the impact of revisions to the original estimates, if any, in the consolidated income statement, with a corresponding adjustment to equity. When the options of the SCL Equity Plan are exercised, the Company issues new shares. The proceeds received net of any directly attributable transaction costs are credited to share capital and share premium.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (s) Employee benefits (continued)

(iii) Social security fund

Full-time employees of the Group are covered by a government-mandated defined contribution plan pursuant to which a fixed amount of retirement benefit would be determined and paid by the Macao Government. Contributions are generally made by both employees and employers paying a fixed amount on a monthly basis to the Social Security Fund Contribution managed by the Macao Government. The Group funds the entire contribution and has no further commitments beyond its monthly contributions.

(iv) Annual leave and other paid leave

Employee entitlement to annual leave is recognized when it accrues to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees during the year. Employee entitlements to maternity leave and sick leave are not recognized until the time of leave.

(v) Termination benefits

Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognizes termination benefits when it is demonstrably committed to a termination and the entity has a detailed formal plan to terminate the employment of current employees without possibility of withdrawal. In the case of an offer made to encourage voluntary redundancy, the termination benefits are measured based on the number of employees expected to accept the offer. Benefits falling due more than twelve months after the balance sheet date are discounted to present value.

(vi) Bonus plans

The Group recognizes a liability and an expense for bonuses where contractually obliged or where there is a past practice that has created a constructive obligation.

(t) Provisions

Provisions are recognized when: the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognized for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow of resources will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow of resources with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure to be required to settle the present obligation at the reporting date. The pre-tax discount rate used to determine the present value reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as interest expense.

Annual Report 2011

104 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (u) Contingent liabilities

A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Group. It can also be a present obligation arising from past events that is not recognized because it is not probable that an outflow of economic resources will be required or the amount of the obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the consolidated financial statements unless the probability of outflow of resources embodying economic benefits is remote. When a change in the probability of an outflow occurs so that the outflow is probable, it will then be recognized as a provision.

(v) Gaming promoter commissions

Commissions to gaming promoters are calculated based on certain percentages of net gaming wins or rolling amounts and are recognized when the relevant services have been rendered by the gaming promoters. Gaming promoters are entities that bring in high-roller customers to casinos and loan them rolling chips.

(w) Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities.

The Group recognizes revenue when the amount of revenue can be reliably measured: when it is probable that future economic benefits will flow to the entity; and when specific criteria have been met for each of the Group’s activities as described below. The amount of revenue is not considered to be reliably measurable until all contingencies relating to the sale have been resolved. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

(i) Casino revenue

Casino revenue is the aggregate of gaming wins and losses. Commissions rebated directly or indirectly through gaming promoters to customers, cash discounts and other cash incentives to customers related to gaming play are recorded as a reduction of gross casino revenue.

(ii) Lease/right of use income

Lease/right of use income from the grant of right of use (net of any incentives given to tenants/retailers) is recognized on a straight-line basis over the terms of the lease/right of use. Turnover fees are recognized when earned.

(iii) Mall management fees

Mall management fees are recognized when services are rendered.

(iv) Hotel revenue

Hotel revenue is recognized at the time of occupancy.

Annual Report 2011

Sands China Ltd. 105

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (w) Revenue recognition (continued)

(v) Food and beverage revenue

Food and beverage revenue is recognized when services are rendered.

(vi) Convention revenue

Convention revenue is recognized when the event is held or the related services are rendered.

(vii) Retail sales

Sales of goods are recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the products are delivered to customers and title has passed.

The Group has a goods return policy. Sales are recorded net of return and discounts.

(viii) Entertainment revenue

Entertainment revenue derived from theater shows, concerts and sporting events is recognized at the time of performance.

(ix) Ferry ticket sales

Ferry ticket sales are recognized when the services are rendered.

(x) Commission revenues

Commission revenues from the selling of tickets and travel packages and providing destination marketing services are recognized when services are rendered.

(xi) Management fee income

Income from management services provided by the Group to LVS group companies is recognized when services are rendered.

(xii) Interest income

Interest income is recognized on a time-proportion basis using the effective interest method.

(x) Frequent players program

The Group has established promotional clubs to encourage repeat business from frequent and active slot machine customers and table games patrons. Members earn points primarily based on gaming activity and such points can be redeemed for free play and other free goods and services. The award points are recognized as a separately identifiable component of the initial sale transaction by allocating the fair value of the consideration received between the award points and the other components of the sale such that the award points are initially recognized as deferred income at their fair value. Revenue from the award points is recognized when the points are redeemed. The amount of revenue is based on the number of points redeemed relative to the total number expected to be redeemed. If membership is inactive for a 12-month consecutive period, any points accumulated will be forfeited and cancelled.

Annual Report 2011

106 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) (y) Leases/right of use

(i) As the lessor/grantor for operating leases/right of use

When assets are leased/granted out under an agreement for the right of use, the asset is included in the consolidated balance sheet based on the nature of the asset. Lease rental/income from right of use (net of any incentives given to tenants or to retailers) is recognized over the terms of the lease/right of use on a straight-line basis.

(ii) As the lessee for operating leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated income statement on a straight-line basis over the period of the lease.

(iii) As the lessee for finance leases

The Group leases land and certain equipment. Leases of land and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalized at the lease’s commencement at the lower of the fair value of the leased assets and the present value of the minimum lease payments.

Each lease payment is allocated between the liability and finance charges. The corresponding rental obligations, net of finance charges, are included in borrowings. The interest element of the finance cost is charged to the consolidated income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The land and equipment acquired under a finance lease are depreciated over the shorter of the useful life of the asset and the lease term.

(z) Comparatives

Certain comparative figures have been reclassified to conform to the presentation of the current year, which the management considered it would better facilitate analysis of the financial information. Such reclassifications have no impact on the overall results and financial position of the Group.

(aa) Dividend distributions

Dividend distributions to the Company’s shareholders are recognized as a liability in the Group’s and the Company’s financial statements in the period in which the dividends are approved by the Company’s shareholders or directors, where appropriate.

(ab) Pre-opening expense

Pre-opening expenses represent personnel and other costs incurred prior to the opening of new properties and are expensed as incurred.

Annual Report 2011

Sands China Ltd. 107

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (a) Financial risk factors

The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The Group’s overall risk management program, mainly carried out by a central treasury department and approved by the Board of Directors, focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

(i) Market risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates and foreign currency exchange rates.

Cash flow and fair value interest rate risk

The Group’s primary exposure to market risk is interest rate risk associated with its long-term borrowings, which are all issued at variable rates. The Group attempts to manage the interest rate risk associated with its variable-rate borrowings by use of interest rate cap agreements. During the year ended December 31, 2011, the Group’s borrowings at variable rates were denominated in US$, Hong Kong dollars (“HK$”) and MOP.

As at December 31, 2011, if interest rates on US$-denominated borrowings had been 50 basis-points higher/ lower with all other variables held constant, pre-tax profit for the year would have been US$7.5 million lower/ higher (2010: US$12.3 million). As at December 31, 2011, if interest rates on HK$-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profit for the year would have been US$7.6 million lower/higher (2010: US$1.9 million). As at December 31, 2011, if interest rates on MOP-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profit would have been US$1.6 million lower/higher (2010: US$0.7 million). This analysis does not include the effect of interest capitalized.

The Group does not hold or issue financial instruments for trading purposes and does not enter into derivative transactions that would be considered speculative positions. The Group’s derivative financial instruments consist exclusively of interest rate cap agreements, which do not qualify for hedge accounting.

To manage exposure to counterparty credit risk in interest rate cap agreements, the Group enters into agreements with highly rated institutions that can be expected to fully perform under the terms of such agreements. Frequently, these institutions are also members of the bank group providing the Group’s credit facilities, which management believes further minimizes the risk of non-performance.

The Company’s primary exposure to market risk is interest rate risk associated with its notes receivable from subsidiaries, some of which bear interest at variable rates. During the year ended December 31, 2011, the Company’s notes receivable from subsidiaries were denominated in US$.

As at December 31, 2011, if interest rates on notes receivables from subsidiaries had been 50 basis-points higher/lower with all other variables held constant, the Company’s pre-tax profit for the year would have been US$5.0 million higher/lower (2010: US$0.5 million).

Annual Report 2011

108 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED) (a) Financial risk factors (continued)

(i) Market risk (continued)

Foreign exchange risk

The Group’s foreign currency transactions are mainly denominated in US$. The majority of assets and liabilities are denominated in US$, HK$ and MOP, and there are no significant assets and liabilities denominated in other currencies. The Group is subject to foreign exchange rate risk arising from future commercial transactions and recognized assets and liabilities that are denominated in a currency other than MOP, which is the functional currency of the major operating companies within the Group. The Group currently does not have a foreign currency hedging policy.

For companies with MOP as their functional currency, as at December 31, 2011, if the US$ and HK$ had weakened/strengthened by 1% against the MOP with all other variables held constant, pre-tax profit for the year would have been higher/lower by approximately US$14.9 million (2010: US$21.2 million) and US$9.6 million (2010: US$4.6 million), respectively, mainly as a result of the translation of US$-denominated cash and cash equivalents, deposits and borrowings (2010: US$-denominated cash and cash equivalents, restricted cash and cash equivalents, deposits and borrowings).

(ii) Credit risk

Financial instruments, which potentially subject the Group to concentrations of credit risk, consist principally of cash and cash equivalents, restricted cash and cash equivalents and trade and other receivables.

The Group maintains cash and cash equivalents and restricted cash and cash equivalents with various creditworthy financial institutions in Macao, Hong Kong, Singapore and the United States of America. Management monitors this credit risk on an on-going basis and does not believe that the Group has any other significant exposure to any individual or institution as at December 31, 2011 and 2010.

Trade receivables are principally comprised of casino, mall and hotel receivables. The Group extends credit to approved customers, tenants and gaming promoters following background checks and investigations of creditworthiness. Business or economic conditions, the legal enforceability of gaming debts, or other significant events in foreign countries could affect the collectability of receivables from customers and gaming promoters residing in these countries.

The Group maintains an allowance for doubtful casino, mall and hotel accounts and regularly evaluates the balances. The Group specifically analyzes the collectability of each account with a balance over a specified dollar amount, based upon the age of the account, the customer’s financial condition, collection history and any other known information, and the Group makes an allowance for trade receivables specifically identified as doubtful. The Group also monitors regional and global economic conditions and forecasts in its evaluation of the adequacy of the recorded reserves. Table games play is primarily cash play, as credit play represented approximately 27.5% of total table games play for the year ended December 31, 2011 (2010: 36.9%). The Group believes that the concentration of its credit risk in casino receivables is mitigated substantially by its credit evaluation process, credit policies, credit control and collection procedures, and also believes that no significant credit risk is inherent in the Group’s trade receivables not provided for as at December 31, 2011 and 2010 (see Note 20 for further details).

Annual Report 2011

Sands China Ltd. 109

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED) (a) Financial risk factors (continued)

(ii) Credit risk (continued)

On notes receivable from subsidiaries, the Company monitors the exposure to credit risk through exercising control over their financial and operating decisions and reviewing their financial positions on a regular basis.

(iii) Liquidity risk

Liquidity risk is the financial risk arising from the difficulty of selling assets, being unable to pay off liabilities upon maturity, funding growth assets or meeting contractual commitments.

The credit agreement entered by VML US Finance LLC (“VMLF”), a wholly owned subsidiary (the “Borrower”), and Venetian Macau Limited (“VML”), a wholly owned subsidiary, and certain other subsidiaries within the Group (collectively, the “Guarantors”) dated September 22, 2011 (the “2011 VML Credit Facility”), requires VML and its restricted subsidiaries (collectively, the “Restricted Group”) to comply with certain financial covenants commencing with the quarterly period ended March 31, 2012, including maintaining a maximum leverage ratio of debt to Adjusted EBITDA (as defined in the 2011 VML Credit Facility). The maximum leverage ratio will be 4.5:1.0 for the quarterly periods ended March 31, 2012 through June 30, 2013, decreases to 4.0:1.0 for the quarterly periods ended September 30, 2013 through December 31, 2014, decreases to 3.5:1.0 for the quarterly periods ended March 31 through December 31, 2015, and then decreases to, and remains at, 3.0:1.0 for all quarterly periods thereafter through maturity. If the Restricted Group is unable to maintain compliance with the financial covenants under this credit facility, the Restricted Group would be in default. Certain defaults under the 2011 VML Credit Facility would trigger a cross-default under the ferry financing (see Note 27). Any defaults or cross-defaults under these agreements would allow the lenders, in each case, to exercise their rights and remedies as defined under their respective agreements. If the lenders were to exercise their rights to accelerate the due dates of the indebtedness outstanding, there can be no assurance that the Group would be able to repay or refinance any amounts that may become due and payable under such agreements, which could force the Group to restructure or alter its operations or debt obligations.

Annual Report 2011

110 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED) (a) Financial risk factors (continued)

(iii) Liquidity risk (continued)

The Group’s and the Company’s financial liabilities, based on the contractual undiscounted cash flows, as at December 31, 2011 are as follows:

Group

In the

Within the In the third to Over the

first year second year fifth year fifth year Total

US$’000

At December 31, 2011

Bank borrowings 121,290 120,058 3,468,505 — 3,709,853

Finance lease liabilities on

leasehold interests in land 49,696 49,696 15,748 231,658 346,798

Other finance lease liabilities 243 75 — — 318

Trade and other payables 963,252 6,257 10,974 3,439 983,922

At December 31, 2010

Bank borrowings 484,249 1,183,425 1,714,551 — 3,382,225

Finance lease liabilities on

leasehold interests in land 49,696 49,696 60,195 236,908 396,495

Other finance lease liabilities 330 266 86 — 682

Trade and other payables 960,226 3,538 8,748 2,730 975,242

Company

In the

Within the In the third to Over the

first year second year fifth year fifth year Total

US$’000

At December 31, 2011

Trade and other payables 25,724 — — — 25,724

At December 31, 2010

Trade and other payables 11,233 — — — 11,233

(b) Capital risk management

The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in the consolidated balance sheet), cash and cash equivalents, and equity attributable to shareholders, comprising issued share capital and reserves as disclosed in Notes 24 and 25, respectively.

Annual Report 2011

Sands China Ltd. 111

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED) (b) Capital risk management (continued)

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

December 31,

2011 2010

US$’000

Interest bearing borrowings, net of deferred financing costs 3,234,575 2,915,044

Less: cash and cash equivalents (2,491,284) (1,040,761)

restricted cash and cash equivalents (3,448) (778,053)

Net debt 739,843 1,096,230

Total equity 5,515,772 4,362,367

Total capital 6,255,615 5,458,597

Gearing ratio 11.8% 20.1%

The decrease in the gearing ratio during 2011 was primarily due to strong cash flows generated from operating activities.

(c) Fair value estimation

The table below analyzes financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

• Quoted prices (unadjusted) in active markets for identical assets or liabilities (level 1).

• Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (level 2).

• Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (level 3).

Annual Report 2011

112 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED) (c) Fair value estimation (continued)

The following table presents the Group’s assets that are measured at fair value:

Level 1 Level 2 Level 3 Total

US$’000

At December 31, 2011

Interest rate caps — 64 — 64

At December 31, 2010

Interest rate caps — 1,301 — 1,301

The carrying amounts of cash and cash equivalents, restricted cash and cash equivalents, trade and other receivables, borrowings and trade and other payables approximate their fair values.

The Group has four interest rate cap agreements with an aggregate fair value of approximately US$0.1 million, based on quoted market values from the institutions holding the agreements as at December 31, 2011 (2010: US$1.3 million).

There were no transfers of financial assets between levels 1 and 2 fair value hierarchy classifications during the years ended December 31, 2011 and 2010.

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a) Construction project suspension

The Group has suspended portions of the development projects to focus efforts on those projects with the highest expected rates of return on invested capital. If the Group is unable to obtain sufficient funding or applicable government approvals such that completion of the suspended projects is not probable, or should management decide to abandon certain projects, all or a portion of the investment to date on the suspended projects could be lost and would result in an impairment charge. This could adversely affect the financial condition, results of operations or cash flows from these planned facilities.

Annual Report 2011

Sands China Ltd. 113

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (CONTINUED) (a) Construction project suspension (continued)

Development of Parcel 3 and Sands Cotai Central

In addition, under the revised terms of the land concession approved by the Macao Government on August 20, 2009 that covers Parcel 3, the Group is required to complete development of Parcel 3 by April 2013. The land concession for Sands Cotai Central contains a similar requirement that the corresponding development be completed by May 2014. The Group intends to apply for an extension from the Macao Government to complete the Parcel 3 development as it will be unable to meet the April 2013 deadline. Should the Group determine that it is unable to complete Sands Cotai Central by May 2014, the Group also intends to apply for an extension from the Macao Government. No assurances can be given that additional extensions will be granted. If the Group is not able to meet the applicable deadline for Sands Cotai Central and the deadlines for either development are not extended, the Macao Government has the right to unilaterally terminate the respective land concessions and the Group could lose its investment in, and right to operate, any properties developed under the land concessions for Parcel 3 and Sands Cotai Central without compensation to the Group.

(b) Useful lives of investment properties and property and equipment

The Group depreciates investment properties and property and equipment on a straight-line basis over their estimated useful lives. The estimated useful lives are based on the nature of the assets, as well as current operating strategy and legal considerations, such as contractual life. Future events, such as property expansions, property developments, new competition or new regulations, could result in a change in the manner in which the Group uses certain assets and could have impact on the estimated useful lives of such assets.

(c) Impairment of assets

The Group follows the guidance of IAS 36 “Impairment of Assets” to determine when assets are impaired, which requires significant judgment. In making this judgment, the Group evaluates, among other factors, the duration and extent to which the recoverable amount of assets is less than their carrying balance, including factors such as the industry performance and changes in operational and financing cash flows. The recoverable amount of the CGU has been determined based on value-in-use calculations. These calculations require the use of estimates, including operating results, income and expenses of the business, future economic conditions on growth rates and future returns.

Changes in the key assumptions on which the recoverable amount of the assets is based could significantly affect the Group’s financial condition and results of operations.

Annual Report 2011

114 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (CONTINUED) (c) Impairment of assets (continued)

Development of Parcels 7 and 8

The Group had commenced pre-construction activities on Parcels 7 and 8, and has capitalized construction costs of US$101.1 million as at December 31, 2011. During December 2010, the Group received notice from the Macao Government that the application for a land concession for Parcels 7 and 8 was not approved and the Group applied to the Chief Executive of Macao for an executive review of the decision. In January 2011, the Group filed a judicial appeal with the Court of Second Instance in Macao, which has yet to issue a decision. Should the Group win the judicial appeal, it is still possible for the Chief Executive of Macao to again deny the land concession based upon public policy considerations. If the Group does not obtain the land concession or does not receive full reimbursement of its capitalized investment in this project, the Group would record a charge for all or some portion of the US$101.1 million in capitalized construction costs, as at December 31, 2011, related to its development on Parcels 7 and 8.

Accordingly, the Group performed an impairment analysis to determine the recoverability of its investment on Parcels 7 and 8, by assessing the estimated recoverable amount for capitalized construction costs of US$101.1 million related to its development on Parcels 7 and 8, as at December 31, 2011 based on critical accounting estimates and judgements below.

The Group’s analysis considered the various potential outcomes of the appeal process, which included ultimate denial of the land concession with varying levels of compensation, as well as the ultimate granting of the concession and related construction of the resort, through a probability weighted approach. In order to obtain the land concession and construct the resort, the Group would need to win its appeal and avoid any future denial of the land concession based upon public policy considerations.

To estimate the discounted cash flows of the CGU, the Group considers all potential cash flow scenarios, which are probability weighted based on management’s estimates given current conditions. Determining the recoverability of the CGU is judgmental in nature and requires the use of significant estimates and assumptions, including estimated cash flows, probability weighting of potential scenarios, discount rates, costs to complete construction for assets under development, growth rates and future market conditions, among others. Future changes to the estimates and assumptions based upon unanticipated changes in macro-economic factors, regulatory environments, operating results or management’s intentions may result in future changes to the recoverability of the asset groups. The discounted cash flows of all potential cash flow scenarios of Parcels 7 and 8, which are probability weighted based on management’s estimates given current conditions, show that the carrying amount of capitalized costs on Parcels 7 and 8 is lower than its estimated recoverable amount.

(d) Allowance for doubtful trade receivables

The allowance for doubtful trade receivables represents the Group’s best estimate of the amount of probable credit losses in the Group’s existing trade receivables balance. The Group determines the allowance based on specific customer information, historical write-off experience and current industry and economic data. Account balances are charged off against the allowance when the Group believes it is probable the receivables will not be recovered. Management believes that there are no concentrations of credit risk for which an allowance has not been established. Although management believes that the allowance is adequate, it is possible that the estimated amount of cash collections with respect to trade receivables could change.

Annual Report 2011

Sands China Ltd. 115

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (CONTINUED) (e) Litigation provisions

The Group is subject to various claims and legal actions. The accruals for these claims and legal actions are estimated in accordance with IAS 37 “Provisions, Contingent Liabilities and Contingent Assets”. Based on consultations with legal counsel, management estimated that no significant loss would be incurred beyond the amounts provided. Actual results could differ from these estimates.

(f) Share-based compensation

The Group’s employees participate in equity award plans of LVS and/or the Company. Management of the Group uses the Black-Scholes option-pricing model to determine the total fair value of the options granted, which is based on fair value and various attributes of the underlying shares of LVS and the Company, depending on the type of the equity award plan. Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield, volatility of the underlying shares and the expected life of the options. The total fair value of options and restricted shares (“RSs”) granted is measured on the grant date based on the fair value of the underlying shares. In addition, the Group is required to estimate the expected percentage of grantees that will remain in employment with the Group at the end of the vesting period. The Group only recognizes an expense for those options or RSs expected to vest over the vesting period during which the grantees become unconditionally entitled to the options or RSs. These estimates and assumptions could have a material effect on the determination of the fair value of the share options and RSs and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share-based compensation expense.

The fair value of the options and RSs at the time of grant is to be expensed over the vesting period of the options and RSs based on an accelerated graded attribution approach. Under the accelerated graded attribution approach, each vesting installment of a graded vesting award is treated as a separate share option or RSs grant, which means that each vesting installment will be separately measured and attributed to expense, resulting in accelerated recognition of share-based compensation expense.

Annual Report 2011

116 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. NET REVENUES AND INTEREST INCOME

Year ended December 31,

2011 2010

US$’000

Net revenues

Casino 4,231,503 3,663,522

Mall

— Income from right of use 160,402 116,100

— Management fees and other 26,762 23,701

Rooms 186,412 146,047

Food and beverage 81,941 73,808

Convention, ferry, retail and other 193,767 119,126

4,880,787 4,142,304

Interest income

Bank deposits 7,983 3,341

Total net revenues and interest income 4,888,770 4,145,645

6. SEGMENT INFORMATION

Management has determined the operating segments based on the reports reviewed by a group of senior management to make strategic decisions. The Group considers the business from a property and service perspective.

The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area that the Group domiciles. The Group reviews the results of operations for each of its operating segments, which are also the reportable segments: The Venetian Macao, Sands Macao, The Plaza Macao and ferry and other operations. The Group also reviews construction and development activities for each of its primary projects under development, some of which have been suspended, in addition to its reportable segments noted above. The Group’s primary projects under development are Sands Cotai Central, which opened its first phase in April 2012, and other development projects (Cotai Strip Parcels 3 and 7 and 8).

Annual Report 2011

Sands China Ltd. 117

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

Revenue comprises turnover from sale of goods and services in the ordinary course of the Group's activities. The Venetian Macao, Sands Macao, The Plaza Macao and other developments, once in operation will, derive their revenue primarily from casino, mall, hotel, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao. The Group's segment information is as follows:

	Year ended December 31, 2011	2010
	US$'000	(Note 2(d))
Net revenues:		
The Venetian Macao	**2,819,315**	2,407,132
Sands Macao	**1,275,076**	1,189,044
The Plaza Macao	**675,836**	497,973
Ferry and other operations	**131,196**	92,942
Sands Cotai Central	**—**	—
Other developments	**—**	—
Inter-segment revenues	**(20,636)**	(44,787)
	4,880,787	4,142,304

	Year ended December 31, 2011	2010
	US$'000	(Note 2(d))
Adjusted EBITDA (Unaudited) (Note):		
The Venetian Macao	**1,023,496**	810,392
Sands Macao	**350,702**	317,538
The Plaza Macao	**217,610**	113,671
Ferry and other operations	**(15,813)**	(25,356)
Sands Cotai Central	**—**	—
Other developments	**—**	—
	1,575,995	1,216,245

Note: Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment and intangible assets, impairment loss on property and equipment, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group's properties and to compare the operating performance of the Group's properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group's IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. As a result, adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Annual Report 2011

118 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

Year ended December 31,

2011 2010

US$’000

(Note 2(d))

Depreciation and amortization:

The Venetian Macao 172,508 205,288

Sands Macao 32,033 39,857

The Plaza Macao 53,266 52,188

Ferry and other operations 14,856 16,334

Sands Cotai Central 110 122

Other developments — —

272,773 313,789

The following is a reconciliation of adjusted EBITDA to profit for the year attributable to equity holders of the Company:

Year ended December 31,

2011 2010

Note US$’000

Adjusted EBITDA (Unaudited) 1,575,995 1,216,245

Share-based compensation granted to employees by

LVS and the Company, net of amount capitalized(i) (10,007) (9,571)

Corporate expense (a) (31,507) (27,359)

Pre-opening expense (b) (60,722) (27,938)

Depreciation and amortization (272,773) (313,789)

Amortization of show production costs 4,215 4,206

Net foreign exchange gains/(losses) 1,232 (6,879)

Loss on disposal of property and equipment and

intangible assets (2,924) (31,960)

Impairment loss on property and equipment — (16,057)

Fair value losses on financial assets at

fair value through profit or loss (1,237) (1,212)

Operating profit 1,202,272 785,686

Interest income 7,983 3,341

Interest expense, net of amounts capitalized (52,883) (118,683)

Loss on modification or early retirement of debt (22,051) —

Profit before income tax 1,135,321 670,344

Income tax expense (2,271) (3,894)

Profit for the year attributable to

equity holders of the Company 1,133,050 666,450

(i) Amount includes share-based compensation of US$446,000 (2010: US$23,000) related to pre-opening expenses.

Annual Report 2011

Sands China Ltd. 119

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED) (a) Corporate expense

Year ended December 31,

2011 2010

Note US$’000

(Note 2(z))

Royalty fees 32(a)(v) 20,000 20,000

Management fees 32(a)(ii) 5,062 3,502

Employee benefit expenses 264 304

Other support services 5,735 2,593

Other expenses 446 960

31,507 27,359

(b) Pre-opening expense

Year ended December 31,

2011 2010

Note US$’000

(Note 2(z))

Employee benefit expenses 28,080 7,368

Suspension costs 13,581 10,019

Management fees 32(a)(ii) 4,455 1,109

Utilities and operating supplies 3,230 1,868

Other support services 2,760 3,193

Other expenses 8,616 4,381

60,722 27,938

Annual Report 2011

120 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

	Year ended December 31, 2011	2010
	US$'000	
Capital expenditures		
The Venetian Macao	**27,416**	40,442
Sands Macao	**7,691**	5,613
The Plaza Macao	**31,092**	35,226
Ferry and other operations	**836**	3,449
Sands Cotai Central	**717,430**	255,386
Other developments	**39**	7,336
	784,504	347,452

	December 31, 2011	2010
	US$'000	
		(Note 2(d))
Total assets		
The Venetian Macao	**3,153,756**	3,216,339
Sands Macao	**487,533**	486,156
The Plaza Macao	**1,287,986**	1,174,235
Ferry and other operations	**505,673**	308,886
Sands Cotai Central	**4,462,910**	3,059,108
Other developments	**229,827**	229,825
	10,127,685	8,474,549

	December 31, 2011	2010
	US$'000	
Total non-current assets		
Held locally	**6,855,597**	6,771,636
Held in foreign countries	**209,375**	223,049
Deferred income tax assets	**30**	13
Financial assets at fair value through profit or loss	**64**	1,301
	7,065,066	6,995,999

Annual Report 2011

Sands China Ltd. 121

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS)

	Year ended December 31, 2011	2010
	US$'000	
Wages, salaries, bonus and termination costs	**458,262**	390,503
Staff meals	**24,939**	22,980
Share-based compensation, net of amount capitalized	**10,007**	9,571
Pension costs — defined contribution plan	**16,031**	7,404
Other employee benefit expenses	**14,012**	11,221
	523,251	441,679

Total amounts of share-based compensation and the amounts capitalized are as below:

	Note	Year ended December 31, 2011	2010
		US$'000	
Share-based compensation costs:			
Charged by LVS	33	**2,020**	5,483
Incurred under the SCL Equity Plan	33	**7,726**	5,865
Less: adjustment to amount capitalized/ (amount capitalized) as part of property and equipment and investment properties(i)		**261**	(1,777)
Share-based compensation expensed in the consolidated income statement		**10,007**	9,571

(i) True-up adjustment is primarily related to the termination of construction staff during the year ended December 31, 2011.

(a) Pension costs — defined contribution plan

Contributions totaling US$2.8 million remained payable to the provident fund as at December 31, 2011 (2010: US$1.2 million). Forfeited contributions totaling US$2.5 million (2010: US$2.7 million) were utilized during the year leaving US$0.7 million (2010: US$0.5 million) available at the year end to reduce future contributions.

Annual Report 2011

122 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

(b) Directors' emoluments

The remuneration of the Company's Directors is as follows:

	Fees	Salaries, discretionary bonuses, allowances, pension costs and benefits in kind	Subtotal	Share-based compensation	Total
			US$'000		
Year ended December 31, 2011					
Executive Directors					
Edward Matthew Tracy	—	1,697	1,697	513	2,210
Toh Hup Hock	—	1,119	1,119	494	1,613
Non-Executive Directors					
Sheldon Gary Adelson	—	—	—	—	—
Michael Alan Leven	—	—	—	—	—
Jeffrey Howard Schwartz	75	—	75	—	75
Irwin Abe Siegel	120	—	120	—	120
Lau Wong William	32	—	32	—	32
Independent Non-Executive Directors					
Iain Ferguson Bruce	100	—	100	—	100
Chiang Yun	75	—	75	—	75
David Muir Turnbull	145	—	145	—	145
	547	2,817	3,364	1,006	4,370

Annual Report 2011

Sands China Ltd. 123

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

(b) Directors' emoluments (continued)

	Fees	Salaries, discretionary bonuses, allowances and benefits in kind	Subtotal	Share-based compensation	Total
			US$'000		
Year ended December 31, 2010					
Executive Directors					
Michael Alan Leven	—	—	—	—	—
Toh Hup Hock	—	969	969	744	1,714
Steven Craig Jacobs[1]	—	909	909	(119)	790
Stephen John Weaver[2]	—	1,857	1,857	(692)	1,165
Non-Executive Directors					
Sheldon Gary Adelson	—	—	—	—	—
Jeffrey Howard Schwartz	75	—	75	—	75
Irwin Abe Siegel	458	—	458	—	458
Independent Non-Executive Directors					
Iain Ferguson Bruce	100	—	100	—	100
Chiang Yun	75	—	75	—	75
David Muir Turnbull	257	—	257	—	257
	965	3,736	4,701	(67)	4,634

(1) Removed on July 23, 2010

(2) Retired on June 19, 2010

In addition to the Directors' emoluments disclosed above, Sheldon Gary Adelson and Michael Alan Leven received emoluments (inclusive of share-based compensation) from LVS, amounting to US$13.8 million and US$16.6 million, respectively, for the year ended December 31, 2011 (2010: US$12.8 million and US$13.0 million, respectively), US$0.3 million and US$0.3 million of which are in respect of their services to the Group respectively (2010: US$0.1 million and US$1.2 million, respectively).

Edward Matthew Tracy was appointed as Executive Director of the Company on July 27, 2011. The emoluments shown in this table represented his remuneration received for the year, including remuneration received as an employee prior to his directorship of the Company.

Annual Report 2011

124 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS’ EMOLUMENTS) (CONTINUED) (b) Directors’ emoluments (continued)

Lau Wong William was appointed as Independent Non-Executive Director of the Company on July 27, 2011.

Michael Alan Leven was appointed as Executive Director of the Company on July 27, 2010, and re-designated as a Non-Executive Director of the Company on July 27, 2011.

No emoluments were paid to any Directors as an inducement to join or upon joining the Group or as compensation for loss of office during the year (2010: nil).

None of the Directors waived or has agreed to waive any emoluments during the year (2010: nil).

(c) Five highest paid individuals

The five individuals whose emoluments were the highest in the Group include two (2010: two) Directors whose emoluments are reflected in the analysis presented above. The emoluments payable to the remaining three (2010: three) individuals during the year are as follows:

Year ended December 31,

2011 2010

US$’000

Basic salaries and allowances 2,312 2,066

Bonus 1,639 720

Share-based compensation 1,437 1,621

5,388 4,407

Annual Report 2011

Sands China Ltd. 125

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

(c) Five highest paid individuals (continued)

The emoluments of the above mentioned individuals, who are not Directors of the Company, with the highest emoluments fall within the following bands:

	Year ended December 31, 2011	2010
	Number of individuals	
HK$7,000,001 (approximately US$903,000) — HK$7,500,000 (approximately US$968,000)	—	1
HK$8,000,001 (approximately US$1,032,000) — HK$8,500,000 (approximately US$1,097,000)	—	1
HK$9,000,001 (approximately US$1,161,000) — HK$9,500,000 (approximately US$1,226,000)	**1**	—
HK$15,000,001 (approximately US$1,935,000) — HK$15,500,000 (approximately US$2,000,000)	**1**	—
HK$17,000,001 (approximately US$2,194,000) — HK$17,500,000 (approximately US$2,258,000)	**1**	—
HK$18,500,001 (approximately US$2,387,000) — HK$19,000,000 (approximately US$2,452,000)	—	1
	3	3

No emoluments were paid to any of the five highest paid individuals as an inducement to join or upon joining the Group or as compensation for loss of office during the year ended December 31, 2011 (2010: nil).

8. OTHER EXPENSES

(a) An analysis of the operating expenses is as follows:

	Note	Year ended December 31, 2011	2010
		US$'000	
Gaming tax		**2,070,454**	1,804,073
Inventories consumed		**48,647**	43,716
Employee benefit expenses		**523,251**	441,679
Depreciation and amortization		**272,773**	313,789
Gaming promoter/agency commissions		**259,304**	219,043
Other expenses	(i)	**504,086**	534,318
Operating expenses		**3,678,515**	3,356,618

Annual Report 2011

126 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. OTHER EXPENSES (CONTINUED)

(a) An analysis of the operating expenses is as follows: (continued)

(i) Analysis of other expenses is as follows:

Year ended December 31,

2011 2010

Note US$’000

Utilities and operating supplies 140,221 129,584

Provision for doubtful accounts 41,147 41,637

Management fees 32(a)(ii) 31,463 26,692

Royalty fees 20,886 20,256

Suspension costs(1) 13,581 10,019

Operating lease payments 12,456 9,584

Loss on disposal of property and equipment

and intangible assets 2,924 31,960

Fair value losses on financial assets at

fair value through profit or loss 1,237 1,212

Auditor’s remuneration 1,123 1,316

Net foreign exchange (gains)/losses (1,232) 6,879

Impairment loss on property and equipment — 16,057

Other support services 134,354 129,356

Other operating expenses 105,926 109,766

504,086 534,318

(1) Suspension costs are primarily comprised of labor severance and payroll costs, site management and organization costs, demobilization costs and storage charges incurred during the suspension period.

Annual Report 2011

Sands China Ltd. 127

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. OTHER EXPENSES (CONTINUED)

(b) The operating expenses can also be analyzed as follows:

Year ended December 31,

2011 2010

US$’000

Casino 2,686,686 2,378,166

Mall 31,795 31,669

Rooms 37,243 26,461

Food and beverage 66,896 51,847

Convention, ferry, retail and other 198,618 150,758

Provision for doubtful accounts 41,147 41,637

General and administrative expense 247,753 250,863

Corporate expense 31,507 27,359

Pre-opening expense 61,168 27,961

Depreciation and amortization 272,773 313,789

Net foreign exchange (gains)/losses (1,232) 6,879

Loss on disposal of property and equipment

and intangible assets 2,924 31,960

Impairment loss on property and equipment — 16,057

Fair value losses on financial assets at

fair value through profit or loss 1,237 1,212

Operating expenses 3,678,515 3,356,618

9. INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZED

Year ended December 31,

2011 2010

US$’000

Bank borrowings 131,676 138,664

Amortization of deferred financing costs 24,870 21,210

Finance lease liabilities 11,670 9,743

Standby fee and other financing costs 21,632 15,681

189,848 185,298

Less: interest capitalized (136,965) (66,615)

Interest expense, net of amounts capitalized 52,883 118,683

A capitalization rate of 3.1% to 5.6% (2010: 4.7% to 5.8%) was used, representing the effective finance costs of the loans to finance the assets under construction.

Annual Report 2011

128 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAX EXPENSE

	Note	Year ended December 31, 2011	2010
		US$'000	
Current income tax			
Macao complementary tax		**350**	158
Lump sum in lieu of Macao complementary tax on dividend		**1,796**	3,580
Other overseas taxes		**13**	80
Under/(over)provision in prior years			
Macao complementary tax		**92**	(3)
Lump sum in lieu of Macao complementary tax on dividend		**16**	—
Deferred income tax	17	**4**	79
Income tax expense		**2,271**	3,894

(a) Macao complementary tax

Macao complementary tax is levied at progressive rates ranging from 3% to 9% on the taxable income above MOP32,000 (equivalent to US$4,000) but below MOP300,000 (equivalent to US$37,500), and thereafter at a fixed rate of 12%. For the year ended December 31, 2011, a special complementary tax incentive was provided to the effect that the tax free income threshold was increased from MOP32,000 to MOP200,000 (equivalent to US$4,000 to US$25,000) with the next MOP100,000 (equivalent to US$12,500) of profit being taxed at a fixed rate of 9% and thereafter at a fixed rate of 12% (2010: same).

Pursuant to the Despatch No. 250/2004 issued by the Chief Executive of Macao on September 30, 2004, VML was exempted from Macao complementary tax on its gaming activities for five years effective from the 2004 year of assessment. On May 21, 2008, VML was granted, pursuant to the Despatch No. 167/2008 issued by the Chief Executive of Macao, an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, which is set to expire in 2013. Regarding the other subsidiaries, during the year ended December 31, 2011, Macao complementary tax is calculated progressively at a maximum of 12% of the estimated assessable profit (2010: same).

(b) Lump sum in lieu of Macao complementary tax on dividend

VML entered into a Shareholder Dividend Tax Agreement with the Macao Government. The agreement provides for an annual payment in lieu of Macao complementary tax otherwise due by VML's shareholders on dividend distributions to them from gaming profits.

(c) Hong Kong profits tax

The Company's subsidiaries that carry on business in Hong Kong are subject to the Hong Kong profits tax rate at 16.5% for the year ended December 31, 2011 (2010: same).

Annual Report 2011

Sands China Ltd. 129

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAX EXPENSE (CONTINUED)

The tax on the Group’s profit before income tax differs from the theoretical amount that would arise using the domestic tax rates applicable to profits of the consolidated entities in the respective jurisdictions as follows:

Year ended December 31,

2011 2010

US$’000

Profit before income tax 1,135,321 670,344

Tax calculated at domestic rates applicable to profits in

the respective jurisdictions 131,181 79,963

Tax effects of:

Income not subject to tax(i) (530,727) (456,727)

Expenses not deductible for tax purposes(i), (ii) 351,779 319,924

Amortization of pre-opening expenses previously not recognized (2,793) (5,955)

Pre-opening expenses for which no deferred tax assets were recognized 5,560 3,732

Tax losses for which no deferred income tax assets were recognized 46,448 59,508

Lump sum in lieu of Macao complementary tax of dividend 1,812 3,580

Others (989) (131)

Income tax expense 2,271 3,894

(i) During the year ended December 31, 2011, VML was exempted from Macao complementary tax on its gaming activities (see also Note 10(a)). In addition, lease/right of use income recorded in VML and Venetian Cotai Limited (“VCL”) were subject to property tax (Note (ii)), and should, therefore, also be excluded from Macao complementary tax calculations. Accordingly, casino revenues and lease/right of use income and their corresponding expenses incurred were presented as “Income not subject to tax” and “Expenses not deductible for tax purposes”, respectively, in the calculations above (2010: same).

(ii) Lease/right of use income recorded in VML and VCL are exempted from property tax for the first four and six years for the newly constructed buildings in Macao and the Cotai Strip, respectively, pursuant to Article 9(1)(a) of Lei no. 19/78/M. This exemption has been extended to August 2012 for the Sands Macao. Regarding The Venetian Macao and The Plaza Macao, the procedures for registration at the tax department are being completed and the exact date of expiration of the exemption cannot be determined at this stage.

Annual Report 2011

130 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. EARNINGS PER SHARE (a) Basic

Basic earnings per share is calculated by dividing the profit for the year attributable to equity holders of the Company by the weighted average number of ordinary shares in issue during the year.

Year ended December 31,

2011 2010

Profit attributable to equity holders of the Company (US$’000) 1,133,050 666,450

Weighted average number of shares (thousand shares) 8,048,538 8,047,865

Earnings per share, basic US14.08 cents US8.28 cents

Earnings per share, basic(i) HK109.37 cents HK64.44 cents

(b) Diluted

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the year ended December 31, 2011, the Company has outstanding share options that will potentially dilute the ordinary shares. For the share options, a calculation is done to determine the number of shares that could have been acquired at fair value (determined as the average annual market share price of the Company’s shares) based on the monetary value of the subscription rights attached to outstanding share options. The number of shares calculated as above is compared with the number of shares that would have been issued assuming the exercise of the share options.

For the year ended December 31, 2010, diluted earnings per share was equal to basic earnings per share as there were no dilutive potential ordinary shares outstanding during the year.

Year ended December 31,

2011 2010

Profit attributable to equity holders of the Company (US$’000) 1,133,050 666,450

Weighted average number of shares (thousand shares) 8,048,538 8,047,865

Adjustments for share options (thousand shares) 2,819 —

Weighted average number of shares for diluted

earnings per share (thousand shares) 8,051,357 8,047,865

Earnings per share, diluted US14.07 cents US8.28 cents

Earnings per share, diluted(i) HK109.30 cents HK64.44 cents

(i) The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7680 (2010: US$1.00 to HK$7.7824). No representation is made that the HK$ amounts have been, could have been or could be converted into US$, or vice versa, at that rate, or at any other rates or at all.

Annual Report 2011

Sands China Ltd. 131

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. DIVIDENDS

Year ended December 31,

2011 2010

US$’000

Interim dividend proposed and paid 599,839 —

Final dividend proposed 601,871 —

1,201,710 —

On January 31, 2012, the Board declared an interim dividend of HK$0.58 (equivalent to US$0.075) per share payable to Shareholders whose names appeared on the register of members of the Company on February 20, 2012. This interim dividend, amounting in aggregate to HK$4.67 billion (equivalent to US$599.8 million), was paid on February 28, 2012.

On April 20, 2012, the Board proposed the payment of a final dividend of HK$0.58 (equivalent to US$0.075) per share, which is subject to approval by Shareholders in the forthcoming Annual General Meeting.

Both interim and final dividends have not been recognized as a liability as at December 31, 2011. It will be reflected as appropriations of reserves in the year 2012.

13. INVESTMENT PROPERTIES, NET — GROUP

December 31,

2011 2010

US$’000

At beginning of year 759,892 748,743

Additions 8,603 33,393

Adjustments to project costs (264) —

Depreciation (21,021) (21,150)

Exchange difference (84) (1,094)

At end of year 747,126 759,892

December 31,

2011 2010

US$’000

Cost 832,568 824,313

Accumulated depreciation (85,442) (64,421)

Net book amount 747,126 759,892

Annual Report 2011

132 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13. INVESTMENT PROPERTIES, NET — GROUP (CONTINUED)

The Group’s investment properties are revalued by an independent professional qualified valuer, CB Richard Ellis (Pte) Ltd, on an annual basis. In determining the fair value of the investment properties, the valuers use assumptions and estimates that reflect, amongst other factors, comparable market transactions in an active market, lease/right of use income from current leases/right of use and assumptions about lease/right of use income from future leases/right of use in light of current market conditions, capitalization rates, terminal yield and reversionary income potential. Valuations were based on income and an open market value approach for all properties as follows:

December 31,

2011 2010

US$’000

Fair value of the investment properties 2,840,000 2,680,000

The following amounts have been recognized in the consolidated income statement:

Year ended December 31,

2011 2010

US$’000

Mall income 187,164 139,801

Direct operating expenses arising from investment properties that generate right of use income 46,611 31,167

Direct operating expenses that did not generate right of use income 4,957 10,524

Annual Report 2011

Sands China Ltd. 133

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. PROPERTY AND EQUIPMENT, NET — GROUP

The movements of property and equipment for the year are as follows:

	Leasehold interests in land	Land improvements	Building and building improvements	Leasehold improvements	Vehicles	Ferries	Furniture, fittings & equipment	Construction-in-progress	Total
					US$'000				
At January 1, 2010									
Cost	616,486	135,275	2,686,261	6,419	21,727	250,628	630,130	1,878,228	6,225,154
Accumulated depreciation	(17,969)	(19,352)	(284,336)	(3,441)	(5,900)	(16,799)	(352,300)	—	(700,097)
At January 1, 2010	598,517	115,923	2,401,925	2,978	15,827	233,829	277,830	1,878,228	5,525,057
Year ended December 31, 2010									
Opening net book amount	598,517	115,923	2,401,925	2,978	15,827	233,829	277,830	1,878,228	5,525,057
Additions	1,685	3	1,333	139	54	733	14,748	318,635	337,330
Adjustments to project costs	—	8,036	(24,528)	(2)	(20)	(1,126)	(1,817)	18,585	(872)
Disposals	—	—	(598)	—	—	(98)	(473)	(35,933)	(37,102)
Transfers	—	3	3,696	—	—	—	1,025	(4,724)	—
Impairment	—	—	(33)	—	—	—	(3,549)	(12,475)	(16,057)
Depreciation	(7,098)	(10,938)	(121,711)	(1,871)	(3,620)	(12,458)	(128,151)	—	(285,847)
Exchange difference	(1,309)	(418)	(9,559)	14	(49)	—	(753)	(7,123)	(19,197)
Closing net book amount	591,795	112,609	2,250,525	1,258	12,192	220,880	158,860	2,155,193	5,503,312
At December 31, 2010									
Cost	616,862	142,807	2,655,113	6,395	21,684	250,123	627,687	2,155,193	6,475,864
Accumulated depreciation	(25,067)	(30,198)	(404,588)	(5,137)	(9,492)	(29,243)	(468,827)	—	(972,552)
At December 31, 2010	591,795	112,609	2,250,525	1,258	12,192	220,880	158,860	2,155,193	5,503,312
Year ended December 31, 2011									
Opening net book amount	**591,795**	**112,609**	**2,250,525**	**1,258**	**12,192**	**220,880**	**158,860**	**2,155,193**	**5,503,312**
Additions	**12,004**	**—**	**1,812**	**189**	**153**	**1**	**77,619**	**905,346**	**997,124**
Adjustments to project costs	**—**	**3,773**	**3,795**	**(9)**	**—**	**(3)**	**(3,477)**	**(12,887)**	**(8,808)**
Disposals	**—**	**—**	**(308)**	**—**	**(1,554)**	**(502)**	**(417)**	**(5,531)**	**(8,312)**
Transfers	**—**	**—**	**6,788**	**717**	**—**	**—**	**5,038**	**(12,543)**	**—**
Depreciation	**(7,096)**	**(10,396)**	**(122,495)**	**(1,455)**	**(3,538)**	**(12,509)**	**(87,567)**	**—**	**(245,056)**
Exchange difference	**(5)**	**215**	**5,189**	**25**	**13**	**—**	**56**	**5,933**	**11,426**
Closing net book amount	**596,698**	**106,201**	**2,145,306**	**725**	**7,266**	**207,867**	**150,112**	**3,035,511**	**6,249,686**
At December 31, 2011									
Cost	**628,860**	**146,871**	**2,673,434**	**6,433**	**20,198**	**249,535**	**698,484**	**3,035,511**	**7,459,326**
Accumulated depreciation	**(32,162)**	**(40,670)**	**(528,128)**	**(5,708)**	**(12,932)**	**(41,668)**	**(548,372)**	**—**	**(1,209,640)**
At December 31, 2011	**596,698**	**106,201**	**2,145,306**	**725**	**7,266**	**207,867**	**150,112**	**3,035,511**	**6,249,686**

Interest expense of US$137.0 million (Note 9) and other direct costs of US$9.4 million have been capitalized for the year ended December 31, 2011 (2010: US$66.6 million and US$16.6 million).

Annual Report 2011

134 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. PROPERTY AND EQUIPMENT, NET — GROUP (CONTINUED)

Equipment includes the following amounts where the Group is the lessee under finance leases:

	December 31, 2011	2010
	US$'000	
Cost	**878**	1,137
Accumulated depreciation	**(598)**	(480)
Net book amount	**280**	657

The Group leases various equipment under non-cancellable finance lease agreements. The lease terms are between three and five years and ownership of the assets lies within the Group.

The Group received land concessions from the Macao Government to build on Parcels 1, 2, 3 and 5 and 6 of the Cotai Strip, including the sites on which The Venetian Macao (Parcel 1) and The Plaza Macao (Parcel 2) are located. The Group does not own these land sites; however, the land concession, which has an initial term of 25 years and is renewable at the Group's option, in accordance with Macao law, grants the Group exclusive use of the land. As specified in the land concession, the Group is required to pay premiums for each parcel, which are either payable in a single lump sum upon acceptance of the land concession by the Macao Government or in seven semi-annual installments bearing interest at 5.0% per annum, as well as annual rent for the term of the land concession, which may be revised every five years by the Macao Government. The land lease premiums for Parcels 1, 2 and 3 have been fully paid.

The Group's rights arising from the land concession of the parcels are collateralized by a first-priority security for the Group's indebtedness under the 2011 VML Credit Facility (see Note 27 (c)). In addition, the Group's rights over the parcels of land are charged as security to a financial institution for issuing a bank guarantee to the Macao Government to guarantee the annual rent payments.

During the year ended December 31, 2011, the Group made payments of US$40.2 million as partial payments of the land premium for Sands Cotai Central (2010: US$19.3 million as partial payments of the land premium for Sands Cotai Central, and US$13.2 million and US$14.8 million as final payments of the land premium for Parcels 2 and 3, respectively). The remaining land premium payments for Sands Cotai Central will be paid through the remaining four semi-annual installments in the amount of US$23.0 million, bearing interest at 5.0% per annum.

Annual Report 2011

Sands China Ltd. 135

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15. FINANCIAL INSTRUMENTS BY CATEGORY

Group Company

Financial

assets at

fair value

through

profit Loans and Loans and

or loss receivables Total receivables

Note US$’000 US$’000

Assets

At December 31, 2011

Financial assets at fair value through profit or loss 18 64 — 64 —

Notes receivables from subsidiaries 32(b) — — — 181,869

Trade and other receivables, net 20 — 530,446 530,446 353,413

Restricted cash and cash equivalents 21 — 3,448 3,448 —

Cash and cash equivalents 23 — 2,491,284 2,491,284 256,077

Deposits 19 — 1,223 1,223 —

Total 64 3,026,401 3,026,465 791,359

At December 31, 2010 (Note 2(z))

Financial assets at fair value through profit or loss 18 1,301 — 1,301 —

Notes receivables from subsidiaries 32(b) — — — 179,152

Trade and other receivables, net 20 — 269,409 269,409 351,017

Restricted cash and cash equivalents 21 — 778,053 778,053 —

Cash and cash equivalents 23 — 1,040,761 1,040,761 45,513

Deposits 19 — 1,190 1,190 —

Total 1,301 2,089,413 2,090,714 575,682

Annual Report 2011

136 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15. FINANCIAL INSTRUMENTS BY CATEGORY (CONTINUED)

Group Company

Financial Financial

liabilities at liabilities at

amortized cost amortized cost

Note US$’000 US$’000

Liabilities

At December 31, 2011

Trade and other payables 26 983,922 25,724

Borrowings 27 3,409,215 —

Total 4,393,137 25,724

At December 31, 2010

Trade and other payables 26 808,321 11,233

Borrowings 27 3,133,201 —

Total 3,941,522 11,233

Annual Report 2011

Sands China Ltd. 137

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16. INTANGIBLE ASSET, NET — GROUP

	Trademarks	Computer software	Show production costs	Total
		US$'000		
At January 1, 2010				
Cost	105	15,922	40,122	56,149
Accumulated amortization	(76)	(8,972)	(6,096)	(15,144)
At January 1, 2010	29	6,950	34,026	41,005
Year ended December 31, 2010				
Opening net book amount	29	6,950	34,026	41,005
Additions	66	923	—	989
Amortization	(17)	(3,003)	(4,207)	(7,227)
Exchange difference	—	(18)	(112)	(130)
Closing net book amount	78	4,852	29,707	34,637
At December 31, 2010				
Cost	171	16,782	39,979	56,932
Accumulated amortization	(93)	(11,930)	(10,272)	(22,295)
At December 31, 2010	78	4,852	29,707	34,637
Year ended December 31, 2011				
Opening net book amount	**78**	**4,852**	**29,707**	**34,637**
Additions	**—**	**4,459**	**—**	**4,459**
Adjustments to project costs	**—**	**—**	**(622)**	**(622)**
Disposals	**—**	**(14)**	**—**	**(14)**
Amortization	**(16)**	**(2,465)**	**(4,215)**	**(6,696)**
Exchange difference	**—**	**9**	**51**	**60**
Closing net book amount	**62**	**6,841**	**24,921**	**31,824**
At December 31, 2011				
Cost	**171**	**21,199**	**39,083**	**60,453**
Accumulated amortization	**(109)**	**(14,358)**	**(14,162)**	**(28,629)**
At December 31, 2011	**62**	**6,841**	**24,921**	**31,824**

Annual Report 2011

138 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17. DEFERRED INCOME TAX ASSETS — GROUP

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off and when the deferred income taxes relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

The movements of the deferred tax assets/(liabilities) are as follows:

	Decelerated depreciation allowance	Tax losses	Accelerated tax depreciation	Total
		US$'000		
At January 1, 2010	(1)	279	(165)	113
Credit/(charge) for the year	1	(245)	165	(79)
At December 31, 2010	—	34	—	34
Credit/(charge) for the year	18	(22)	—	(4)
At December 31, 2011	**18**	**12**	**—**	**30**

Deferred tax assets are recognized for tax loss carryforwards to the extent that realization of the related tax benefit through future taxable profits is probable. The unrecognized deferred income tax assets in respect of losses that can be carried forward against future taxable income and pre-opening expenses are as follows:

	December 31, 2011	2010
	US$'000	
Arising from unused tax losses	**168,731**	190,615
Arising from pre-opening expenses	**34,463**	33,070
	203,194	223,685

As at December 31, 2011, subject to the agreement by tax authorities, out of the total unrecognized tax losses of approximately US$1,370.6 million (2010: US$1,555.6 million), approximately US$107.4 million (2010: US$83.7 million) can be carried forward indefinitely. The remaining amount of approximately US$1,263.2 million (2010: US$1,471.9 million) will expire in one to five years.

Annual Report 2011

Sands China Ltd. 139

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18. FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS — GROUP

The Group’s financial assets at fair value through profit or loss are derivative financial instruments, which consist of four interest rate cap agreements (2010: four) (collectively, the “Cap Agreements”) that the Group uses to manage the interest rate risk associated with the Group’s variable-rate borrowings (see Note 27). The notional principal amounts of the outstanding Cap Agreements were US$1.96 billion as at December 31, 2011 (2010: US$1.96 billion). The Cap Agreements do not qualify for hedge accounting and are stated at fair value based on quoted market values from the financial institutions holding the agreements.

Changes in fair values of financial assets at fair value through profit or loss are recorded in “Other expenses” in the consolidated income statement (Note 8).

19. OTHER ASSETS, NET — GROUP

December 31,

2011 2010

US$’000

Deferred leasing fees 11,781 23,848

Less: amortization of deferred leasing fees (8,730) (16,386)

Tenant improvement allowance 24,488 24,443

Less: amortization of tenant improvement allowance (12,623) (9,396)

Other deferred incentive allowance 6,365 6,353

Less: amortization of other deferred incentive allowance (2,919) (2,054)

Deposits 1,223 1,190

Other 7,454 7,593

27,039 35,591

The maximum exposure to credit risk at the reporting date for deposits and others is their carrying values. No impairment charges related to these assets were recorded during the year ended December 31, 2011 (2010: same).

The deposits are denominated in the following currencies:

December 31,

2011 2010

US$’000

HK$ 652 566

MOP 396 131

Renminbi (“RMB”) 175 493

1,223 1,190

Annual Report 2011

140 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET

Group Company

December 31, December 31,

2011 2010 2011 2010

Note US$’000 US$’000

Trade receivables 608,141 334,084 — —

Less: provision for

doubtful trade receivables (91,928) (80,300) — —

Trade receivables, net (a) 516,213 253,784 — —

Other receivables 13,282 12,247 218 6

Note interest receivable

from subsidiaries 32(b) — — 4,693 863

Receivables from related

companies — non-trade 32(c) 951 3,378 348,502 350,148

Other receivables 14,233 15,625 353,413 351,017

Prepayments 19,369 10,393 147 146

Deferred rent 99,098 89,344 — —

Less: amortization of deferred

rent (69,418) (50,952) — —

Less: provision for doubtful

deferred rent (12,800) (5,936) — —

Prepayments, net 36,249 42,849 147 146

Trade and other receivables

and prepayments, net 566,695 312,258 353,560 351,163

Less: non-current portion

Deferred rent (9,297) (20,656) — —

Current portion 557,398 291,602 353,560 351,163

Annual Report 2011

Sands China Ltd. 141

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)

The trade and other receivables, net of provision, are denominated in the following currencies:

	Group December 31,		Company December 31,	
	2011	2010	**2011**	2010
	US$'000		US$'000	
HK$	**506,649**	240,847	**218**	6
MOP	**22,663**	25,061	**—**	201
US$	**1,131**	2,704	**353,195**	350,810
RMB	**3**	2	**—**	—
Singapore dollar ("SGD")	**—**	795	**—**	—
	530,446	269,409	**353,413**	351,017

(a) Trade receivables, net, of the Group

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

	December 31,	
	2011	2010
	US$'000	
0–30 days	**467,279**	209,330
31–60 days	**24,732**	14,251
61–90 days	**11,980**	5,680
Over 90 days	**12,222**	24,523
	516,213	253,784

The carrying values of trade receivables approximate their fair values at each balance sheet date. The maximum exposure to credit risk is the fair values of trade receivables at each balance sheet date.

Trade receivables mainly include casino receivables. The Group generally does not charge interest for credit granted but requires a personal cheque or other acceptable forms of security. In respect of gaming promoters, the receivables can be offset against the commission payables. Absent special approval, the credit period granted to selected premium and mass market players is typically 15 days, while for gaming promoters, the receivable is typically repayable within one month following the granting of the credit subject to terms of the relevant credit agreement.

Included in gross receivables are casino receivables of US$494.0 million as at December 31, 2011 (2010: US$263.5 million). There is a concentration of credit risk related to gross casino receivables as 46.4% of the casino receivables as at December 31, 2011 (2010: 41.3%) were from the top five customers. Other than casino receivables, there is no other concentration of credit risk with respect to trade receivables as the Group has a large number of customers. The Group has policies to mitigate concentration of credit risk (see Note 3(a)(ii)) and believes its provision is adequate.

Annual Report 2011

142 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED) (a) Trade receivables, net, of the Group (continued)

As at December 31, 2011, net trade receivables of approximately US$60.5 million (2010: US$58.1 million), were past due but not impaired. These relate to a number of independent customers that have a good track record with the Group. Extension of the credit period, with terms and conditions subject to special approvals, has been granted to these customers. The aging analysis of these trade receivables that were past due but not impaired based on the original terms is as follows:

December 31,

2011 2010

US$’000

Past due 1–30 days 31,044 23,365

Past due 31–60 days 9,323 6,678

Past due 61–90 days 7,430 6,148

Past due over 90 days 12,654 21,933

60,451 58,124

As at December 31, 2011, trade receivables of US$116.6 million (2010: US$107.5 million) were past due and partially impaired. The amount of the provision was US$91.9 million as at December 31, 2011 (2010: US$80.3 million). The receivables mainly relate to casino customers and mall retailers, which are in unexpected difficult economic situations. It was assessed that a portion of the receivables is expected to be recovered and thus not impaired. The aging of these past due receivables is as follows:

December 31,

2011 2010

US$’000

Past due 1–30 days 1,500 1,167

Past due 31–60 days 11,389 1,955

Past due 61–90 days 7,917 6,139

Past due over 90 days 95,784 98,273

116,590 107,534

Annual Report 2011

Sands China Ltd. 143

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)

(a) Trade receivables, net, of the Group (continued)

Movements of provision of doubtful trade receivables are as follows:

	December 31, 2011 US$'000	2010 (Note 2(z))
At beginning of year	**80,300**	55,821
Provision made for the year	**43,467**	48,680
Amounts written back	**(14,033)**	(11,113)
Amounts written-off	**(17,950)**	(12,890)
Exchange difference	**144**	(198)
At end of year	**91,928**	80,300

(b) Other receivables and deferred rent

The carrying values of other receivables approximate their fair values at each balance sheet date, which also represent the Group's maximum exposure to credit risk as at December 31, 2011. The Group holds security deposits, bank guarantees and letters of credit for certain other receivables and deferred rent. Impairment charges of US$11.7 million related to deferred rent were recorded for year ended December 31, 2011 and included in "Other expenses" in the consolidated income statement (2010: US$3.9 million). Amounts are charged to the provision account and generally written off when the recoverability is remote.

21. RESTRICTED CASH AND CASH EQUIVALENTS — GROUP

As required by the Group's VOL Credit Facility (Note 27(b)), certain loan proceeds that were available under this facility and certain cash flows generated by certain of the Group's operations were deposited into restricted accounts, invested in cash or cash equivalents, and pledged to the collateral agent as security in favor of the lenders under the VOL Credit Facility. This restricted cash and cash equivalents amount was being used to fund ongoing construction of Sands Cotai Central in accordance with terms specified in the VOL Credit Facility, as well as to fund interest and principal payments due under the VOL Credit Facility. Due to the VML and VOL Credit Facilities Refinancing transaction (Note 27), the amounts outstanding under the VOL Credit Facility were fully repaid on November 15, 2011. As a result, there was no restricted cash and cash equivalents held by the Group related to the VOL Credit Facility as at December 31, 2011. As at December 31, 2010, the restricted cash and cash equivalent balance was US$775.7 million.

Restricted cash and cash equivalents also includes other items. As at December 31, 2010, restricted cash and cash equivalents balances classified as current were primarily equivalent to the related construction payables that were also classified as current.

Annual Report 2011

144 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21. RESTRICTED CASH AND CASH EQUIVALENTS — GROUP (CONTINUED)

December 31,

2011 2010

US$’000

Restricted cash and cash equivalents 3,448 778,053

Less: non-current portion — (640,597)

Current portion 3,448 137,456

The Group’s restricted cash and cash equivalents are denominated in the following currencies:

December 31,

2011 2010

US$’000

MOP 3,448 479,189

HK$ — 168,858

US$ — 130,006

3,448 778,053

The maximum exposure to credit risk is the carrying amount of restricted cash and cash equivalents at each balance sheet date.

22. INVENTORIES — GROUP

December 31,

2011 2010

US$’000

(Note 2(z))

Food and beverage 4,947 4,563

Retail products 2,733 1,186

Ferry parts 1,330 1,316

General operating supplies and other 1,479 1,645

10,489 8,710

As at December 31, 2011, all inventories were carried at cost (2010: same).

Annual Report 2011

Sands China Ltd. 145

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23. CASH AND CASH EQUIVALENTS

	Group		Company	
	December 31,		December 31,	
	2011	2010	**2011**	2010
	US$'000		US$'000	
Cash at bank and on hand	**472,846**	725,832	**11,483**	15,959
Short-term bank deposits	**2,018,438**	314,929	**244,594**	29,554
	2,491,284	1,040,761	**256,077**	45,513

The cash and cash equivalents are denominated in the following currencies:

	Group		Company	
	December 31,		December 31,	
	2011	2010	**2011**	2010
	US$'000		US$'000	
HK$	**2,198,271**	728,447	**252,325**	39,938
MOP	**178,948**	44,752	**2,021**	3,611
SGD	**76,098**	26,039	**—**	—
US$	**31,161**	236,577	**1,731**	1,964
Japanese Yen	**4,297**	4,452	**—**	—
RMB	**2,509**	494	**—**	—
	2,491,284	1,040,761	**256,077**	45,513

The effective interest rates on short-term bank deposits ranged from 0.30% to 2.00% per annum, as at December 31, 2011 (2010: 0.31% to 0.80%). These deposits have maturities ranging from 7 to 87 days (2010: 6 to 31 days).

The carrying values of cash equivalents are their fair values as at December 31, 2011 (2010: same).

The maximum credit exposure of cash and cash equivalents of the Group and the Company as at December 31, 2011, amounted to US$2,338.6 million and US$256.1 million, respectively (2010: US$942.1 million and US$45.5 million).

Annual Report 2011

146 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

24. SHARE CAPITAL

	Ordinary shares of US$0.01 each	US$'000
Authorized:		
At January 1, 2010, December 31, 2010 and December 31, 2011	16,000,000,000	160,000
Issued and fully paid:		
At January 1, 2010 and December 31, 2010	8,047,865,084	80,479
Shares issued upon exercise of share options	1,418,200	14
At December 31, 2011	**8,049,283,284**	**80,493**

25. RESERVES

(a) Group

The amount of the Group's reserves and the movements therein for the current and prior years are set out in the consolidated statement of changes in equity.

(i) Capital reserve

Capital reserve represents the combined share premium of Venetian Venture Development Intermediate Limited ("VVDIL"), Cotai WaterJets (HK) Limited and CotaiJet Holdings (II) Limited.

(ii) Statutory reserve

The statutory reserve represents amounts set aside from the income statement and is not distributable to shareholders/quotaholders of the group companies incorporated.

The Macao Commercial Code #432 requires that companies incorporated in Macao that are limited by shares should set aside a minimum of 10% of the company's profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 25% of the company's capital.

For companies incorporated in Macao that are limited by quotas, the Macao Commercial Code #377 requires that a company should set aside a minimum of 25% of the company's profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 50% of the company's capital.

Annual Report 2011

Sands China Ltd. 147

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

25. RESERVES (CONTINUED)

(b) Company

	Capital reserve	Share premium	Share-based compensation reserves	Currency translation reserve	Accumulated losses	Total
			US$'000			
Balance at January 1, 2010	105,533	2,127,537	—	(1,228)	(12,495)	2,219,347
Total comprehensive income	—	—	—	(7,142)	8,260	1,118
Share-based compensation of the Company	—	—	5,865	—	—	5,865
Balance at December 31, 2010	105,533	2,127,537	5,865	(8,370)	(4,235)	2,226,330
Total comprehensive loss	—	—	—	3,155	(17,095)	(13,940)
Exercise of share options	—	2,253	—	—	—	2,253
Transfer to share premium upon exercise of share options	—	1,493	(1,493)	—	—	—
Share-based compensation of the Company	—	—	7,726	—	—	7,726
Balance at December 31, 2011	**105,533**	**2,131,283**	**12,098**	**(5,215)**	**(21,330)**	**2,222,369**

The profit/loss attributable to equity holders of the Company is dealt with in the financial statements of the Company to the extent of a loss of US$17.1 million (2010: profit of US$8.3 million).

Annual Report 2011

148 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26. TRADE AND OTHER PAYABLES

		Group December 31,		Company December 31,	
		2011	2010	2011	2010
		US$'000		US$'000	
	Note		(Note 2(z))		
Trade payables	(a)	**21,014**	26,532	**17**	—
Outstanding chips and other casino liabilities		**385,320**	366,004	**—**	—
Construction payables and accruals		**233,016**	165,989	**—**	—
Other tax payables		**207,397**	166,921	**13**	—
Deposits		**125,334**	85,614	**—**	—
Accrued employee benefit expenses		**78,779**	54,575	**—**	—
Interest payables		**32,696**	29,280	**—**	—
Payables to related companies — non-trade	32(c)	**16,516**	9,417	**24,888**	11,184
Other payables and accruals		**100,473**	70,910	**819**	49
		1,200,545	975,242	**25,737**	11,233
Less: non-current portion		**(20,670)**	(15,016)	**—**	—
Current portion		**1,179,875**	960,226	**25,737**	11,233

The trade and other payables are denominated in the following currencies:

	Group December 31,		Company December 31,	
	2011	2010	2011	2010
	US$'000		US$'000	
HK$	**689,269**	593,539	**14,794**	48
MOP	**461,729**	341,433	**131**	167
US$	**42,549**	38,134	**10,812**	11,018
Other currencies	**6,998**	2,136	**—**	—
	1,200,545	975,242	**25,737**	11,233

Annual Report 2011

Sands China Ltd. 149

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26. TRADE AND OTHER PAYABLES (CONTINUED) (a) Trade payables of the Group

The aging analysis of trade payables is as follows:

December 31, 2011 2010

US$’000

0–30 days 7,960 8,852

31–60 days 7,379 9,408

61–90 days 2,908 5,194

Over 90 days 2,767 3,078

21,014 26,532

27. BORROWINGS 3 GROUP

December 31, 2011 2010

Note US$’000

Non-current portion Bank loans, secured (a),(b),(c),(d) 3,311,211 2,642,492

Finance lease liabilities on leasehold interests

in land, secured 28 129,261 174,338

Other finance lease liabilities, secured 28 74 336

3,440,546 2,817,166

Less: deferred financing costs (111,703) (70,715)

3,328,843 2,746,451

Current portion Bank loans, secured 35,067 343,267

Finance lease liabilities on leasehold interests in land, secured 28 45,074 43,190

Other finance lease liabilities, secured 28 231 293

80,372 386,750

Total borrowings 3,409,215 3,133,201

Annual Report 2011

150 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27. BORROWINGS — GROUP (CONTINUED)

The Group's borrowings are denominated in the following currencies:

	December 31, 2011	2010
	US$'000	
US$	**1,463,675**	2,422,628
HK$	**1,471,023**	367,215
MOP	**474,517**	343,328
RMB	**—**	30
	3,409,215	3,133,201

The maturities of bank loans are as follows:

	December 31, 2011	2010
	US$'000	
Repayable within 1 year	**35,067**	343,267
Repayable between 1 and 2 years	**35,067**	1,059,161
Repayable between 2 and 5 years	**3,276,144**	1,583,331
	3,346,278	2,985,759

The estimated fair value of the Group's bank loans as at December 31, 2011 was approximately US$3.07 billion (2010: US$2.95 billion).

VML and VOL Credit Facilities Refinancing

The Group entered into the VML and VOL credit facilities to construct and develop its Cotai Strip integrated resort projects (including The Venetian Macao, The Plaza Macao and Sands Cotai Central). In order to reduce the Group's interest expense, extend the debt maturities and enhance the Group's financial flexibility and further strengthen its financial position, the Group entered into a new credit facility in Macao in September 2011, as further described below. Borrowings under the new facility were used to repay outstanding indebtedness under the VML and VOL credit facilities and will be used for working capital requirements and general corporate purposes, including for the development, construction and completion of certain components of Sands Cotai Central. The Group recorded a charge of US$22.1 million for loss on modification or early retirement of debt during the year ended December 31, 2011, as part of refinancing the VML and VOL credit facilities.

Annual Report 2011

Sands China Ltd. 151

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27. BORROWINGS — GROUP (CONTINUED) (a) VML Credit Facility

On May 25, 2006, two subsidiaries of the Group, VMLF, the Borrower, and VML, as guarantor, entered into the VML Credit Facility. The VML Credit Facility originally consisted of a US$1.2 billion funded term B loan (the “VML Term B Facility”), a US$700.0 million delayed draw term B loan (the “VML Term B Delayed Draw Facility”), a US$100.0 million funded local currency term loan (the “VML Local Term Facility”) and a US$500.0 million revolving credit facility (the “VML Revolving Facility”). In March 2007, the VML Credit Facility was amended to expand the use of proceeds and remove certain restrictive covenants. In April 2007, the lenders of the VML Credit Facility approved a reduction of the interest rate margin for all classes of loans by 50 basis points and the Borrower exercised its rights under the VML Credit Facility to access the US$800.0 million of incremental facilities under the accordion feature set forth therein, which increased the funded VML Term B Facility by US$600.0 million, the VML Revolving Facility by US$200.0 million, and the total VML Credit Facility to US$3.3 billion.

On August 12, 2009, the VML Credit Facility was amended to, among other things, allow for the Global Offering and modify certain fi nancial covenants and defi nitions, including increasing the maximum leverage ratio for the quarterly periods through the end of 2010. As part of the amendment, the credit spread increased by 325 basis points with borrowings bearing interest, at the Group’s option, at either an adjusted Eurodollar rate (or, in the case of the local term loan, adjusted HIBOR) or at an alternate base rate, plus a spread of 5.5% per annum or 4.5% per annum, respectively. In November 2009, in connection with the Global Offering, the Group was required to repay and permanently reduce US$500.0 million of borrowings, on a pro rata basis, under the VML Credit Facility. In conjunction with the US$500.0 million repayment, the credit spread was reduced by 100 basis points. Credit spreads under the VML Local Term Facility and the VML Revolving Facility were subject to downward adjustments if certain consolidated leverage ratios were achieved.

The VML Revolving Facility and the VML Local Term Facility were to mature on May 25, 2011. The VML Term B Delayed Draw Facility and the VML Term B Facility were to mature on May 25, 2012 and 2013, respectively. The VML Term B Delayed Draw Facility and the VML Term B Facility were subject to nominal quarterly amortization payments of US$1.8 million and US$4.5 million, respectively, for the fi rst fi ve and six years, respectively, which commenced in June 2009, with the remainder of the loans payable in four equal quarterly installments in the last year immediately preceding their maturity dates. The VML Local Term Facility was subject to quarterly amortization payments of US$6.3 million, which commenced in June 2009 and was paid down during the year ended December 31, 2010. The VML Revolving Facility had no interim amortization payments; however, during the year ended December 31, 2010, the Group paid down US$479.6 million under this facility.

The Borrower also paid a standby commitment fee of 0.5% per annum on the undrawn amounts under the VML Revolving Facility. For the year ended December 31, 2010, the weighted average interest rate for the VML Local Term Facility was 4.8%. For the year ended December 31, 2011, the weighted average interest rate for the remainder of the VML Credit Facility was 4.8% (2010: 4.9%).

Annual Report 2011

152 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27. BORROWINGS — GROUP (CONTINUED) (a) VML Credit Facility (continued)

To meet the requirements of the VML Credit Facility, the Group entered into an interest rate cap agreement in September 2009 with a notional amount of US$1.59 billion, which expires in September 2012. The provisions of the interest rate cap agreement entitle the Group to receive from the counterparty the amounts, if any, by which the selected market interest rate exceeds the strike rate of 9.5%. There was no net effect on interest expense as a result of the interest rate cap agreement for the year ended December 31, 2011 (2010: same).

(b) VOL Credit Facility

On May 17, 2010, a subsidiary of the Company, Venetian Orient Limited (“VOL”, owner and developer of Sands Cotai Central), entered into a credit agreement (the “VOL Credit Facility”) providing for up to US$1.75 billion (or equivalent in HK$ or MOP), which consisted of a US$750.0 million term loan (the “VOL Term Facility”) that was fully drawn on July 16, 2010, a US$750.0 million delayed draw term loan available for 18 months after closing (the “VOL Delayed Draw Facility”) and a US$250.0 million revolving facility (the “VOL Revolving Facility”).

The VOL Credit Facility was to mature on June 16, 2015, with VOL required to repay or prepay the VOL Credit Facility under certain circumstances. Commencing on March 31, 2013, and at the end of each subsequent quarter in 2013, VOL would have been required to repay the outstanding VOL Term Facility and VOL Delayed Draw Facility on a pro rata basis in an amount equal to 5% of the aggregate principal amount of term loans outstanding as at November 17, 2011. Commencing on March 31, 2014, and at the end of each subsequent quarter in 2014, VOL would have been required to repay the outstanding VOL Term Facility and VOL Delayed Draw Facility on a pro rata basis in an amount equal to 7.5% of the aggregate principal amount of term loans outstanding as at November 17, 2011. In addition, commencing with December 31, 2013, and the end of each fi scal year thereafter, VOL would have been required to further repay the outstanding VOL Term Facility and VOL Delayed Draw Facility on a pro rata basis with 50%, subject to downward adjustments if certain conditions were met, of its excess free cash fl ow (as defi ned by the VOL Credit Facility).

Borrowings under the VOL Credit Facility bore interest at either the adjusted Eurodollar rate or an alternative base rate (in the case of US$ denominated loans) or HIBOR (in the case of HK$ and MOP denominated loans), as applicable, plus a spread of 4.5% per annum. VOL paid standby fees of 2.0% per annum on the undrawn amounts under the VOL Term Facility and VOL Delayed Draw Facility and 1.5% per annum on the undrawn amounts under the VOL Revolving Facility. The weighted average interest rate on the VOL Credit Facility was 4.8% (2010: 4.8%) for the year ended December 31, 2011.

To meet the requirements of the VOL Credit Facility, the Group entered into three interest rate cap agreements in September 2010 with a combined notional amount of US$375.0 million, which expire in September 2013. The provisions of the interest rate cap agreements entitle the Group to receive from the counterparty the amounts, if any, by which the selected market interest rate exceeds the strike rate of 3.5%. There was no net effect on interest expense as a result of the interest rate cap agreements for the year ended December 31, 2011 (2010: same).

Annual Report 2011

Sands China Ltd. 153

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27. BORROWINGS — GROUP (CONTINUED)

(c) 2011 VML Credit Facility

On September 22, 2011, two subsidiaries of the Group, VML US Finance LLC, the Borrower, and VML, as guarantor, entered into the 2011 VML Credit Facility, providing for up to US$3.7 billion (or equivalent in HK$ or MOP), which consists of a US$3.2 billion term loan (the "2011 VML Term Facility") that was fully drawn on November 15, 2011, and a US$500.0 million revolving facility (the "2011 VML Revolving Facility"), none of which was drawn as at December 31, 2011, that is available until October 15, 2016.

The indebtedness under the 2011 VML Credit Facility is guaranteed by VML, VCL, VOL and certain of the Group's other foreign subsidiaries (collectively, the "2011 VML Guarantors"). The obligations under the 2011 VML Credit Facility are collateralized by a first-priority security interest in substantially all of the Borrower's and the 2011 VML Guarantors' assets, other than (1) capital stock and similar ownership interests, (2) certain furniture, fixtures, fittings and equipment and (3) certain other excluded assets. Net book value of the property and equipment pledged was US$6.57 billion as at December 31, 2011.

The 2011 VML Credit Facility will mature on November 15, 2016. Commencing on December 31, 2014, and at the end of each subsequent quarter through September 30, 2015, the Borrower is required to repay the outstanding 2011 VML Term Facility on a pro rata basis in an amount equal to 6.25% of the aggregate principal amount outstanding as at November 15, 2011. Commencing on December 31, 2015, and at the end of each subsequent quarter through June 30, 2016, the Borrower is required to repay the outstanding 2011 VML Term Facility on a pro rata basis in an amount equal to 10.0% of the aggregate principal amount outstanding as at November 15, 2011. The remaining balance on the 2011 VML Term Facility and any balance on the 2011 VML Revolving Facility are due on the maturity date. In addition, the Borrower is required to further repay the outstanding 2011 VML Term Facility with a portion of its excess free cash flow (as defined by the 2011 VML Credit Facility) after the end of each year, unless the Borrower is in compliance with a specified consolidated leverage ratio (the "CLR").

Borrowings under the 2011 VML Credit Facility bear interest at either the adjusted Eurodollar rate or an alternative base rate (in the case of US$ denominated loans) or HIBOR (in the case of HK$ and MOP denominated loans), as applicable, plus a spread of 2.25% until May 13, 2012 (the first 180 days after November 15, 2011, set at 2.6% for the US$ denominated loans and 2.5% for the HK$ and MOP denominated loans as at December 31, 2011). Beginning May 14, 2012, the spread for all outstanding loans is subject to reduction based on the CLR. The Borrower will also pay standby fees of 0.5% per annum on the undrawn amounts under the 2011 VML Revolving Facility (which commenced September 30, 2011) and the 2011 VML Term Facility (which commenced October 31, 2011). The weighted average interest rate on the 2011 VML Credit Facility was 2.6% during the period ended December 31, 2011.

The 2011 VML Credit Facility contains affirmative and negative covenants customary for such financings, including, but not limited to, limitations on liens, loans and guarantees, investments, acquisitions and asset sales, restricted payments and other distributions, affiliate transactions, certain capital expenditures and use of proceeds from the facility. The 2011 VML Credit Facility also requires the Borrower and VML to comply with financial covenants, including maximum ratios of total indebtedness to Adjusted EBITDA and minimum ratios of Adjusted EBITDA to net interest expense. The 2011 VML Credit Facility also contains events of default customary for such financings.

Annual Report 2011

154 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27. BORROWINGS — GROUP (CONTINUED) (d) Ferry Financing

In January 2008, in order to fi nance the purchase of ten ferries, which were respectively owned by ten ferry owning companies that are subsidiaries within the Group, Cotai Ferry Company Limited, a subsidiary within the Group, entered into a HK$1.21 billion (approximately US$155.6 million at exchange rates in effect on December 31, 2011) secured credit facility, which was available for borrowing for up to 18 months after closing. The proceeds from the secured credit facility were used to reimburse related companies for cash spent to date on the construction of the ferries and to fi nance the completion of the remaining ferries. The facility is collateralized by the ferries and is guaranteed by VML.

In July 2008, the Group exercised the accordion option on the secured credit facility agreement that fi nanced the Group’s original ten ferries and executed a supplement to the secured credit facility agreement. The supplement increased the secured credit facility by an additional HK$561.6 million (approximately US$72.3 million at exchange rates in effect on December 31, 2011). The proceeds from this supplemental facility were used to reimburse related companies for cash spent to date on construction of four additional ferries and to fi nance the remaining progress payments on those ferries. The supplemental facility is collateralized by the additional ferries and is guaranteed by VML. Net book values of the 14 ferries were US$208.5 million as at December 31, 2011 (2010: US$221.7 million).

On August 20, 2009, the ferry fi nancing facility was amended to, among other things, allow for the Global Offering of the Company and remove the requirement to comply with all fi nancial covenants. The facility, as amended, now matures in December 2015 and is subject to 26 quarterly payments of HK$68.1 million (approximately US$8.8 million at exchange rates in effect on December 31, 2011), which commenced in October 2009.

As part of the amendment, the credit spread increased by 50 basis points to 2.5% per annum for borrowings made in HK$ and accruing interest at HIBOR (set at 2.8% as at December 31, 2011) or 2.5% per annum for borrowings made in US$ and accruing interest at LIBOR. All borrowings under the facility, which was fully drawn as at December 31, 2011, were made in HK$. The weighted average interest rate for the facility was 2.7% (2010: 2.8%) for the year ended December 31, 2011.

(e) Motor Vehicle Facility

In March 2008, VML entered into a loan agreement (the “Motor Vehicle Facility”) to borrow MOP200.9 million (approximately US$25.1 million at exchange rates in effect on December 31, 2011) for the purposes of fi nancing the purchase of certain motor vehicles. Loans under the Motor Vehicle Facility bore interest at three-month HIBOR plus 2.25%, with interest payments made quarterly, which began in June 2008. The weighted average interest rate for the facility was 2.5% per annum for the year ended December 31, 2010. The Motor Vehicle Facility would have matured in December 2011, with the principal due in four equal quarterly installments in 2011. The Motor Vehicle Facility was repaid early during the year ended December 31, 2010.

Annual Report 2011

Sands China Ltd. 155

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28. FINANCE LEASE LIABILITIES — GROUP

The Group is a lessee under fi nance leases for land and equipment.

Lease liabilities are effectively secured, as the rights of the leased assets will revert to the lessor in the event of default.

The future minimum lease payments (including interest) and the present value of the minimum lease payments under fi nance lease obligations for land are as follows:

December 31, 2011 2010

US$’000

Minimum finance lease payments:

No later than 1 year 49,696 49,696

Later than 1 year and no later than 2 years 49,696 49,696

Later than 2 years and no later than 5 years 15,748 60,195

Later than 5 years 231,658 236,908

346,798 396,495

Future finance charges on finance lease obligations (172,463) (178,967)

Present value of finance lease liabilities 174,335 217,528

Present value of minimum finance lease payments:

No later than 1 year 45,074 43,190

Later than 1 year and no later than 2 years 47,069 45,075

Later than 2 years and no later than 5 years 10,980 54,570

Later than 5 years 71,212 74,693

174,335 217,528

Annual Report 2011

156 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28. FINANCE LEASE LIABILITIES — GROUP (CONTINUED)

The future minimum lease payments (including interest) and the present value of the minimum lease payments under fi nance lease obligations for equipment are as follows:

December 31, 2011 2010

US$’000

Minimum finance lease payments:

No later than 1 year 243 330

Later than 1 year and no later than 2 years 75 266

Later than 2 years and no later than 5 years — 86

318 682

Future finance charges on finance lease obligations (13) (53)

Present value of finance lease liabilities 305 629

Present value of minimum finance lease payments:

No later than 1 year 231 293

Later than 1 year and no later than 2 years 74 251

Later than 2 years and no later than 5 years — 85

305 629

Annual Report 2011

Sands China Ltd. 157

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

29. NOTE TO CONSOLIDATED STATEMENT OF CASH FLOWS

Cash generated from operations is as follows:

Year ended December 31, 2011 2010

US$’000

Profit before income tax 1,135,321 670,344

Adjustments for:

Interest income (7,983) (3,341)

Interest and other finance costs 28,013 97,474

Depreciation and amortization 272,773 313,789

Amortization of deferred financing costs 24,870 21,210

Amortization of deferred rent 18,335 15,185

Amortization of other assets 8,384 8,721

Loss on disposal of property and equipment and intangible assets 2,924 31,960

Impairment loss on property and equipment — 16,057

Loss on modification or early retirement of debt 19,092 —

Provision for doubtful accounts 41,147 41,637

Share-based compensation expense, net of amounts capitalized 10,007 9,571

Fair value losses on financial assets through profit or loss 1,237 1,212

Net foreign exchange (gains)/losses (637) 5,809

Changes in working capital:

Other assets 226 4,349

Inventories (1,760) 888

Trade and other receivables and prepayments (319,036) (36,222)

Trade and other payables 146,991 164,377

Cash generated from operations 1,379,904 1,363,020

Annual Report 2011

158 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30. COMMITMENTS AND CONTINGENCIES (a) Capital commitments

Property and equipment commitments not provided for are as follows:

December 31, 2011 2010

US$’000

Contracted but not provided for 572,445 992,318

Authorized but not contracted for 760,363 795,158

1,332,808 1,787,476

(b) Operating lease commitments

(i) The Group as the lessee

The Group had future aggregate minimum lease payments under non-cancellable operating leases for property and equipment as follows:

December 31, 2011 2010

US$’000

No later than 1 year 3,906 2,871

Later than 1 year and no later than 5 years 4,352 5,142

8,258 8,013

(ii) The Group as the lessor/grantor of the right of use

The future aggregate minimum lease/base fee receivables under non-cancellable agreements are as follows:

December 31, 2011 2010

US$’000

No later than 1 year 106,272 103,101

Later than 1 year and no later than 5 years 217,872 223,071

Later than 5 years 129,375 111,288

453,519 437,460

(c) Litigation

The Group has contingent liabilities with respect to legal claims arising in the ordinary course of business in addition to the matters noted below. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel and believes that no signifi cant loss will be incurred beyond the amounts provided for as at December 31, 2011. Actual results could differ from these estimates; however, in the opinion of management, it is not anticipated that any material liabilities will arise from the contingent liabilities.

Annual Report 2011

Sands China Ltd. 159

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30. COMMITMENTS AND CONTINGENCIES (CONTINUED) (d) Cotai Strip development projects

The Group had commenced pre-construction activities on Parcels 7 and 8, and has capitalized construction costs of US$101.1 million as at December 31, 2011. During December 2010, the Group received notice from the Macao Government that the application for a land concession for Parcels 7 and 8 was not approved and the Group applied to the Chief Executive of Macao for an executive review of the decision. In January 2011, the Group filed a judicial appeal with the Court of Second Instance in Macao, which has yet to issue a decision. Should the Group win the judicial appeal, it is still possible for the Chief Executive of Macao to again deny the land concession based upon public policy considerations. In order to obtain the land concession and construct the resort, the Group would need to win its appeal and avoid any future denial of the land concession based upon public policy considerations. If the Group does not obtain the land concession or does not receive full reimbursement of its capitalized investment in this project, the Group would record a charge for all or some portion of the US$101.1 million in capitalized construction costs, as at December 31, 2011, related to its development on Parcels 7 and 8.

The Group had commenced pre-construction on Parcel 3, and has capitalized costs of approximately US$119.7 million including land (land: US$85.2 million) as at December 31, 2011. Under the revised terms of the land concession approved by the Macao Government on August 20, 2009 that covers Parcel 3, the Group is required to complete the development of Parcel 3 by April 2013. The Group had recommenced construction activities on Sands Cotai Central in May 2010 to complete phases I and II, and has capitalized costs of approximately US$3.21 billion including land (land: US$285.2 million) as at December 31, 2011. The land concession for Sands Cotai Central contains a similar requirement that the corresponding development be completed by May 2014. The Group intends to apply for an extension from the Macao Government to complete the Parcel 3 development as it will be unable to meet the April 2013 deadline. Should the Group determine that it is unable to complete Sands Cotai Central by May 2014, the Group also intends to apply for an extension from the Macao government. No assurances can be given that additional extensions will be granted. If the Group is not able to meet the applicable deadlines for Sands Cotai Central and the deadlines for either development are not extended, the Macao Government has the right to unilaterally terminate the respective land concessions and the Group could lose its investment in, and right to operate, any properties developed under the land concessions for Parcels 3 and Sands Cotai Central without compensation to the Group.

(e) Concession and Subconcession

On June 26, 2002, the Macao Government granted a concession to operate casinos in Macao through June 26, 2022, subject to certain qualifications, to Galaxy, a consortium of Macao and Hong Kong-based investors. During December 2002, VML and Galaxy entered into a subconcession agreement which was recognized and approved by the Macao Government and allows VML to develop and operate casino projects, including the Sands Macao, The Venetian Macao, The Plaza Macao and Sands Cotai Central, separately from Galaxy. Beginning on December 26, 2017, the Macao Government may redeem the subconcession agreement by providing the Group at least one year prior notice.

Annual Report 2011

160 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30. COMMITMENTS AND CONTINGENCIES (CONTINUED) (e) Concession and Subconcession (continued)

Under the subconcession, the Group is obligated to pay to the Macao Government an annual premium with a fixed portion and a variable portion based on the number and type of gaming tables it employs and gaming machines it operates. The fixed portion of the premium is equal to MOP30.0 million (approximately US$3.7 million at exchange rates in effect on December 31, 2011). The variable portion is equal to MOP300,000 per gaming table reserved exclusively for certain kinds of games or players, MOP150,000 per gaming table not so reserved and MOP1,000 per electrical or mechanical gaming machine, including slot machines (approximately US$37,495, US$18,748 and US$125, respectively, at exchange rates in effect on December 31, 2011), subject to a minimum of MOP45.0 million (approximately US$5.6 million at exchange rates in effect on December 31, 2011). The Group is also obligated to pay a special gaming tax of 35% of gross gaming revenues and applicable withholding taxes. The Group must also contribute 4% of its gross gaming revenue to utilities designated by the Macao Government, a portion of which must be used for promotion of tourism in Macao. Based on the number and types of gaming tables employed and gaming machines in operation as at December 31, 2011, the Group was obligated under its subconcession to make minimum future payments of approximately US$33.5 million in each of the next fi ve years and approximately US$184.3 million thereafter. These amounts are expected to increase substantially as the Group completes its other Cotai Strip properties.

(f) Construction labor

The Group has utilized an imported construction labor quota granted to it by the Macao Department of Labor for purposes of constructing the Sands Cotai Central project and for additions and alterations works in The Venetian Macao and on the Parcel 2 project (the “Group Quota”). The Group Quota covers the importation of overseas staff and workers which represents only part of the imported staff and labor required to complete for the construction works. The remainder of the imported staff and labor are covered by separate quotas awarded by the Macao Government directly to the various construction companies contracted by the Group for the construction works (the “Contractor Quota”).

The Group is primarily liable for all employer costs associated with persons employed under the Group Quota. Such employees are managed and supervised by the Group’s contractors. The contractors utilizing the Group Quota are contractually obligated to pay all employer costs and to indemnify the Group for any costs it may incur as a result of the persons employed. In addition, the Group has the right of offsetting such costs they may incur against any amounts due to the contractors. However, the Group may still have the contingency for the payments to the construction labor if the contractors fail to pay the salaries and the amounts owed by the Group to the construction companies are not sufficient to offset the amounts due to the construction labor. As at December 31, 2011, the Group continues to employ imported staff and labor under the Group Quota.

The Group is not directly liable for employer costs associated with staff and labor imported by contractors under the Contractor Quota.

Annual Report 2011

Sands China Ltd. 161

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. INTERESTS IN SUBSIDIARIES

December 31, 2011 2010

Note US$’000

Unlisted shares — at costs 105,533 105,533

Deemed equity contributions arising from share-based compensation 13,592 5,865

Equity contribution upon capitalization of an amount due from a subsidiary 250,000 250,000

Equity contribution upon capitalization of note receivable from a subsidiary 125,100 —

Notes receivable from subsidiaries 32(b) 896,910 1,038,937

Receivables from subsidiaries 32(c) 145,958 341,879

1,537,093 1,742,214

Receivables from subsidiaries are unsecured, interest free and not repayable in the coming twelve months.

Annual Report 2011

162 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. INTERESTS IN SUBSIDIARIES (CONTINUED)

Details of the Group's principal subsidiaries as at December 31, 2011 are as follows:

Name	Place and date of incorporation/ establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
Directly held:				
Venetian Venture Development Intermediate Limited	Cayman Islands, June 21, 2002	Investment holding	US$1	100%
SCL IP Holdings, LLC	United States of America, September 29, 2009	Holder of trademark licenses	US$100	100%
Indirectly held:				
VML US Finance LLC	United States of America, January 3, 2006	Financing	Nil	100%
Cotai Strip Lot 2 Apart Hotel (Macau) Limited	Macao, October 27, 2008	Hotel apartments	MOP4,100,000 MOP3,121,000 (preference shares)	100% 100%
Venetian Cotai Hotel Management Limited	Macao, March 12, 2008	Human resources administration	MOP500,000	100%
Venetian Orient Limited	Macao, February 2, 2006	Hotels, restaurants, shopping mall, and conference and convention	MOP100,000	100%
Venetian Travel Limited	Macao, October 16, 2006	Travel and tourism agency services	MOP1,800,000	100%
Venetian Retail Limited	Macao, June 15, 2007	Mall management	MOP1,500,000	100%
Cotai Ferry Company Limited	Macao, July 19, 2007	High speed ferry transportation services	MOP10,000,000	100%
Cotai Waterjets (HK) Limited	Hong Kong, July 11, 2007	Holding investments	HK$1	100%
Cotaijet Holding (II) Limited	Hong Kong, November 23, 2007	Holding investments	HK$1	100%

Annual Report 2011

Sands China Ltd. 163

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. INTERESTS IN SUBSIDIARIES (CONTINUED)

Name	Place and date of incorporation/ establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
Venetian Macau Finance Company	Cayman Islands, July 23, 2003	Financing (dormant since May 2005)	US$1	100%
V-HK Services Limited	Hong Kong, September 6, 2004	Marketing and customer development services for VML	HK$1	100%
Venetian Cotai Limited	Macao, November 11, 2004	Hotels, restaurants, shopping mall, and conference and convention	MOP200,000,000	100%
Venetian Macau Limited (Note)	Macao, June 21, 2002	Gaming and other related activities	MOP200,000,000	100%
Zhuhai Cotai Logistics Hotel Services Company Limited	The People's Republic of China, September 27, 2007	Procurement, marketing and administrative services	US$4,500,000	100%
Cotai Strip Lot 7 & 8 Development Limited	Macao, April 29, 2010	Hotels, restaurants, shopping mall, and conference and convention	MOP100,000	100%
Zhuhai Cotai Information Services Outsourcing Company Limited	The People's Republic of China, September 30, 2010	Outsourcing services, including IT and accounting, hotel reservation and marketing	US$800,000	100%
Sands Cotai East Holdings Limited	Cayman Islands, May 25, 2011	Holder of hotel franchise agreement	US$1	100%
Sands Cotai West Holdings Limited	Cayman Islands, May 25, 2011	Holder of hotel franchise agreement	US$1	100%
Sands Venetian Security Limited	Macao, June 22, 2011	Security services	MOP1,000,000	100%

Note:

10% of the company's issued share capital is held through an usufruct agreement whereby VVDIL has the sole and exclusive benefit. Accordingly, the profits and losses and assets and liabilities of the company have been consolidated as to 100% thereof into the consolidated financial statements.

Annual Report 2011

164 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. INTERESTS IN SUBSIDIARIES (CONTINUED)

Name	Place and date of incorporation/ establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
CotaiJet 311 Limited	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 312 Limited	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 313 Limited	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 314 Limited	Cayman Islands, September 12, 2007	Ferry leasing	US$1	100%
CotaiJet 315 Limited	Cayman Islands, September 12, 2007	Ferry leasing	US$1	100%
CotaiJet 316 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 317 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 318 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 319 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 320 Limited	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 350 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 351 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 352 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 353 Limited	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%

Annual Report 2011

Sands China Ltd. 165

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32. RELATED PARTY TRANSACTIONS

For the purposes of these consolidated financial statements, parties are considered to be related to the Group if the party has the ability, directly or indirectly, to exercise significant influence over the Group in making financial and operating decisions, or vice versa. Related parties may be individuals (being members of key management personnel, significant shareholders and/or their close family members) or other entities, and include entities which are under the significant influence of related parties of the Group where those parties are individuals. The Group’s immediate holding company is VVDI (II). LVS is the Group’s ultimate holding company. Related companies represent the group companies of the LVS group.

Save as disclosed elsewhere in the consolidated fi nancial statements, the Group has the following transactions during the year:

(a) Transactions during the year — Group

(i) Management fee income

Year ended December 31, 2011 2010

US$’000

LVS 1,131 173

Intermediate holding company 107 159

Fellow subsidiary 1,569 6,923

2,807 7,255

Management services are provided by the Group to LVS group companies. These services include but are not limited to accounting services, information technology support, sourcing of goods and services, and design, development and construction consultancy services. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

(ii) Management fee expense

Year ended December 31, 2011 2010

US$’000

LVS 9,462 5,177

Intermediate holding company 1,997 241

Fellow subsidiaries 14,064 13,868

25,523 19,286

Management services are provided by LVS group companies. These services include but are not limited to human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls and other various types of marketing and promotion activities for the Group. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

Annual Report 2011

166 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32. RELATED PARTY TRANSACTIONS (CONTINUED) (a) Transactions during the year — Group (continued)

(ii) Management fee expense (continued)

Management fee expense disclosed below can be reconciled to the management fees as disclosed in Note 6(a), Note 6(b) and Note 8(a)(i) as follows:

Year ended December 31, 2011 2010

Note US$’000

Total management fees disclosed in “Related party transactions” 25,523 19,286

Less: amounts capitalized as “Construction-in-progress” (1,577) (627)

Net amounts expensed in the consolidated income statement 23,946 18,659

Represented by management fees presented within:

Segment information — Corporate expense 6(a) 5,062 3,502

Segment information — Pre-opening expense 6(b) 4,455 1,109

Other operating and administrative departments 14,429 14,048

23,946 18,659

Reconciled to management fees presented with “Other expenses” as below:

Net management fees charged by related parties and expensed through the consolidated income statement 23,946 18,659

Management fees charged by third parties 7,517 8,033

Total management fees expensed 8(a)(i) 31,463 26,692

(iii) Expenses billed to/paid by other LVS group companies

During the year ended December 31, 2011, the Group charged an LVS group company for certain expenses paid on its behalf at cost of US$0.2 million (2010: US$0.8 million).

Other LVS group companies incurred certain expenses on behalf of the Group. These expenses were reimbursed by the Group at cost.

Annual Report 2011

Sands China Ltd. 167

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32. RELATED PARTY TRANSACTIONS (CONTINUED) (a) Transactions during the year — Group (continued)

(iv) Key management personnel remuneration

No transaction has been entered into with the Directors of the Company (being the key management personnel) during the year ended December 31, 2011 other than the emoluments paid to them (being the key management personnel remuneration) as disclosed in Note 7 (2010: same).

(v) Royalty fees

In November 2009, the Group entered into an agreement with Las Vegas Sands, LLC (“LVSLLC”), an intermediate holding company incorporated in the United States of America, for the use of the trademarks and other intellectual property rights as defined in the agreement. For each of the full fiscal years through the full fiscal year ending December 31, 2012, the Group is required to pay LVSLLC an annual royalty in the amount of 1.5% of non-gaming revenue and Paiza-related gaming revenue of the Sands Macao, 1.5% of all revenue of The Venetian Macao, and 1.5% of all gaming revenue of the Plaza Casino at The Plaza Macao (the “Relevant Royalty”), provided that the total royalty payable in connection with these three properties in each fi scal year will be capped at US$20.0 million per full fiscal year. For each of the subsequent full fiscal years through the full fiscal year ending December 31, 2022, the Group is required to pay an annual royalty being the lesser of the Relevant Royalty or the annual caps reflecting an increase of 20% for each subsequent year. During the year ended December 31, 2011, the Group incurred approximately US$20.0 million of royalty fees (2010: US$20.0 million).

(vi) Share-based compensation

The Group participates in the share-based compensation plan of LVS (Notes 7 and 33).

(b) Notes receivable from subsidiaries — non-trade Company

December 31, 2011 2010

Note US$’000

Interest bearing at prevailing market rates 1,078,335 179,152

Non-interest bearing 444 1,038,937

1,078,779 1,218,089

Notes receivable capitalized in interests in subsidiaries 31 896,910 1,038,937

Notes receivable as shown in the Company balance sheet 181,869 179,152

1,078,779 1,218,089

Annual Report 2011

168 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32. RELATED PARTY TRANSACTIONS (CONTINUED)

(b) Notes receivable from subsidiaries — non-trade (continued)

As at December 31, 2011, notes receivable from subsidiaries are unsecured and not repayable in the coming twelve months (2010: same). As at December 31, 2011, the interest rates of the interest bearing notes range from a rate per annum equal to the interest rate in effect under the 2011 VML Credit Facility to 3.59% (2010: from 3.59% to a rate per annum equal to LIBOR plus a margin of 1.75%).

The balance of note interest receivable from subsidiaries as at December 31, 2011 was US$4.7 million (Note 20) (2010: US$0.9 million).

(c) Year-end balances between the Group and related companies

	Group December 31, 2011	Group 2010	Company December 31, 2011	Company 2010
	US$'000		US$'000	
Receivables from related companies:				
LVS	—	—	**100**	—
Intermediate holding companies	—	51	—	—
Fellow subsidiaries	**951**	3,327	—	—
Subsidiaries	—	—	**494,360**	692,027
Less: non-current portion	—	—	**(145,958)**	(341,879)
Current portion	**951**	3,378	**348,502**	350,148
Payables to related companies:				
LVS	**2,017**	565	—	720
Intermediate holding companies	**6,714**	4,972	**70**	—
Fellow subsidiaries	**7,785**	3,880	—	—
Subsidiaries	—	—	**24,818**	10,464
	16,516	9,417	**24,888**	11,184

As at December 31, 2011, receivables from subsidiaries of approximately US$146.0 million is unsecured, interest-free and not repayable in the coming twelve months (2010: US$341.9 million). The remaining receivables and payables are unsecured, interest-free and have no fixed terms of repayment.

Annual Report 2011

Sands China Ltd. 169

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. SHARE-BASED COMPENSATION (a) Share options of the Company

The Company adopted the SCL Equity Plan for grants of options to purchase ordinary shares of the Company. The purpose of the SCL Equity Plan is to give the Company a competitive edge in attracting, retaining and motivating employees, Directors and consultants and to provide the Company with a share plan providing incentives directly related to increases in its shareholder value. Subject to certain criteria as defined in the SCL Equity Plan, the Company’s subsidiaries’ or affiliates’ employees, Directors or officers and many of its consultants are eligible for awards under the SCL Equity Plan. The SCL Equity Plan provides for an aggregate of 804,786,508 shares of the Company’s ordinary shares to be available for awards, representing 10% of the outstanding shares upon completion of the Global Offering. The SCL Equity Plan has a term of ten years and no further awards may be granted after the expiration of the term. The Company’s Remuneration Committee may grant awards of share options, share appreciation rights, restricted share awards, restricted share units, share bonus awards, performance compensation awards or any combination of the foregoing. As at December 31, 2011, there were 779,551,642 shares available for grant under the SCL Equity Plan.

Share option awards are granted with an exercise price not less than (i) the closing price of the Company’s ordinary shares on the date of grant or (ii) the average closing price of the Company’s ordinary shares for the five business days immediately preceding the date of grant. The outstanding share options generally vest over four years and have ten-year contractual terms. Compensation cost for all stock option grants, which all have graded vesting, is net of estimated forfeitures and is recognized on an accelerated granted attribution approach over the awards’ respective requisite service periods. The Company estimates the fair value of share options using the Black-Scholes option-pricing model. Expected volatilities are based on the historical volatilities from a selection of companies from the Company’s peer group due to the Company’s lack of historical information. The risk-free interest rate for periods equal to the expected term of the share option is based on the Hong Kong Exchange Fund Note rate in effect at the time of grant. The Group has no legal or constructive obligation to repurchase or settle the options in cash.

Annual Report 2011

170 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. SHARE-BASED COMPENSATION (CONTINUED)

(a) Share options of the Company (continued)

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the share option scheme operated by the Company are as follows:

	Year ended December 31,			
	2011		2010	
	Number of options '000	Weighted average exercise price US$	Number of options '000	Weighted average exercise price US$
Outstanding at January 1	**18,940**	**1.65**	—	—
Granted	**9,987**	**2.75**	26,189	1.63
Exercised	**(1,418)**	**1.60**	—	—
Forfeited	**(3,692)**	**1.91**	(7,249)	1.57
Outstanding at December 31	**23,817**	**2.07**	18,940	1.65
Exercisable at December 31	**2,901**	**1.66**	—	—

The weighted average share price at the date of exercise for share options exercised during the year was US$2.79 (2010: nil).

The range of exercise prices and the weighted average remaining contractual life of the above share options outstanding as at the dates indicated are as follows:

	December 31,			
	2011		2010	
Range of exercise prices US$	Number of options outstanding '000	Weighted average remaining contractual life (years)	Number of options outstanding '000	Weighted average remaining contractual life (years)
1.01–2.00	**13,836**	**8.35**	18,030	9.36
2.01–3.00	**9,526**	**9.44**	910	9.84
3.01–4.00	**455**	**9.67**	—	—
	23,817	**8.81**	18,940	9.38

Annual Report 2011

Sands China Ltd. 171

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. SHARE-BASED COMPENSATION (CONTINUED) (a) Share options of the Company (continued)

The significant inputs into the Black-Scholes option-pricing model in determining the fair value of the share options granted by the Company during the year are as follows:

Year ended December 31, 2011 2010

Expected volatility(i) 69.2% 73.5%

Expected life (years) 6.3 6.2

Risk-free annual interest rate 1.3% 1.9%

Dividend yield — —

Weighted average share price (US$) 2.73 1.61

Weighted average exercise price (US$) 2.75 1.63

Weighted average fair value of each share option granted by the Company (US$) 1.71 1.06

(i) Expected volatility is calculated based on historical volatilities from a selection of companies from the Company’s peer group over the period that has the same length as the expected life of each grant.

(b) Share options of LVS

The Group participates in the equity settled share-based compensation plan of LVS and is a party to a nonqualifi ed share option plan, the 2004 Plan, which is described below. The plan provides for the granting of share options pursuant to the applicable provisions of the Internal Revenue Code and regulations in the United States of America.

LVS adopted the 2004 Plan, to which the Group is a party, for grants of option to purchase its common shares. The purpose of the 2004 Plan is to give LVS and its subsidiaries (collectively the “LVS Group”) a competitive edge in attracting, retaining, and motivating employees, Directors and consultants and to provide the LVS Group with a share plan providing incentives directly related to increases in its shareholder value. Any of the LVS Group’s employees, Directors or officers and many of its consultants are eligible for awards under the 2004 Plan. The 2004 Plan provides for an aggregate of 26,344,000 shares of LVS’s common shares to be available for awards. The 2004 Plan has a term of ten years and no further awards may be granted after the expiration of the term. LVS’s compensation committee may grant awards of nonqualified share options, incentive (qualified) share options, share appreciation rights, restricted share awards, restricted share units, share bonus awards, performance compensation awards or any combination of the foregoing. As at December 31, 2011, there were 7,423,285 shares available for grant under the 2004 Plan.

Annual Report 2011

172 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. SHARE-BASED COMPENSATION (CONTINUED) (b) Share options of LVS (continued)

Share option awards are granted with an exercise price equal to the fair market value (as defined in the 2004 Plan) of LVS’s share on the date of grant. The outstanding share options generally vest over four years and have ten-year contractual terms. Compensation cost for all share option grants is net of estimated forfeitures and is recognized on an accelerated granted attribution approach over the awards’ respective requisite service periods. LVS estimates the fair value of share options using the Black-Scholes option-pricing model. For stock options granted during the year ended December 31, 2010, expected volatilities are based on a combination of LVS’s historical volatility and the historical volatilities from a selection of companies from LVS’s peer group due to LVS’s lack of historical information. For stock options granted subsequent to December 31, 2010, expected volatilities are based on LVS’s historical volatility for a period equal to the expected life of the stock options. The Group estimated the expected option life based on life of options, exercise prices, current price of the underlying shares and other factors. The risk-free interest rate for periods equal to the expected term of the share options is based on the U.S. Treasury yield curve in effect at the time of grant. LVS has no legal or constructive obligation to repurchase or settle the options in cash.

For the purpose of financial reporting of the Group, share-based compensation expense arising from the granting of share options by LVS to the Directors and employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as its expense with the corresponding increase in the share option reserve under equity in the relevant companies comprising the Group.

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the share option scheme operated by LVS are as follows:

Year ended December 31, 2011 2010

Weighted average Number of exercise Number of exercise options price options price

‘000 US$ ‘000 US$

Outstanding at January 1 1,356 59.56 2,366 47.97

Granted — — — —

Transfer-in(i) 15 75.44 11 72.16

Exercised (100) 29.20 (356) 15.97

Transfer-out(i) — — (82) 69.50

Forfeited (100) 52.26 (490) 31.31

Expired (161) 72.16 (93) 73.13

Outstanding at December 31 1,010 61.53 1,356 59.56

Exercisable at December 31 884 61.24 870 58.36

(i) Transfer-in and transfer-out represent movement of options owned by grantees who transferred from other subsidiaries of LVS to the Group, or vice versa.

There were no options granted under the 2004 Plan during the years ended December 31, 2011 and 2010.

Annual Report 2011

Sands China Ltd. 173

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. SHARE-BASED COMPENSATION (CONTINUED)

(b) Share options of LVS (continued)

The range of exercise prices and the weighted average remaining contractual life of the above share options outstanding as at the dates indicated are as follows:

	December 31,			
	2011		2010	
Range of exercise prices US$	**Number of options outstanding '000**	**Weighted average remaining contractual life (years)**	Number of options outstanding '000	Weighted average remaining contractual life (years)
0.00–10.00	**75**	**7.22**	124	8.31
20.01–30.00	**80**	**2.95**	121	3.95
30.01–40.00	**48**	**3.85**	68	4.76
40.01–50.00	**147**	**4.04**	190	5.04
50.01–60.00	**5**	**6.63**	5	7.63
60.01–70.00	**194**	**6.24**	296	7.31
70.01–80.00	**206**	**5.38**	238	6.38
80.01–90.00	**235**	**6.20**	294	7.08
90.01–100.00	**10**	**5.62**	10	6.62
110.01–120.00	**10**	**5.87**	10	6.87
	1,010	**5.43**	1,356	6.43

Options exercised during the years ended December 31, 2011 resulted in 100,303 (2010: 356,361) shares of LVS being issued at weighted average prices of US$29.20 (2010: US$15.97). The related weighted average share price at the time of exercise was US$42.66 during the year (2010: US$31.21).

Annual Report 2011

174 Sands China Ltd.

5.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. SHARE-BASED COMPENSATION (CONTINUED) (b) Share options of LVS (continued)

Movements in the number of restricted shares outstanding and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the restricted shares granted by LVS are as follows:

Year ended December 31, 2011 2010

Weighted average Number of grant Number of grant Restricted date fair Restricted date fair Shares value Shares value

‘000(i) US$(ii) ‘000(i) US$(ii)

Outstanding at January 1 2 24.94 14 7.30

Granted 2 38.81 2 24.94

Vested (2) 24.94 (14) 7.30

Cancelled/forfeited — — — —

Outstanding at December 31 2 38.81 2 24.94

(i) Number of restricted shares outstanding represents the number of ordinary shares of LVS given to the employees upon vesting. (ii) Grant date fair value represents the fair value of the ordinary shares of LVS.

34. SUBSEQUENT EVENTS

Subsequent to December 31, 2011, the Group began negotiating the termination of its ZAiA show at The Venetian Macao and reached an agreement with the producers of ZAiA to close the show in February 2012. The Group recorded a one-time charge of US$42.9 million during the first quarter of 2012 related to the closure of the show.

Annual Report 2011

Sands China Ltd. 175

5.4 FINANCIAL SUMMARY

CONSOLIDATED INCOME STATEMENTS

	Year ended December 31,				
	2007	2008	2009 US$'000	2010	**2011**
		(restated)	(restated)		
Net revenues	1,966,212	3,053,319	3,301,114	4,142,304	**4,880,787**
Operating profit	243,895	298,907	374,995	785,686	**1,202,272**
Profit before income tax	196,084	178,655	215,217	670,344	**1,135,321**
Income tax credit/(expense)	54	(169)	(201)	(3,894)	**(2,271)**
Profit for the year attributable to equity holders of the Company	196,138	178,486	215,016	666,450	**1,133,050**

CONSOLIDATED BALANCE SHEETS

	December 31,				
	2007	2008	2009 US$'000	2010	**2011**
		(restated)	(restated)		
Assets					
Non-current assets	4,161,521	6,178,637	6,397,196	6,995,999	**7,065,066**
Current assets	746,982	840,743	1,230,536	1,478,550	**3,062,619**
Total assets	4,908,503	7,019,380	7,627,732	8,474,549	**10,127,685**
Equity and liabilities					
Equity	1,047,850	1,261,856	3,698,894	4,362,367	**5,515,772**
Non-current liabilities	2,942,050	3,694,691	2,963,419	2,761,467	**3,349,513**
Current liabilities	918,603	2,062,833	965,419	1,350,715	**1,262,400**
Total liabilities	3,860,653	5,757,524	3,928,838	4,112,182	**4,611,913**
Total equity and liabilities	4,908,503	7,019,380	7,627,732	8,474,549	**10,127,685**

Note:

Consolidated financial statements for the years ended December 31, 2008 and 2009 had been restated to reflect the adoption of the amendment to IAS 17 "Leases" which is effective for annual periods commencing on or after January 1, 2010. No restatement of the consolidated financial statements for the year ended December 31, 2007 was made as the management considered it impracticable to do so.

Annual Report 2011

176 Sands China Ltd.

6. CORPORATE INFORMATION

(as at the Latest Practicable Date)

DIRECTORS

Executive Directors
Mr. Edward Matthew Tracy
(President and Chief Executive Officer)
Mr. Toh Hup Hock
(Chief Financial Officer and Executive Vice President)

Non-Executive Directors
Mr. Sheldon Gary Adelson *(Chairman)*
Mr. Michael Alan Leven
(Mr. David Alec Andrew Fleming as his alternate)
Mr. Jeffrey Howard Schwartz
Mr. Irwin Abe Siegel
Mr. Lau Wong William

Independent Non-Executive Directors
Mr. Iain Ferguson Bruce
Ms. Chiang Yun
Mr. David Muir Turnbull

REGISTERED OFFICE IN CAYMAN ISLANDS
Walkers Corporate Services Limited
Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9005
Cayman Islands

PRINCIPAL PLACE OF BUSINESS AND HEAD OFFICE IN MACAO
The Venetian Macao-Resort Hotel
Executive Offices, L2
Estrada da Baia de N. Senhora da Esperanca, s/n
Taipa, Macao

PRINCIPAL PLACE OF BUSINESS IN HONG KONG
Level 28, Three Pacific Place
1 Queen's Road East
Hong Kong

COMPANY'S WEBSITE
www.sandschinaltd.com

COMPANY SECRETARY
Mr. David Alec Andrew Fleming

BOARD COMMITTEES

Audit Committee
Mr. Iain Ferguson Bruce *(Chairman)*
Ms. Chiang Yun
Mr. Irwin Abe Siegel

Remuneration Committee
Mr. David Muir Turnbull *(Chairman)*
Mr. Iain Ferguson Bruce
Mr. Jeffrey Howard Schwartz

Nomination Committee
Mr. Sheldon Gary Adelson *(Chairman)*
Mr. Iain Ferguson Bruce
Mr. David Muir Turnbull

Sands China Capital Expenditure Committee
Mr. Michael Alan Leven *(Chairman)*
Mr. Jeffrey Howard Schwartz
Mr. Iain Ferguson Bruce
Mr. Edward Matthew Tracy

AUTHORIZED REPRESENTATIVES
Mr. Toh Hup Hock
Mr. David Alec Andrew Fleming
The Venetian Macao-Resort Hotel
Executive Offices, L2
Estrada da Baia de N. Senhora da Esperanca, s/n
Taipa, Macao

CAYMAN ISLANDS PRINCIPAL SHARE REGISTRAR AND TRANSFER OFFICE
Walkers Corporate Services Limited
Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9005
Cayman Islands

HONG KONG SHARE REGISTRAR
Computershare Hong Kong Investor Services Limited
Shops 1712-1716, 17th Floor
Hopewell Centre
183 Queen's Road East
Wanchai
Hong Kong

COMPLIANCE ADVISOR
CLSA Equity Capital Markets Limited

PRINCIPAL BANKERS
Banco Nacional Ultramarino S.A.
Avenida Almeida Ribeiro, 22,
Macao

Bank of China Limited, Macao Branch
Bank of China Building
Avenida Doutor Mario Soares,
Macao

STOCK CODE
1928

Annual Report 2011

Sands China Ltd. 177

7. CONTACT US

ANNUAL REPORT

This 2011 Annual Report is printed in English and Chinese languages and is available on our website at www.sandschinaltd.com from April 26, 2012 and was posted to Shareholders on April 27, 2012.

Those Shareholders who (a) received our 2011 Annual Report electronically and would like to receive a printed copy or vice versa; or (b) received our 2011 Annual Report in either English or Chinese language only and would like to receive a printed copy of the other language version or to receive printed copies of both language versions in the future, may at any time change their means of receipt or choice of the language of the Company’s corporate communications free of charge by reasonable notice in writing or by email to sandschina.ecom@computershare.com.hk to the Company c/o the Hong Kong Share Registrar.

Those Shareholders who have chosen to receive this 2011 Annual Report by electronic means and who, for any reason, have difficulty in receiving or gaining access to this 2011 Annual Report, may also request to be sent a copy of this 2011 Annual Report in printed form free of charge by submitting a written request or email to the Company c/o the Hong Kong Share Registrar.

REGISTER OF MEMBERS

The Register of Members of the Company will be closed on the following dates:

Book Closure Period Purpose Final Lodging Date

May 22, 2012 to June 1, 2012 To determine the identity of members who are entitled to May 21, 2012 attend and vote at the AGM

June 8, 2012 to June 11, 2012 To determine the identity of members who are entitled to June 7, 2012 the final dividend

ANNUAL GENERAL MEETING (AGM)

To be held on June 1, 2012. The Notice of the AGM, which constitutes part of the circular to shareholders, will be sent together with this Annual Report. The Notice of the AGM and the proxy form will also be available from the Company’s website.

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited

Address: Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong

Telephone: +852 2862 8628

Facsimile: +852 2865 0990

Email: hkinfo@computershare.com.hk

CONTACT US

Address: Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong

Telephone: +853 8118 2888

Facsimile: +853 2888 3382

Email: scl-enquiries@venetian.com.mo

Annual Report 2011

178 Sands China Ltd.

8. GLOSSARY

“adjusted EBITDA”

adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), net foreign exchange gains or losses, gain or loss on disposal of property and equipment and intangible assets, impairment loss on property and equipment, fair value gains or losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. With respect to adjusted EBITDA for each of our properties, we make allocations of the shared support expenses based on revenue attributable to each property. Adjusted EBITDA is used by management as the primary measure of operating performance of our Group’s properties and to compare the operating performance of our Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of our IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA presented in the report may not be comparable to other similarly titled measures of other companies. In addition, our adjusted EBITDA presented in the report may differ from adjusted EBITDA presented by LVS for its Macao segment in its filings with the U.S. Securities and Exchange Commission

“ADR” the average daily rate per occupied room in a given time period, calculated as room revenue divided by the number of rooms sold

“Board” the board of directors of the Company

“Bonds” the US$600.0 million exchangeable bonds due 2014 issued by VVDI (II), which were mandatorily and automatically exchanged for Shares upon the Listing “cage” a secure room within a casino with a facility that allows patrons to exchange cash for chips required to participate in gaming activities, or to exchange chips for cash

“CAGR” compound annual growth rate “Capitalization Issue” the issue of Shares made upon the capitalization of certain sums standing to the credit of the share premium account of our Company as further described in “Statutory and General Information — Further Information About Our Group — Resolutions in Writing of the Sole Shareholder of Our Company Passed on November 8, 2009” in Appendix VII of our Prospectus

“casino(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games “Chief Executive” a person who either alone or together with one or more other persons is or will be responsible under the immediate authority of the board of directors for the conduct of the business of the Company

“China”or the “PRC” the People’s Republic of China excluding, for the purpose of this annual report only, Hong Kong, Macao and Taiwan, unless the context otherwise requires

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8. GLOSSARY

“chip(s)” tokens issued by a casino to players in exchange for cash or credit, which may be used to place bets on gaming tables, in lieu of cash

“Company,” “our,” “we,” “us,” or “ Sands China” Sands China Ltd., a company incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability and, except where the context otherwise requires, all of its subsidiaries, or where the context refers to the time before it became the holding company of its present subsidiaries, its present subsidiaries. When used in the context of gaming operations or the Subconcession, “we,” “us,” or “our” refers exclusively to VML

“Companies Ordinance” the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as amended, supplemented or otherwise modified from time to time

“Concessionaire(s)” the holder(s) of a concession for the operation of casino games in the MSAR. As of the Latest Practicable Date, the Concessionaires were Galaxy, SJM and Wynn Macau

“Controlling Shareholder(s)” has the meaning ascribed to it under the Listing Rules and, with respect to our Company, the controlling shareholders as referred to in “Relationship with Our Controlling Shareholders” of our Prospectus

“Cotai” the name given to the land reclamation area in the MSAR between the islands of Coloane and Taipa

“Cotai Strip” integrated resort projects on Cotai being developed by us and inspired by the Las Vegas Strip in Las Vegas, Nevada, U.S.A. LVS has registered the Cotai Strip trademark in Hong Kong and Macao

“DICJ” Gaming Inspection and Coordination Bureau (“Direcção de Inspecção e Coordenação de Jogos”) under the Secretary for Economy and Finance of the MSAR

“Director(s)” member(s) of the board of directors of the Company

“DSEC” the Statistics and Census Service of the MSAR

“EBITDA” earnings before interest, taxes, depreciation and amortization

“Exchange Rate” save as otherwise stated, amounts denominated in U.S. dollars, MOP and Hong Kong dollars have been converted, for the purposes of illustration only, in this Annual Report at:

US$1.00: HK$7.7680

US$1.00: MOP8.00

US$1.00: RMB6.30

HK$1.00: MOP1.03

“Four Seasons Hotel” refers to the Four Seasons Hotel Macao, Cotai Strip®, which is managed and operated by FS Macau Lda., an affiliate of Four Seasons Hotels Limited

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8. GLOSSARY

“Galaxy” Galaxy Casino S.A. (also known as Galaxy Casino Company Limited), a company incorporated in Macao on November 30, 2001 and one of the three Concessionaires

“gaming area(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games but has not been designated as a casino by the Macao Government

“Gaming Promoter(s)” individuals or corporations licensed by and registered with the Macao Government to promote games of fortune and chance to patrons, through the arrangement of certain services, including extension of credit (regulated by Law No. 5/2004), transportation, accommodation, dining and entertainment, whose activity is regulated by Administrative Regulation No. 6/2002

“GDP” gross domestic product “Global Offering” the offer of Shares in the Company by subscription for cash at HK$10.38 on November 30, 2009 on and subject to the terms outlined in the Prospectus

“Group” our Company and its subsidiaries and, in respect of the period before our Company became the holding company of such subsidiaries, the entities which carried on the business of the present Group at the relevant time

“HIBOR” the Hong Kong Interbank Offered Rate

“HK$” or “HK dollars” Hong Kong dollars, the lawful currency of Hong Kong

“Hong Kong” the Hong Kong Special Administrative Region of the PRC

“IFRS” International Financial Reporting Standards

“integrated resort(s)” a resort which provides customers with a combination of hotel accommodations, casinos or gaming areas, retail and dining facilities, MICE space, entertainment venues and spas

“Latest Practicable Date” April 20, 2012

“LIBOR” London Interbank Offered Rate

“Listing” the listing of the Shares on the Main Board on November 30, 2009

“Listing Date” November 30, 2009, the date on which dealings in the Shares first commenced on the Main Board

“Listing Rules” the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time)

“LVS” Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. in August 2004 and the common stock of which is listed on the New York Stock Exchange

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8. GLOSSARY

“LVS Dutch” LVS Dutch Intermediate Holding BV, an indirect, wholly owned subsidiary of LVS

“LVS Group” LVS and its subsidiaries (excluding our Group)

“Macao” or “MSAR” the Macao Special Administrative Region of the PRC

“Macao Government” the local government of the MSAR, established on December 20, 1999 and the local administration before this date

“Main Board” the stock exchange (excluding the option market) operated by the Stock Exchange which is independent of and operated in parallel with the Growth Enterprise Market of the Stock Exchange

“mass market player(s)” non-rolling chip players

“Melco Crown” Melco Crown Jogos (Macau), S.A., a private company limited by shares (“sociedade anónima”) incorporated on May 10, 2006 under the laws of Macao and one of the three Subconcessionaires

“MGM Grand Paradise” MGM Grand Paradise, S.A. (also known as MGM Grand Paradise Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 17, 2004 under the laws of Macao and one of the three Subconcessionaires

“MICE” Meetings, Incentives, Conventions and Exhibitions, an acronym commonly used to refer to tourism involving large groups brought together for an event or corporate meeting

“MOP” or “pataca(s)” Macao pataca, the lawful currency of Macao

“Parcel 1” a land parcel in Cotai totaling 291,479 square meters described under Registration No. 23225 by the Macau Property Registry, on which The Venetian Macao has been constructed

“Parcel 2” a land parcel in Cotai totaling 53,700 square meters described under Registration No. 23223 by the Macau Property Registry, on which The Plaza Macao has been constructed

“Parcel 3” a land parcel in Cotai totaling 60,479 square meters described under Registration No. 23224 by the Macau Property Registry, which is expected to contain an integrated resort that will be connected to The Plaza Macao and the CotaiExpo center at The Venetian Macao, and may contain over 4,000 branded hotel rooms, gaming areas and other integrated resort amenities. These plans are based on general building plans submitted to the Land, Public Works and Transport Bureau of the MSAR on June 18, 2009, which we are continuing to refine and update during the course of its overall design and development

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8. GLOSSARY

“Parcels 5 and 6” land parcels in Cotai totaling 150,134 square meters, including 44,576 square meters designated as a tropical garden, described under Registration No. 23288 by the Macau Property Registry

“Parcels 7 and 8” Land parcels in Cotai totaling 110,200 square meters which is expected to contain an integrated resort similar in size and scope to Sands Cotai Central. The size of the land parcel may be subject to further surveyance

“premium player(s)” rolling chip players who have a direct relationship with gaming operators and typically participate in gaming activities in casinos or gaming areas without the use of Gaming Promoters

“Prospectus” our Listing prospectus dated November 16, 2009, which is available from our website at www.sandschinaltd.com

“PwC” PricewaterhouseCoopers, the global professional services company

“RMB” or “Renminbi” Renminbi, the lawful currency of China “rolling chip play” play by VIP and premium players (excludes Paiza cash players) using non-negotiable chips

“rolling chip volume” casino revenue measurement, measured as the sum of all non-negotiable chips wagered and lost by VIP and premium players (excludes Paiza cash players)

“Sands Cotai Central” our integrated resort development on Parcels 5 and 6 which, upon completion of phases I and II, is expected to feature approximately 5,800 hotel rooms, approximately 300,000 square feet of gaming space, approximately 1.2 million square feet of retail, entertainment and dining facilities, exhibition and conference facilities and a multipurpose theater. Phase III of the project is expected to include a fourth hotel and mixed-use tower to be developed as demand and market conditions warrant it

“Sands IP” Sands IP Asset Management BV, an indirect, wholly owned subsidiary of LVS

“Sands Macao” the Sands Macao, which includes gaming areas, a hotel tower, restaurants and a theater

“SFO” the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong) as amended, supplemented or otherwise modified from time to time

“Shared Services Agreement” the shared services agreement dated November 8, 2009 and renewed on December 21, 2011, entered into between LVS and our Company to regulate their relationship with respect to the provision of certain shared services

“Share(s)” ordinary shares in our Company with a nominal value of US$0.01 each

“Shareholder(s)” holder(s) of Shares

“Share Option Scheme” the share option scheme conditionally adopted by our Company on November 8, 2009

“SJM” Sociedade de Jogos de Macau, S.A., a private company limited by shares (“sociedade anónima”), incorporated on November 28, 2001 under the laws of Macao and one of the three Concessionaires

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8. GLOSSARY

“SOX” the United States federal law Sarbanes Oxley Act of 2002

“Stock Exchange” The Stock Exchange of Hong Kong Limited

“Subconcession” or “Subconcession Contract” the tripartite Subconcession Contract for the operation of casino games dated December 26, 2002 among Galaxy, the Macao Government and VML

“Subconcessionaire(s)” the holder(s) of a subconcession for the operation of casino games in the MSAR. As of the Latest Practicable Date, the Subconcessionaires were VML (one of our subsidiaries), Melco Crown and MGM Grand Paradise

“subsidiary(ies)” has the meaning ascribed to it under Section 2 of the Companies Ordinance

“table games” typical casino games, including card games such as baccarat, blackjack and hi-lo (also known as “Sic bo”) as well as craps and roulette

“The Plaza Macao” an integrated resort which includes (i) the Four Seasons Hotel; (ii) the Plaza Casino gaming area operated by VML; (iii) the Paiza Mansions, The Shoppes at Four Seasons, restaurants and a spa, each of which are operated by us; and (iv) a luxury apart-hotel tower, which is anticipated to be branded and serviced by Four Seasons; except where the context indicates otherwise

“The Venetian Macao” The Venetian® Macao-Resort-Hotel, an integrated resort that includes casino and gaming areas, a hotel, MICE space, The Grand Canal Shoppes, over 50 different restaurants and food outlets, a 15,000-seat arena and other entertainment venues

“United States,” “U.S.” or “U.S.A.” the United States of America, including its territories and possessions and all areas subject to its jurisdiction

“US$” or “U.S. dollars” United States dollars, the lawful currency of the United States of America

“U.S. GAAP” generally accepted accounting principles of the United States of America

“VIP player(s)” rolling chip players who play almost exclusively in dedicated VIP rooms or designated casino or gaming areas and are sourced from Gaming Promoters

“VIP room(s)” rooms or designated areas within a casino or gaming area where VIP players and premium players gamble

“visit(s)” or “visitation(s)” with respect to visitation of our properties, the number of times a property is entered during a fixed time period. Estimates of the number of visits to our properties is based on information collected from digital cameras placed above every entrance in our properties which use video signal image processor detection and include repeat visitors to our properties on a given day

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8. GLOSSARY

“VML” our subsidiary, Venetian Macau, S.A. (also known as Venetian Macau Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 21, 2002 under the laws of Macao, one of the three Subconcessionaires and the holder of the Subconcession

“VOL” Venetian Orient Limited, a wholly owned subsidiary of the Company and owner and developer of Sands Cotai Central

“VVDIL” our subsidiary, Venetian Venture Development Intermediate Limited, a company incorporated in the Cayman Islands on June 21, 2002 as an exempted company with limited liability

“VVDI (II)” Venetian Venture Development Intermediate II, a company incorporated in the Cayman Islands on January 23, 2003 as an exempted company with limited liability and an indirect, wholly owned subsidiary of LVS and our immediate Controlling Shareholder

Annual Report 2011

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